CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Exhibit 10.48

Joint Venture Agreement

THIS JOINT VENTURE AGREEMENT made and entered into this 9th day of November, 2005 by and between:

Cambridge Display Technology Limited, a company incorporated under the laws of England, having its principal place of business located at Building 2020, Cambourne Business Park Cambridgeshire, CB3 60W, UK (hereinafter referred to as “CDT Ltd”); and

Sumitomo Chemical Company, Limited, a company incorporated under the laws of Japan, having its principal place of business at 27-1, 2-chome, Shinkawa, Chuo-ku, Tokyo 104-8260, Japan, (hereinafter referred to as “Sumitomo”);

WITNESSETH THAT:

WHEREAS, CDT Ltd, together with CDT Holdings Limited, Cambridge Display Technology Inc. and CDT Oxford Limited (collectively “CDT”), own or control technology regarding devices and related materials related to Polymer Light Emitting Diodes (hereinafter referred to as “PLED”) and wish to cooperate with Sumitomo in order to facilitate the development and commercialisation of PLED Materials (hereinafter defined) in connection with the early establishment of the PLED industry; and

WHEREAS, Sumitomo owns or controls technology regarding PLED Materials and wishes to cooperate with CDT in order to facilitate the development and commercialisation of PLED Materials; and

WHEREAS, CDT Ltd. and Sumitomo desire to form a joint venture company between the two companies in order to achieve the aforementioned goals;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter stated, the Parties hereby agree as follows:

1.	Definitions

The following terms when used in this Joint Venture Agreement (“JVA”) will have the following meanings, respectively:

1.1	“Affiliate” means with respect to any specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person. A Person shall be deemed to control any partnership or corporation in which such Person owns or controls more than fifty percent (50%) of the partnership interests or securities having the right to vote for the management thereof.

1.2	“Background IP” means intellectual property with respect to the PLED Materials other than Developed IP, which CDT or Sumitomo owns or controls on, prior to or after the date of incorporation of the JV and which such party is free to license or sub-license to the JV including the intellectual property licensed under the following agreements:

1.2.1	The license agreement between CDT Ltd. and Dow dated November 13, 2001 and assigned to Sumitomo on May 13, 2005 (hereinafter referred to as the “Dow License Agreement”)

1.2.2	The license agreement between CDT Ltd. and Sumitomo dated August 13, 2001 (hereinafter referred to as the “CDT to Sumitomo License Agreement”)

1.2.3	The license agreement between CDT Oxford Limited and the JV to be executed as substantially the same form as Appendix 1.2.3 hereto (hereinafter referred to as the “CDT Oxford to JV License Agreement”)

1.2.4	The license agreement between Sumitomo and the JV to be executed as substantially the same form as Appendix 1.2.4 (hereinafter referred to as “Sumitomo to JV License Agreement”)

1.3	“Developed IP” means the intellectual property made, conceived, reduced to practice or generated by employees, agents or other persons acting under the authority of a contracting party pursuant to the applicable Research and Development Agreement referred to in Appendix 1.3a. It shall also include intellectual property made, conceived, reduced to practice or generated by employees, agents or other persons acting pursuant to the contract manufacturing and delivery service agreement in Appendix 1.3b.

1.4	“Dow” means The Dow Chemical Company.

1.5	“JV” means a joint venture company to be owned by CDT Ltd. and Sumitomo.

1.6	“JV Party” means CDT Ltd. or Sumitomo. “JV Parties” means CDT Ltd. and Sumitomo.

1.7	“Person” shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity or organization.

1.8	“PLED Materials” means light emitting materials, materials related to light emission and ink formulations thereof. The term PLED Materials includes, but is not limited to:

(a)	light emitting polymers, dendrimers and hybrids;

(b)	hole transport materials;

(c)	interlayer materials and buffer layer materials; and

(d)	ink formulations thereof.

1.9	“Trade Liabilities” means the total value of all indebtedness to trade creditors of the JV excluding, for the avoidance of doubt and without limitation, bank or other borrowings, amounts owed by the JV to the JV Parties and exceptional items such as liabilities under judgments to pay damages for breach of contract, tort or statutory liability.

1.10	“Shareholders” means shareholders of the JV.

1.11	“Shareholding Ratio” means, as to any specified Shareholder, the ratio of the number of such Shareholder’s shares in the JV to all outstanding shares in the JV.

1.12	“Third Party” means, any other Person other than any Shareholder and an Affiliate of such Shareholder.

2.	Incorporation and Outline of the JV

2.1	The key features of the JV shall be as follows:

2.1.1	The JV shall be a Japanese limited liability company, KABUSHIKI KAISHA;

2.1.2	The name of the JV shall be “SUMATION COMPANY LIMITED” and registered in Japanese language as ;

2.1.3	The registered head office of the JV shall be located in 27-1, Shinkawa 2-chome, Chuo-ku, Tokyo, Japan, unless the Parties agree otherwise;

2.1.4	The JV shall issue only registered common voting shares;

2.1.5	The number of the authorized shares of the JV shall be “***”; and

2.1.6	The authorized capital of the JV shall “***” Japanese yen and be invested in the JV in the manner set forth below.

On or immediately after the execution date of this agreement, Sumitomo shall establish the JV with the initial paid-in capital of “***” Japanese yen. Promptly after the establishment of the JV, CDT Ltd. shall subscribe the newly issued share capital of the JV for a consideration of “***” Japanese yen with the effect that the JV becomes a 50/50 joint venture between the JV Parties to have capital of “***” Japanese yen.

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2.2	The Articles of Incorporation of the JV attached as Appendix 2.2 shall be adopted in compliance with Japanese laws and shall conform to the provisions hereof.

2.3	Sumitomo shall undertake all procedures legally required for the registration of the JV and CDT Ltd shall provide such assistance as is reasonably necessary.

2.4	After the incorporation of the JV, CDT Ltd. and Sumitomo shall from time to time, as agreed by the parties hereto, invest in shares or provide loans to the JV in an amount sufficient to cover the initial two (2) years’ working capital requirement and losses as provided in the 2 year budget and otherwise subject to a maximum of the capital amount set forth in Article 2.1.6 above. Capital calls will be made on an as-needed basis over such two year period. Except as otherwise set forth below, the JV shares, including non-voting shares, will be held equally by the JV Parties, for a 50/50 Shareholding Ratio.

2.5	It is specifically agreed by Sumitomo and CDT that (a) Sumitomo will not require CDT Oxford Limited to reimburse Sumitomo for payments made by Sumitomo to CDT Oxford Limited as provided under Joint Development Agreement dated October 1, 2004 among CDT Limited, CDT Oxford Limited and Sumitomo corresponding to periods commencing on and after the establishment of the JV; (b) CDT Oxford Limited will not require Sumitomo to make any payments as provided under Joint Development Agreement dated December 1, 2003 between CDT Oxford Limited and Sumitomo corresponding to periods commencing on and after June 30, 2005; and (c) the JV will not be liable for any amounts payable to Dow with respect to any period prior to the formation of the JV.

3.	Scope of Business of the JV

3.1	The initial business purpose of the JV will be the research and development, use, manufacture, import, export, distribution and sale of PLED Materials for (1) display applications (which for the avoidance of doubt shall include applications “***” (hereinafter referred to as the “Initial JV Scope”).

3.2	Unless otherwise agreed in writing by the JV Parties, promptly following the third anniversary of the JVA, the JV Parties shall in good faith discuss expanding the scope of the business to be conducted by the JV to include the research and development, use, manufacture, import, export, distribution and sale of materials for “***” (such expanded scope, the “Expanded JV Scope” and together with the “Initial JV Scope”, the “JV Scope”).

3.3	It is specifically acknowledged that the JV’s customers may request that certain specified business or projects should not be conducted by the JV but by one of the JV Parties and that it may be desirable to accede to such customer’s request for

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the long term benefit of the JV Parties. In such circumstances, the JV Parties shall discuss any such customer’s request in good faith and shall use best efforts to agree with each other whether or not such business or project should be excluded from the JV Scope and if so on what terms.

4.	Increase in Capital; Preemptive Right; Financing

4.1	Subject to Article 9.6, after the second (2nd) anniversary date of the establishment of the JV or beyond the maximum amount set forth in Article 2.1.6, in the event the Board of Directors of the JV determines that additional capital is needed by the JV in connection with its yearly business activities, the JV Parties will be requested to fund such capital requirements through (a) the purchase of additional JV shares or (b) arranging direct loans to the JV from the JV Parties. Upon receipt of such request from the JV, the JV Parties shall decide whether to accept such request and, if agreed, shall provide funds for the JV in accordance with Article 4.2.

4.2	If and when the JV issues new shares for the purpose provided in Article 4.1 each JV Party will subscribe for such proportion of new shares as is equal to its then current Shareholding Ratio. In addition, if and when direct loans to the JV from the JV Parties are arranged as provided in Article 4.1, each JV Party will be responsible for such proportion of the aggregate amount of the loans as is equal to its then current Shareholding Ratio.

5.	Intellectual Property

5.1	It is acknowledged that the Dow License Agreement and the CDT to Sumitomo License Agreement are effective as between CDT Ltd and Sumitomo as of the date of the establishment of the JV.

5.2	CDT Ltd, Sumitomo and JV shall enter into the two side letters as set out in Appendix 5.2 a) and b) in order that Sumitomo may grant a sublicense with respect to the relevant Background IP related to the Dow License Agreement and the CDT to Sumitomo License Agreement to the JV promptly following the formation of the JV.

5.3	CDT Oxford Limited and the JV shall enter into the CDT Oxford to JV License Agreement Appendix 5.3 in order to grant a license with respect to the relevant Background IP related to the CDT Oxford to JV License Agreement promptly following the formation of the JV.

5.4	Sumitomo and JV shall enter into the Sumitomo to JV License Agreement Appendix 5.4 to grant a license with respect to the relevant Background IP related to the Sumitomo to JV License Agreement promptly following the formation of the JV.

5.5	In addition to the license grants provided for in Article 5.1 through 5.4 hereof, and to the extent permitted by applicable law or contractual arrangements, promptly after the establishment of the JV, Sumitomo and its Affiliates shall grant to CDT, a non-exclusive, royalty-free, non-transferable license to use the technology of “***” which Sumitomo acquired from Dow on May 13, 2005, (the “Dow Technology”) solely for the purpose of the research and development of “***”, including “***”, and at such time as the JV scope is expanded in the manner set forth in Article 3.2 hereof, each CDT entity will grant to the JV a royalty-free, non-exclusive license with respect to any materials technology that CDT develops or has developed based on such Dow Technology. For the avoidance of doubt, the parties hereto acknowledge and agree that technology other than materials technology, that CDT develops or has developed based on the Dow Technology shall be included in the PLED device technology referred to in Article 5.7 hereof.

5.6	Sumitomo will grant a sub-license to the JV in the manner permitted under its licence agreement with Kodak with respect to “***” (hereinafter referred to as “Kodak Technology”).

5.7	If Sumitomo so requests, CDT will grant a non-transferable license to Sumitomo and its Affiliates with respect to PLED device technology (including device technology developed directly or indirectly by CDT in connection with the license grants in Article 5.5 hereof), “***” (by way of example) the licensed field of use, the licensed application/product definition and the likely time to commercial production.

5.8	Notwithstanding other stipulations herein and subject to Article 23.1, the JV Parties shall have the right to conduct research and development within the JV Scope and outside of the contracted research and development from the JV to CDT Oxford or to Sumitomo in accordance with the Research and Development Agreement in Appendices 16 a and b. In order to facilitate such research and development, all the Background IP and Developed IP directed to PLED materials shall be cross-licensed between the Parties for the purpose of research and development. In addition, for the same purpose, a Party may use its own Background IP and Developed IP for the purpose of research and development.

6.	Transfer of Shares; Purchase and Put Options

6.1	Except as otherwise set forth below, neither JV Party may, without first obtaining the prior written consent of the other JV Party, (a) make or solicit any sale of, assign or otherwise transfer all or part of its shares in the JV to a Third Party, or (b) pledge, mortgage or encumber its shares in the JV, its preemptive right to subscribe for new shares or any other right deriving from its shareholding in the JV, to any Third Party. The JV Party requiring any such consent shall provide the consenting JV Party with at least 30 days’ written notice of its request for consent.

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6.2	On or after the fifth (5th) anniversary of the date of the establishment of the JV Sumitomo will have an option (the “Purchase Option”) to purchase from CDT Ltd such number of shares as equals “***” of the outstanding shares of the JV, by providing CDT Ltd with written notice of its desire to purchase such shares (the “Purchase Option Notice”).

6.3	Promptly following receipt of the Purchase Option Notice by CDT Ltd, the JV Parties shall each appoint an expert from an independent, internationally recognized accounting firm or investment bank, which independent experts will separately conduct appraisals of the value of the JV as if the entire JV were being sold in an open market transaction and the corresponding per share values of the shares for each of the cases of Sumitomo’s purchasing “***” of JV shares and 50% of JV shares as described in Article 6.5 (the “Share Values”). Each JV Party shall be responsible for the costs and expenses of its separately appointed independent expert.

The JV Parties acknowledge and agree that if the respective independent experts determination of the Share Values is within 10% of the other then the JV Parties shall agree that the Share Values be fixed at the average of the two determinations. If the respective independent experts’ determination of the Share Values is not within 10% of the other, then the JV Parties shall enter into good faith negotiations for a period of 30 days following receipt by the JV Parties of the last of the two independent valuations to determine the Share Values.

If the JV Parties cannot reach agreement as to the Share Values within such period, then the JV Parties shall instruct the independent experts jointly to appoint a third appraiser, which shall be an independent, internationally recognized accounting firm or investment bank with no direct significant business relationship with either JV Party or their Affiliates to determine the Share Values between the Share Values of the first two appraisers, and such determination shall, in the absence of manifest error, be final and binding on the JV Parties. The JV Parties shall equally share responsibility for the costs and expenses of the jointly appointed independent expert.

6.4	Within thirty (30) days of the determination of Share Values stipulated in Article 6.3, CDT Ltd will have a right to provide Sumitomo with a notice (the “Put Option Notice”) indicating whether (a) CDT Ltd desires for Sumitomo also to purchase all of the remaining shares held by CDT Ltd at the same time that Sumitomo purchases the initial “***” of the outstanding shares of the JV held by CDT (the “Put Option”) or (b) whether CDT Ltd desires to retain the remaining shares.

6.5	The JV Parties acknowledge and agree that there may be a difference in the Share Values established by an independent expert depending upon whether (a) Sumitomo acquires from CDT Ltd shares equaling “***” of the outstanding shares of the JV (increasing Sumitomo’s shareholding ratio from 50% to “***” of

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the outstanding shares) or (b) Sumitomo acquires all of the shares held by CDT Ltd (increasing Sumitomo’s shareholding ratio from 50% to 100% of the outstanding shares), because in the case of Article (b), CDT Ltd may become a competitor of the JV.

6.6	In case of Article 6.5 (a), Sumitomo shall purchase the corresponding shares at the determined share value set forth in Article 6.3 from CDT to make the JV “***” owned by Sumitomo. In case of Article 6.5 (b), Sumitomo shall purchase the corresponding shares at the determined share value set forth in Article 6.3 from CDT to make the JV 100% owned by Sumitomo.

6.7	If CDT Ltd does not exercise the Put Option in the manner set forth in Article 6.4 above, then CDT Ltd will have the further right to exercise the Put Option (and provide Sumitomo with the appropriate Put Option Notice) with regard to all of the remaining JV shares held by CDT Ltd, during the three (3) months immediately following each third anniversary of the date of completion of Sumitomo’s acquisition from CDT Ltd of shares equaling “***” of the outstanding shares of the JV in accordance with Article 6.2. The purchase price for the Put Option shares purchased pursuant to this Article 6.7 will be determined in the same manner set forth in Article 6.3 above.

6.8	Notwithstanding Articles 8.3 and 9.6 hereof, if Sumitomo acquires shares from CDT Ltd. equalling “***” of the outstanding shares of the JV, as provided above in Article 6.2, such that CDT Ltd becomes a “***” shareholder in the JV, then approval of the following items only shall require unanimous agreement of the shareholders at any shareholders’ meeting:

6.8.1	termination of the JV;

6.8.2	changes in the executive management team of the JV;

6.8.3	approval of the JV’s yearly Research and Development plan and its three (3) year middle term strategic plan; and

6.8.4	any change to the JV Scope.

7.	Composition and Role of Steering Committee

7.1	Sumitomo and CDT Ltd. shall establish a steering committee (the “Steering Committee”), whose members shall consist of an equal number of members (either two (2) or three (3) as may be agreed between the JV Parties) from CDT Ltd. and Sumitomo, respectively. Each of Sumitomo and CDT Ltd. will bear all costs and expenses, including traveling and accommodation expenses, of the Steering Committee members whom such party appoints.

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7.2	Two officers of the JV, including the President of the JV, will attend each Steering Committee meeting, and the JV will take the suggestions of the Steering Committee as to the JV’s management and operation into consideration as permitted by applicable law.

7.3	Meetings of the Steering Committee will be held at least once every three months, and the place of meeting will alternate between Japan and the U.K. for the first two years of the JV. Steering Committee meetings may be held by video or telephone conference. At the conclusion of such two-year period, Sumitomo and CDT will review and agree upon the frequency of future meetings and the venues for such meetings. All decisions of the Steering Committee shall be made by consensus of the members present (in person or via video or telephone conference) at any meeting. Such consensus shall require that at least one member appointed by Sumitomo and one member appointed by any CDT entity be present at each such meeting. The Steering Committee shall be tasked with examining the operation and status of the JV, including the preparation of the JV’s yearly and quarterly operating plans, and will make suggestions as to the direction of its management and operation.

7.4	In addition to Article 7.3, the Steering Committee meeting will be held in case stipulated in Article 9.10 hereof.

8.	General Meeting of Shareholders

8.1	A general meeting of shareholders (“General Meeting”)of the JV shall decide on the matters required to be resolved by the shareholders under the laws of Japan and the Articles of Incorporation of the JV attached hereto (Appendix 8.1).

8.2	No business shall be transacted at any General Meeting unless a quorum is present at the time when the General Meeting proceeds to business. The quorum for any General Meeting shall comprise more than seventy percent (70%) of the issued shares in the JV.

8.3	All resolutions passed at a General Meeting shall be passed as ordinary resolutions by a simple majority of votes of those shareholders present at such General Meeting in person or represented by proxy, provided that resolutions of those shareholders present on the following matters from 8.3.1 through 8.3.4 shall require a unanimous resolution and 8.3.5 and thereafter shall require a majority of not less than “***” of the votes of such Shareholders present in person or represented by proxy at a General Meeting:

8.3.1	amalgamation or merger of the JV with another corporation;

8.3.2	dissolution of the JV;

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8.3.3	amendment to the Articles of Incorporation;

8.3.4	transfer of all or a major part of the assets and/or the business and undertaking of the JV to any third party;

8.3.5	change of company name;

8.3.6	change of location of registered head office; and

8.3.7	any other matter which requires a special resolution of the Shareholders under Japanese law.

8.4	An ordinary General Meeting shall be convened by the board of directors and shall be held once a year. The board of directors shall convene an extraordinary General Meeting when it deems such meeting necessary or at the written request of a shareholder. Unless all the JV Parties attend the General Meeting and agree otherwise, at least fourteen (14) days prior written notice of a General Meeting shall be given to the shareholders. The notice shall set out the business to be dealt with at the General Meeting and shall, where it is proposed to pass a special resolution at such meeting, set out the text of the special resolution to be passed at the meeting.

9.	Directors and the Board of Directors

9.1	The number of directors of the JV will be four (4) and CDT Ltd. and Sumitomo will each have the right to appoint two (2) directors. Directors may attend meetings in person or meetings can be held by video or telephone conference. If a vacancy on the board of directors occurs due to the resignation, removal, death or retirement of a director, the JV Party which nominated the director who previously held the vacant position will have the right to nominate a successor to fill such vacancy. Each JV Party shall vote at the applicable shareholders meeting for the election of the director(s) nominated by the other JV Party, including directors nominated to fill any vacancy.

9.2	In the event that Sumitomo acquires shares from CDT Ltd. pursuant to Article 6.6 such that CDT Ltd. becomes a “***” shareholder in the JV and Sumitomo becomes a “***” shareholder in the JV, the total number of directors of the JV shall be four (4) and Sumitomo shall have the right to appoint “***”and CDT Ltd. shall have the right to appoint “***”.

9.3	The JV Parties shall exercise their respective voting rights at a General Meeting so as to give effect to the provisions of Articles 9.1 and 9.2 above.

9.4	CDT Ltd. shall have the right to nominate the JV’s Executive Vice President (“EVP”) and JV’s Chief Planning Officer (“CPO”) and Sumitomo shall have the right to nominate the JV’s President and the JV’s Chief Technical Officer. The JV’s President shall serve as the representative director of the JV. Each JV Party shall cause its nominated directors to respect such nominations.

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9.5	The board of directors shall establish policies for the management and operation of the JV and shall exercise all the powers and duties stipulated in the articles of incorporation of the JV, this JVA and the applicable laws of Japan.

9.6	No action shall be taken by the board of directors on any of the matters specified in from Article 9.6.1.1 through 9.6.1.4 without a unanimous resolution of all the directors, and, subject to Article 9.7, no action shall be taken by the board of directors on any of the matters specified in from Article 9.6.1.5 through 9.6.1.13 without a resolution of the board of directors passed by at least 3 directors. All other matters specified below from Article 9.6.2 through Article 9.6.22 shall be decided by a simple majority affirmative vote of the directors present at a meeting:

9.6.1	Proposals to a General Meeting on the following items:

9.6.1.1	dissolution of the JV;

9.6.1.2	amalgamation or merger of the JV with another corporation;

9.6.1.3	transfer of all or a major part of the assets and/or the business and undertaking of the JV to a third party;

9.6.1.4	discontinuance or abandonment of a patent or patent application comprising any Project Technology as defined in the Research and Development Agreement in Appendices 16 a and b;

9.6.1.5	increase or reduction of the issued share capital;

9.6.1.6	the organization of the JV and any fundamental changes to such organization;

9.6.1.7	amendment to the Articles of Incorporation;

9.6.1.8	approval of audited financial accounts including business reports and appropriation of profits or disposition of losses, including declaration of dividends;

9.6.1.9	change of company name

9.6.1.10	change of location of registered head office;

9.6.1.11	remuneration of Directors;

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9.6.1.12	approval or modification of budget or business plans or any requirement of additional capital or loans to be provided by the shareholders pursuant to Article 4.1; and

9.6.1.13	election or removal of representative directors, President and Executive Vice President;

9.6.2	Determination or change of important policy relating to development, manufacture, sales and raw material purchase by the JV;

9.6.3	Acquisition of fixed assets (whether singly or in the aggregate) of a value of not less than “***”;

9.6.4	Investment in marketable securities and disposition of assets of a value of not less than “***”;

9.6.5	Conclusion or amendment of an agreement or contract between the JV and a JV Party;

9.6.6	Conclusion or amendment of an agreement or contract with a third party, and a sales contract which involves expected annual sales of a value of not less than “***”;

9.6.7	All borrowings and lendings;

9.6.8	Offering of guarantees and collateral;

9.6.9	Acquisition or disposition of shares or equity in another company and acquisition of all or a substantial part of the assets of another company;

9.6.10	Determination or change of major accounting policy;

9.6.11	Issuance of classes of shares and bonds;

9.6.12	Determination or change of organization, working conditions, internal responsibilities and important personnel changes;

9.6.13	Responsibility of each director;

9.6.14	Filing of application under the Stock Company Reorganization and Rehabilitation Act, the Bankruptcy Act, the Composition Act or the like;

9.6.15	Determination or change of policy to handle an important litigation with a third party;

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9.6.16	Recommendation to the shareholders at a General Meeting for the payment of retirement allowance or condolence payment to directors or any changes to existing practices in that regard;

9.6.17	Terms and conditions of sales agency agreement, any changes to such agreement and any renewal of such agreement;

9.6.18	Establishment of internal rules for the management of the JV upon its reorganization;

9.6.19	Any other issues presented by the President and Executive Vice President in the best interest of the JV.

9.7	It is agreed between the parties that, if any resolution is proposed concerning matters set out in Articles 9.6.1.5 to 9.6.1.19 inclusive which, if implemented, affects or could affect or result in a change to the parties’ respective shareholding ratio, it shall not be effective unless it is passed by unanimous resolution of the board of directors.

9.8	A meeting of the board of the directors shall be convened at least once every three (3) months, by the President. Additionally, the President shall convene a meeting of the board of the directors when he deems necessary or at the request of a director.

9.9	The President shall preside at every meeting of the board of directors. If the President is not present at the meeting, Executive Vice President shall chair the board of directors.

9.10	If no resolution is reached on a specific issue by two consecutive meetings of the board of directors, a Steering Committee meeting will be held to discuss such issue.

9.11	The JV shall not pay remuneration to its part-time directors unless the JV Parties agree otherwise.

9.12	The minutes of every meeting of the board of directors shall be prepared in Japanese and English and shall be signed by every director and Statutory Auditor who attends the meeting. If there is a discrepancy between the version in English and the version in Japanese, the Japanese version shall prevail.

9.13	The JV will be managed in accordance with decisions made by the board of directors, unless otherwise specifically provided under Japanese law, the articles of incorporation of the JV or the JVA.

10.	Auditors

10.1	The board of directors will agree upon and nominate three Statutory Auditors (Kansayaku) for the JV, one of which auditors shall be nominated by Sumitomo and another shall be nominated by CDT Ltd. and the other shall be nominated jointly by JV Parties. Each JV Party shall vote at the applicable shareholders meeting for the election of the nominated auditor.

10.2	An auditors’ board shall be established in the JV (the “Auditors’ Board”). The members of the Auditors’ Board shall be all the three Statutory Auditors of the JV.

10.3	The Auditors’ Board will establish accounting policies and make determinations on accounting matters for the JV. Subject to 12.2, the Auditors’ Board will consider the adoption of accounting policies which meet the reporting requirements of both JV parties. Such policies will be applied consistently by the JV in monthly management accounts as well as quarterly and annual financial statements.

11.	Employees and Working Conditions

11.1	Following its incorporation the JV shall be organised substantially in accordance with that shown in Appendix 11.1 attached hereto, provided however that, the organization will be revised by the board of directors from time to time for the purpose of and in accordance with the provisions of this JVA.

11.2	The employees of the JV may either be recruited directly by the JV or may be seconded or transferred to the JV by CDT and/or Sumitomo.

11.3	The salaries of any seconded employees will be paid by the JV Party seconding such employee to the JV, in accordance with such seconding JV Party’s internal rules and regulations; provided, however, that the JV, for each secondee, will reimburse such seconding JV Party an amount determined in accordance with the JV’s internal rules and regulations, which shall be in principle comparable to the same of Sumitomo.

12.	Accounting Year; Accounting Books

12.1	The accounting year of the JV will run from April 1st to March 31st.

12.2

The accounts of the JV will be prepared in accordance with generally accepted accounting principles, standards and procedures as applied under Japanese laws and the JV will prepare and maintain accounting books and related documents in accordance with said principles, standards and procedures. The JV will provide CDT Ltd. with an English translation of its annual financial statements, including the accompanying report of independent auditors. The JV’s independent auditors will be required to furnish a letter confirming the accuracy of this English translation. The JV may, if it so desires, contract such work out to Sumitomo on agreed upon terms and conditions. The JV, at CDT Ltd’s sole cost and expense, will provide such information as CDT Ltd may reasonably require to meet its public company reporting obligations, including the provision of quarterly financial statements prepared under US GAAP or other such reporting obligations. CDT Ltd. will provide advice to the JV to assist in the preparations of such statements. The CPO, and the internal auditors for both CDT Ltd. and Sumitomo, will co-operate in aligning the accounting standards.

13.	Budget

The management of the JV will prepare, on a yearly basis, (a) a twelve (12) month business plan for the JV which includes twelve (12) month revenue and cost targets, (b) a twelve (12) month research and development plan and (c) a three (3) year strategic plan, and shall submit such plans to the Steering Committee and the board of directors at least one month before the beginning of the applicable fiscal year. Notwithstanding above, the budget of the initial two years of the JV is attached as Appendix 13 for reference purposes only.

14.	Dividends

Unless the JV Parties agree otherwise, the JV will, in accordance with its articles of incorporation and applicable law, pay a dividend to its shareholders if (a) the JV generates a profit for two (2) consecutive years and (b) there is (i) no accumulated loss on its books and (ii) no outstanding debt to shareholders. The board of directors of the JV will decide as to the distribution of the dividend, taking into consideration the recommendation of the Steering Committee with regard to the same.

15.	Reporting

15.1	The management of the JV will prepare monthly management accounts, and both quarterly and annual business reports which will include financial statements. The monthly management accounts will be prepared by the fifth (5th) day of each month. The quarterly reports will be prepared by the sixth (6th) day of the month immediately following the applicable reporting period and the annual reports will be prepared no later than one (1) month following the end of the applicable fiscal year. The management of the JV will send the reports to each of the JV Parties and also submit such reports to the board of directors for review at the first meeting to be held following the completion of the reports. The timing of each report shall be subject to change by mutual agreement by the JV Parties.

15.2	The JV Parties will have a right to audit, or have their accountants audit (after execution of appropriate confidentiality arrangements), the books and records of the JV during normal business hours, upon providing the JV with reasonable notice.

16.	Research & Development

16.1	Research and development activities of the JV will be contracted out to Sumitomo and the CDT entities in accordance with the Research and Development Agreements attached hereto (Appendix 16 a and b).

16.2	The research and development activities shall be within the JV Scope. Following the conclusion of the initial two (2) year period, (a) the JV and Sumitomo and (b) the JV and the CDT entities shall, on an annual basis review the research and development activities conducted under the applicable Research and Development Agreement and determine whether (x) the applicable Research and Development Agreement should be extended and (y) whether the scope of the research and development activities thereunder should be expanded or reduced. If the JV and the applicable contracting party or parties decide that there should be a significant reduction or expansion in the research activities under the applicable Research and Development Agreement, then a reasonable period of time in which to make the applicable transition shall be allowed.

17.	Sales Organization

The JV will conduct its own sales and business development activities and shall have its own sales organization and staff to conduct the same or may contract its marketing and sales activities to one or both JV Parties and/or their Affiliates, at its discretion and on commercially reasonable terms and conditions.

18.	Production

The JV will contract its manufacturing activities to Sumitomo and/or its Affiliates in accordance with the Contract Manufacturing and Delivery Service Agreement attached hereto (Appendix 18).

19.	JV Parties’ Assistance in Business Services and Facilities

19.1	Sumitomo and JV will enter into the Business Service and Lease Agreement and the Secondment Agreement (Appendices 19.1(a) and (b)) for JV to use Sumitomo’s expertise, facilities and where it is beneficial to the business operations of the JV.

19.2	CDT Ltd and JV will enter into the Business Service Agreement (Appendix 19.2 for JV to use CDT Ltd’s expertise and facilities where it is beneficial to the business operations of the JV.

20.	Representations and Warranties.

20.1	Each JV Party hereby represents and warrants to each other as follows.

(a)	Organization and Qualification. Such party has been duly organized, validly existing and is in good standing under the laws of the jurisdiction of its formation.

(b)

Power and Authority. Such party has full corporate or other organizational power and authority to enter into this Agreement and the transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereby has been duly and validly approved by all necessary corporate or other organizational action. This Agreement has been duly and validly executed and delivered, and constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, general principles of equity that restrict the availability of equitable remedies.

(c)	Non-Contravention; Approvals and Consents. The execution and delivery by such party of this Agreement does not, and the performance by such party of its obligations hereunder and the consummation by such party of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation and bylaws (or other comparable charter documents) of such party, (ii) conflict with or violate any law, statute, rule, regulation, order, judgment or decree applicable to such party, or any of its assets or properties or (iii) breach, conflict with or constitute a default under (with or without giving notice or the lapse of time or both), result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, any material contract, agreement, lease or commitment to which such party is a party or by which such party or any of their assets or properties is bound. No order, permission, consent, approval, authorization, filing with or notice to any governmental or regulatory authority or other public or private Third Party is necessary or required for the execution and delivery by such party of this Agreement, the performance by such party of its obligations hereunder, or the consummation of the transactions contemplated hereby.

21.	Termination of the JV

21.1	The JVA shall continue in full force and effect until terminated in accordance with the following provisions:

(a)	if the JV Parties agree in writing, on the date specified in such agreement;

(b)	immediately upon the bankruptcy, reorganization for the purposes of an administration or an arrangement with creditors, insolvency or liquidation or either JV Party;

(c)	subject to Article 21.2 below, upon the provision of written notice by a JV Party if the other JV Party (or in the case of CDT, either CDT Ltd or Cambridge Display Technology, Inc.) undergoes a change of control being such time as when a person or entity which is a direct and substantial competitor of the JV Party serving written notice under this Article (other than an Affiliate of the applicable entity, the other JV Party or a financial institution), directly or indirectly acquires or otherwise becomes the owner of 40% or more of the shares or voting rights of the other JV Party after the date of formation of the JV;

(d)	subject to Article 21.2 below, at any time by written notice from one JV Party to the other JV Party if the other JV Party materially breaches any provision of the JVA or any of the ancillary agreements described hereunder, and fails to cure such breach within sixty (60) days of receipt of such notice; or

(e)	immediately upon Sumitomo acquiring 100% of the shares of the JV.

21.2	Prior to any termination in accordance with Article 21.1 (c) or 21.1 (d) above, the JV Parties shall enter into good faith discussions to determine whether any of the following courses of action should be followed, provided, however, that following a reasonable period of discussion, if the JV Parties cannot reach agreement, the JVA shall be terminated and the JV liquidated:

(a)	the non-exercise of such termination right and the continuation of the JV;

(b)	the purchase by Sumitomo of CDT Ltd.’s interest in the JV in the reasonable and equitable manner set forth in Article 6. above; or

(c)	the purchase by CDT of Sumitomo’s interest in the JV in the reasonable and equitable manner similar to the one set forth in Article 6.

21.3	Following the termination of the JV, each JV Party may compete with the other JV Party anywhere in the world within or outside of the JV Scope.

(a)	Promptly following such time as either (i) the JV is terminated in accordance with Article 21.1 (a) and Article 21.1 (e), Sumitomo will grant to each CDT entity, and each CDT entity will grant to Sumitomo, free of charge, a non-exclusive license under both its Background IP (only to the extent such Background IP exists on the date of termination) and its Developed IP, to make, have made, sell, use, export and import PLED Materials in any and all countries of the world, with a right to sublicense any Affiliate of the licensee or any entity in which the licensee owns at least 50% of the partnership interests or securities having the right to vote for the management thereof. Such license will include the Dow Technology and the Kodak Technology, to the extent permitted by applicable law and contractual arrangements provided, however, that it is explicitly acknowledged by CDT that the related license agreement between Kodak and Sumitomo as of the date of execution of this Agreement does not allow Sumitomo to sublicense the Kodak Technology to a non-affiliate third party.

(b)

Promptly following such time as the JV is terminated in accordance with Article 21.1 (b) and Article 21.1 (c), Sumitomo will grant to each CDT entity, and each CDT entity will grant to Sumitomo, free of charge, a non-exclusive license under its Developed IP, to make, have made, sell, use, export and import the PLED Materials in any and all countries of the world, with a right to sublicense any Affiliate of the licensee or any entity in which the licensee owns at least 50% of the partnership interests or securities having the right to vote for the management thereof.

(c)	Promptly following such time as the JV is terminated by a party hereto (“Non-Breaching Party”) in accordance with Article 21.1 (d) hereof :

(i)	The other party (the “Breaching Party”), which in the case of CDT will include all CDT entities, will grant to the Non-Breaching Party (and if such Non-Breaching Party is CDT this will include each CDT entity), free of charge, a non-exclusive license under both its Background IP (only to the extent such Background IP exists on the date of termination) and its Developed IP, to make, have made, sell, use, export and import the PLED Materials in any and all countries of the world, with a right to sublicense any Affiliate of the licensee or any entity in which the licensee owns at least 50% of the partnership interests or securities having the right to vote for the management thereof. If the Breaching Party is Sumitomo, such license will include the Dow Technology to the extent permitted by applicable law and contractual arrangements, but will not include the Kodak Technology; and

(ii)	The Non-Breaching Party (and if such Non-Breaching Party is CDT this will include each CDT entity) will grant to the Breaching Party (which in the case of CDT will include all CDT entities), free of charge, a non-exclusive license under its Developed IP, to make, have made, sell, use, export and import the PLED Materials in any and all countries of the world, with a right to sublicense any Affiliate of the licensee or any entity in which the licensee owns at least 50% of the partnership interests or securities having the right to vote for the management thereof.

21.4	(a) Subject to the provisions of Article 21.3 hereof, if the JV is terminated, the JV shall be liquidated, in which case all tangible assets of the JV will be sold and proceeds from such sale shall be used to reduce the liabilities of the JV.

(b)	In the event that any liabilities of the JV remain even after such reduction of liabilities, then each JV Party shall be responsible for such portion of the Trade Liabilities as corresponds to its Shareholding Ratio in the JV immediately prior to such termination and liquidation.

(c)	If there remain liabilities in excess of the Trade Liabilities, the JV Parties shall be responsible for such portion of the remaining liabilities as corresponds to its Shareholding Ratio in the JV immediately prior to such termination and liquidation up to a maximum liability per JV Party of Five Million US Dollars (US$5,000,000).

(d)	If there remain liabilities in excess of the liabilities covered under Article 21.4(c) above, then the JV Parties shall enter into good faith negotiations and decide upon an appropriate course of action which may include requiring the JV to enter into appropriate insolvent liquidation procedures, whereupon the JV Parties shall have no further obligation to the other or to the JV in respect of the JV’s liabilities.

(e)	If any cash remains after the liquidation process, then such remaining cash will be divided between the JV Parties in accordance with their Shareholding Ratio immediately prior to such liquidation and termination.

21.5	If the JV is terminated in accordance with this Article 21, then CDT Ltd. will have the right to purchase any PLED Materials from Sumitomo or the JV, as the case may be, “***”.

21.6	If the JV is terminated in accordance with this Article 21, then each CDT entity will grant to Sumitomo, and Sumitomo will grant to each CDT entity, non-exclusive licenses with respect to their respective technology regarding “***”.

22.	Solvent Liquidation

Except otherwise specified herein, in the event that one of the JV Parties wishes to sell some or all of its shares in the JV to the other JV Party, and the other JV Party wishes to buy such shares, the JV Parties will meet to discuss in good faith how to obtain a fair market valuation for such shares.

23.	Non-competition

23.1	Until termination of the JVA, each JV Party shall not (and will procure that its Affiliates will not) compete with the JV anywhere in the world within the Initial JV Scope or JV Scope (as the case may be), provided, however, that CDT Ltd may continue to supply small scale ink formulation services to third parties where CDT Ltd formulates inks using PLED Materials (which would otherwise be considered a competing activity), on condition that the amount of the ink supplied to each customer shall not exceed an average of “***” to any one customer in any twelve month period or such other amount as is agreed by CDT Ltd and the JV. For the avoidance of doubt, if CDT formulates and supplies inks using non JV PLED Materials, this shall not be considered a competing activity. If CDT desires to have the JV supply CDT with materials in connection with the activities permitted under this Article 23, then CDT and the JV will negotiate the terms of such supply arrangement with the objective of agreeing commercially reasonable terms and conditions. Each JV Party shall not (and will procure that its Affiliates shall not) solicit customers of the JV or employees of the JV.

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

23.2	Notwithstanding above Article 23.1 hereof, each Party may conduct business to be agreed between the Parties to be excluded from JV Scope in accordance with Article 3.3 hereof.

24.	Commitment to supply

The JV will commit to supply developed products to any of the CDT entities’ device patent licensees so long as (a) such licensee is in good standing and (b) transaction terms can be agreed upon that are commercially beneficial to the JV and, at the same time, such transaction terms are commercially reasonable with respect to the licensee, irrespective of the licensee’s country of incorporation, on the basis of normal commercial criteria including but not limited to volume, offtake and commitment.

25.	Term and Termination

This JVA will come into full force and effect on the date first above written and will remain in full force and effect until this JVA is terminated.

26.	Governing Law

This JVA and any issues arising therefrom will be governed by and interpreted in accordance with the laws of New York. Should any disputes, controversies or differences arise among the parties hereto in relation to or in connection with this JVA or the breach thereof, the parties hereto shall first have good faith discussions on such matter. In the event that the parties hereto fail to reach an amicable settlement despite such discussions, the matter shall be finally settled by binding arbitration conducted in the English language in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or three arbitrator(s) appointed in accordance with said rules. The arbitration proceedings shall be held in Tokyo, Japan. The parties hereto agree that service of any notices in the course of such arbitration at their addresses as given in this JVA shall be valid and sufficient. Judgment upon the award rendered in the arbitration may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Each party to the dispute shall pay the expenses of its own arbitrator and shall equally share in the remaining expenses of the arbitration proceeding.

27.	Contracting Terms

The parties hereto agree that all contracts and other arrangements between the JV and a party hereto shall be negotiated on an arm’s length basis with commercially reasonable terms and conditions.

28.	Public Announcements

Save with the written consent of the parties hereto, the parties hereto shall make no public announcement concerning this JVA, their discussions or any other memos, letters or agreements between or among the parties hereto relating to the matters described herein. No party hereto shall discuss or disclose the existence or terms of this JVA with or to any third party other than (a) such advisors of a party who have a need to know such information solely for purposes of assisting such party in regard to the matters described herein; (b) such persons who shall be approved in writing by the other parties hereto prior to such discussion or disclosure; or (c) as otherwise required by law or regulation. For the avoidance of doubt and notwithstanding the foregoing, this Article 28 shall not apply to the extent the disclosure of such information is required or reasonably considered advisable in connection with reports filed with governmental authorities in Japan and the US Commission under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder. Where such disclosures are reasonably required, the parties will request confidential treatment to the extent permissible.

29.	Expenses

Each party hereto shall be solely responsible for and bear all of its own expenses, including, without limitation, expenses of legal counsel and any other advisors, incurred at any time in connection with this JVA and the matters described herein.

30.	Entire Agreement

This JVA constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions of the parties hereto, whether oral or written, with regard to the subject matter hereof, and there are no warranties, representations or other agreements between or among the parties hereto in connection with the subject matter hereof, except as specifically set forth in this JVA. No amendment, alteration, or modification of this JVA shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument duly executed by the parties hereto. No waiver of any right shall be effective unless given in writing and signed by the party which is so waiving such right.

31.	Governing Language

This JVA has been executed in the English language, which shall be the only language of the official text hereof. No translation of the text of this JVA in any other language may be used to determine the meaning, interpretation or construction of the terms and conditions contained herein.

32.	Counterparts

This JVA may be executed in separate counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

33.	Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Article 33):

(a)	if to CDT:

Building 2020, Cambourne Business Park
Cambridgeshire, CB3 6DW, UK
	Fax No.:	+44 1954 713620
	Attention:	Vice President, Legal and IP

(b)	if to Sumitomo:

2-27-1, Shinkawa, Chuo-ku
Tokyo 104-8260, Japan
	Fax No.:	+81-3-5543-5908
	Attention:	General Manager, Corporate Planning Corporate Planning and Coordination Office

IN WITNESS WHEREOF, each party hereto has caused five (5) copies of this JVA to be executed by their duly authorized representatives as of the day and year first above written.

Cambridge Display Technology, Inc.

By:	/s/ David Fyfe
Name:	David Fyfe
Title:	Chief Executive Officer

CDT Holdings, Limited

By:	/s/ David Fyfe
Name:	David Fyfe
Title:	Chief Executive Officer

Cambridge Display Technology Limited

By:	/s/ David Fyfe
Name:	David Fyfe
Title:	Chief Executive Officer

CDT Oxford Limited

By:	/s/ Stephen Chandler
Name:	Stephen Chandler
Title:	Director

Sumitomo Chemical Co., Ltd.

By:	/s/ Hiromasa Yonekura
Name:	Hiromasa Yonekura
Title:	President

Table of Appendices:

Appendix 1.2.3	License Agreement among CDT, CDT Oxford and Sumation

Appendix 1.2.4	License Agreement between Sumitomo and Sumation

Appendix 2.2	Articles of Incorporation

Appendix 5.2 a	Side Letter (License to Dow)

Appendix 5.2 b	Side Letter (License to Sumitomo)

Appendix 13	Two Year Budget of Sumation

Appendix 16 a	Research and Development Agreement between Sumitomo and Sumation

Appendix 16 b	Research and Development Agreement among CDT ,CDT Oxford and Sumation

Appendix 18	Contract Manufacturing and Delivery Service Agreement

Appendix 19.1 a	Business Service and Lease Agreement between Sumitomo and Sumation

Appendix 19.1 b	Secondment Agreement

Appendix 19.2	Business Service Agreement between CDT and Sumation

Appendix 1.2.3

License Agreement (CDT)

(1) CDT Oxford Ltd

(2) Sumation Company Limited

LICENSE AGREEMENT

THIS LICENSE AGREEMENT is made as of November 14, 2005 (the “Effective Date”).

BETWEEN:

(1)	CDT Oxford Limited (company number 04421247) whose registered office is at Greenwich House, Madingley Rise, Madingley Road, Cambridge CB3 0TX, England (“CDT Oxford”); and

(2)	Sumation Company Limited, a company incorporated under the laws of Japan, having its principal place of business located at 30-11, 2-chome, Shinkawa, Chuo-ku, Tokyo 104, Japan (the “Licensee”).

BACKGROUND:

(A)	CDT Oxford is the owner of certain inventions relating to dendrimer materials, in respect of which CDT Oxford has obtained and made applications for patent protection in various countries.

(B)	CDT Oxford has acquired the exclusive right to sub-license certain inventions relating to dendrimer materials, in respect of which patent protection has been obtained or applied for in various countries.

(C)	On November 9, 2005 , Cambridge Display Technology Limited (“CDT”), an affiliate of CDT Oxford, and Sumitomo Chemical Co. (“Sumitomo”), entered into that certain Joint Venture Agreement (the “Joint Venture Agreement”) providing for the establishment of Licensee, which is owned by CDT and Sumitomo.

(D)	Pursuant to the Joint Venture Agreement, CDT Oxford has agreed to enter into this Agreement and to grant the licenses provided for hereunder.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1 The following terms, when capitalized herein, shall have the meanings set forth in this clause:

Affiliate	means, when used with reference to a specified entity, any person that directly or indirectly controls, is controlled by, or is under common control with, the specified entity. An entity shall be deemed to control any partnership or corporation in which such entity owns or controls more than fifty percent (50%) of the partnership interests or securities having the right to vote for the management thereof;

Arborescent License Agreement	Means that certain license agreement dated November 14, 2005 between CDT Oxford and Arborescent Limited;

Agreement	means this licence agreement (including any schedule or annexure to it and any amendment or modification thereto in agreed form);

Blend	means a mixture of a host material and one or more of a Dendrimer, Hybrid or Light Emitting Metal Complex wherein light emission from the mixture arises from one or more of a Dendrimer or Hybrid or Light Emitting Metal Complex;
CDT Oxford Background Dendrimer Intellectual Property	means the CDT Oxford Patents, the CDT Oxford Licensed Patents and the Technology relating to such patents;

CDT Oxford Jointly Owned Intellectual Property	means the patents and patent applications listed in Schedule 1 (“Schedule 1 Patents”), which shall be updated from time to time by adding to Schedule 1 the patents and patent applications filed in the joint names of CDT Oxford and CDT after the Effective Date regarding Products, and any and all family members of such patents and patent applications, including (a) counterpart foreign patents and counterpart foreign patent applications of the Schedule 1 Patents (“Schedule 1 Foreign Patents”), (b) the Derivatives of the Schedule 1 Patents and the Schedule 1 Foreign Patents, (c) patents and patent applications claiming priority from (i) the Schedule 1 Patents, (ii) the Schedule 1 Foreign Patents, and (iii) the Derivatives of the Schedule 1 Patents and the Schedule 1 Foreign Patents (“Schedule 1 Priority Patents”), and (d) the Derivatives of the Schedule 1 Priority Patents;

CDT Oxford Licensed Patents	means the patents and patent applications licensed to CDT Oxford by the University of Oxford, Isis Innovations and the University of St Andrews as listed in Schedule 2 (“Schedule 2 Patents”), which shall be updated from time to time by adding to Schedule 2 the patents and patent applications licensed to CDT Oxford after the Effective Date by the University of Oxford, Isis Innovations and the University of St Andrews regarding Products, and any and all family members of such patents and patent applications, including (a) counterpart foreign patents and counterpart foreign patent applications of the Schedule 2 Patents (“Schedule 2 Foreign Patents”), (b) continuations, continuations in part, divisionals, extensions, revivals, renewals, reissues and substitutes (“Derivatives”) of the Schedule 2 Patents and the Schedule 2

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Foreign Patents, (c) patents and patent applications claiming priority from (i) the Schedule 2 Patents, (ii) the Schedule 2 Foreign Patents, and (iii) the Derivatives of the Schedule 2 Patents and the Schedule 2 Foreign Patents (“Schedule 2 Priority Patents”), and (d) the Derivatives of the Schedule 2 Priority Patents;

CDT Oxford Patents	means the patents and patent applications listed in Schedule 3 (“Schedule 3 Patents”), which shall be updated from time to time by adding to Schedule 3 the patents and patent applications filed by CDT Oxford after the Effective Date regarding Products, and any and all family members of such patents and patent applications, including (a) counterpart foreign patents and counterpart foreign patent applications of the Schedule 3 Patents (“Schedule 3 Foreign Patents”), (b) the Derivatives of the Schedule 3 Patents and the Schedule 3 Foreign Patents, (c) patents and patent applications claiming priority from (i) the Schedule 3 Patents, (ii) the Schedule 3 Foreign Patents, and (iii) the Derivatives of the Schedule 3 Patents and the Schedule 3 Foreign Patents (“Schedule 3 Priority Patents”), and (d) the Derivatives of the Schedule 3 Priority Patents;

Confidential Information	means any and all information disclosed by one party hereto to the other party hereto during the term of this Agreement (whether in writing, orally or by any other means), which at the time of disclosure is designated as confidential or proprietary, is disclosed in circumstances of confidence, or would be understood by parties hereto, exercising reasonable business judgement, to be confidential;

Dendrimer	means a molecule comprising one light emitting core and at least one conjugated and branched chain;

Disclosing Party	means the party disclosing its Confidential Information to the other party;

Hybrid	means a polymer comprising at least one Dendrimer;

Light Emitting Metal Complex	means an organometallic molecule which has no dendrons or conjugated chain and is not a Polymer Metal Complex;

Member of CDT Oxford’s Group	means Cambridge Display Technology Ltd whose registered office is at Greenwich House, Madingley Rise, Madingley Road, Cambridge CB3 0TX and its Affiliates and Cambridge Display Technology, Inc. of 160 Greentree Drive, Suite 101, Dover, Delaware, USA and its Affiliates;

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Net Sales	means the gross invoice price billed by Licensee to its customers for the sale Products after deduction of (a) duties, sales taxes, value added or similar taxes, consumption taxes and other governmental charges actually incurred and paid by Licensee in connection with sales and delivery of such Products if included in such gross invoice price, (b) costs of packaging, transportation charges and insurance, if included in such gross invoice price, (c) credits or allowances given or made on account of the settlement of complaints, rejection of Products, return of Products or retroactive price reductions, if included in such gross invoice price, and (d) trade, cash, or quantity discounts allowed and taken, if included in such gross invoice price;

Polymer Metal Complex	means a polymer containing at least one light emitting metal complex that is not a Dendrimer;

Products	means Dendrimers, Hybrids, Blends, Polymer Metal Complexes, Light Emitting Metal Complexes and Special Blends;

Quarter	means the three months commencing on January 1, April 1, July 1, or October 1. The first Quarter this Agreement shall be for a period commencing as of the effective date of this Agreement and ending at the end of March, June, September or December, whichever comes first after the effective date of this Agreement. The last Quarter under this Agreement shall end on its termination or expiry. “Quarterly” shall be construed accordingly;

Receiving Party	means the party receiving Confidential Information from the Disclosing Party;

Recipient	means any employee, agent, advisor or consultant of the Receiving Party;

Special Blends	means a mixture of a host material and a Polymer Metal Complex wherein light emission from the mixture arises from a Polymer Metal Complex;

Technology	means any discovery, invention, development, technical information, data, knowledge, technique, process, demonstrator, system, formula, result of experiment, design, statistic, record, know-how, information, material or.

1.2 As used in this Agreement, unless the context otherwise requires:

(a) words in the singular include the plural and vice versa and words in one gender include any other gender;

(b) a reference to a statute or statutory provision includes any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it;

(c) a reference to clauses and schedules is to clauses of and schedules to this Agreement and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear; and

(d) the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement.

2. GRANT OF LICENCE

2.1 CDT Oxford grants to Licensee and Licensee accepts on behalf of itself, an exclusive (subject only to the Arborescent License Agreement), non-sublicensable (other than to Affiliates) licence to use the CDT Oxford Background Dendrimer Intellectual Property upon and subject to the provisions of this Agreement and the Joint Venture Agreement including but not limited to Article 3.3 thereof, to develop, make, have made, sell, use, export, import and distribute Products for display and lighting applications in any and all countries of the world.

2.2 CDT Oxford grants to Licensee and Licensee accepts on behalf of itself, a non exclusive, non-sublicensable (other than to Affiliates) licence to use the CDT Oxford Jointly Owned Intellectual Property upon and subject to the provisions of this Agreement, to develop, make, have made, sell, use, export, import and distribute Products for display and lighting applications in any and all countries of the world.

2.3 The Licensee shall give written notification to CDT Oxford if any of the rights granted hereunder are exercised by an Affiliate of the Licensee. Any act or omission of any such Affiliate shall, for all purposes of this Agreement, be deemed to be the act or omission of the Licensee.

3. WARRANTIES AND REPRESENTATION

3.1 CDT Oxford hereby represents and warrants to Licensee that:

(a) it is the sole and exclusive owner of the CDT Oxford Patents;

(b) it is the joint owner of the CDT Oxford Jointly Owned Intellectual Property;

(c) it has been granted an exclusive license from the University of Oxford, Isis Innovations and the University of St Andrews, with the right to sublicense to any third party in the field of light emitting materials and devices, under CDT Oxford Licensed Patents and it is specifically authorized to licence the manufacture, use and sale of Products in any and all countries of the world.

3.2 Should Licensee become aware that the exercise by Licensee of any of the rights granted to it under clause 2.1 above may amount to infringement of a patent owned by a

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third party, or should the exercise by Licensee of any of the rights granted to it under clause 2.1 above give rise to a claim for infringement of any patent owned by a third party, Licensee shall inform CDT Oxford of such claim and both parties will discuss how to defend such claim. CDT Oxford agrees to provide Licensee with such reasonable assistance as is reasonably necessary to enable Licensee to defend such claim. CDT Oxford’s assistance under this clause 3.2 shall be within CDT Oxford’s capacity then available to CDT Oxford and shall be subject to the payment of compensation (limited to fees and actual costs incurred by CDT Oxford in connection with providing such assistance) by Licensee to CDT Oxford. Notwithstanding the above, CDT Oxford shall provide Licensee with such technical information then available to it that is reasonably necessary for the purpose of Licensee’s defending itself.

3.3 CDT Oxford does not give and nothing contained in this Agreement shall be construed as:

(a) a warranty or representation by it that any patent applications licensed hereunder will proceed to grant;

(b) a warranty or representation by CDT Oxford as to the volume or quality of Products which may be manufactured through the use of the CDT Oxford Background Dendrimer Intellectual Property or the CDT Oxford Jointly Owned Intellectual Property;

(c) conferring by implication, estoppel or otherwise, upon the Licensee or any other Affiliate, any licence or other right under any patent rights or other intellectual property except for the licenses and rights expressly granted hereunder;

(d) a representation or warranty as to the efficacy or usefulness of the CDT Oxford Background Dendrimer Intellectual Property or the CDT Oxford Jointly Owned Intellectual Property or that they will produce materials of satisfactory quality or fit for the purpose for which the Licensee or any other Affiliate intended;

(e) a warranty or representation as to the validity or scope of any patent or patent application licensed hereunder; or

(f) a warranty or representation that the manufacture, use, rental, lease, sale, transfer or other disposal of any Product is free from infringement of any patents or other rights of third parties.

4. FINANCIAL PROVISIONS

4.1 In consideration of the rights and licenses granted by CDT Oxford to Licensee under this Agreement, the Licensee will pay to CDT Oxford:

(a) the initial lump sum fee of “***”, payable on or before “***”; and

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

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(b) royalties of “***” in respect of the Net Sales of all Products manufactured by or for the Licensee or any Affiliate using the CDT Oxford Background Dendrimer Intellectual Property or the CDT Oxford Jointly Owned Intellectual Property and sold and, in the case of any non-cash transaction, transferred to third parties, in each Quarter. For the avoidance of doubt, the royalties payable under this License Agreement and pursuant to each of the License Agreement dated November 13, 2001 by and between Cambridge Display Technology Limited and The Dow Chemical Company, as amended and the License Agreement dated August 13, 2001 by and between Cambridge Display Technology Limited and Sumitomo Chemical Co. Ltd., as amended (collectively, the “License Agreements”), shall be calculated in a manner such that the aggregate amount of royalty payments under the License Agreements shall be an amount equal to “***” of net sales and shall not be individually aggregated together to represent “***” of net sales. Notwithstanding anything to the contrary contained herein, it is specifically agreed that Licensee shall pay any running royalties only on and after “***”.

4.2 The royalties due under clause 4.1(b) shall be paid to CDT Oxford within sixty (60) days after the end of each Quarter during the term of this Agreement. On a quarterly basis, Licensee shall submit to CDT Oxford a written report showing:

(a) the Net Sales of all Products; and

(b) the amount of royalties due pursuant to clause 4.1(b).

4.3 Where any Product is sold or otherwise disposed of by means of a commercial transaction other than on arm’s length terms then the Net Sales price shall be the fair market price for such Product. Where the parties are unable to agree on such a fair market price, Licensee shall provide a letter signed by an independent accounting firm (which is reasonably agreeable to CDT Oxford) which establishes a fair market price for such Product, provided that all expenses incurred by Licensee in connection with providing such letter shall be borne or promptly reimbursed by CDT Oxford.

4.4 All royalties or other sums payable under this Agreement shall be paid in US Dollars (US$), and where the underlying price in respect of which any royalty is so payable is stated in a currency other that US$, it shall be converted into US$ by reference to the Telegraphic Transfer Selling (TTS) rate quoted from the publication by Bank of Tokyo Mitsubishi on the last business day of the Quarter in question.

4.5 All sums payable pursuant to this Agreement are exclusive of value added tax or other applicable taxes or duties for which the Licensee shall be additionally liable and shall be paid in cleared funds to such bank account as CDT Oxford may from time to time nominate, without any set off, deduction or withholding except such amount (if any) of tax as the Licensee is required to deduct or withhold by law. If the Licensee is required by law to make any tax deduction or withholding, the Licensee shall do all things in its power which may be reasonably necessary to enable or assist CDT Oxford to claim exemption therefrom under any double taxation or similar agreement from time to time in force and shall from time to time give CDT Oxford proper evidence as to the deduction or withholding and payment over of the tax deducted or withheld.

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

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4.6 Licensee’s report submitted to CDT Oxford pursuant to clause 4.2 above shall be certified by an officer of Licensee or by a designee of such officer to be correct to the best of Licensee’s knowledge and information.

5. ACCOUNTS

5.1 During the term of this Agreement and for a period of two (2) years thereafter, Licensee shall keep, and shall ensure that its Affiliates keep, true and detailed accounts and records of customer invoices and books of account, in sufficient detail to enable CDT Oxford to determine the amount of royalties due and payable under this Agreement in the manner provided in clause 5.2.

5.2 The Licensee shall, at the reasonable request of CDT Oxford, allow an independent royalty auditor, no more than once per year, to inspect the records and books of Licensee referenced in clause 5.1 above at any reasonable time during normal business hours, provided that such auditor shall only report to CDT Oxford the amount of such royalty calculation, and, provided further, that CDT Oxford shall in advance bind such auditor through proper contractual obligations not to disclose to any third party the information obtained through such inspection or to use such information for any purpose other than the purpose set forth in this clause 5.

5.3 Inspections under clause 5.2 shall be carried out at CDT Oxford’s expense. However if the audit proves that the Licensee’s accounting of royalties was deficient by more than 5% of the money actually due, the cost of such inspection shall be borne by the Licensee.

5.4 The provisions of this clause 5 shall remain in full force and effect for two years after the termination of this Agreement.

6. DURATION AND TERMINATION

6.1 This Agreement shall be effective as of the Effective Date and, unless sooner terminated as hereinafter set forth, shall continue in full force and effect until the termination of the Joint Venture Agreement in accordance with its terms.

6.2 Either party may forthwith terminate this Agreement by written notice to the other if:

(a) the other party has materially breached this Agreement. Such termination shall be automatically effective if such breach has not been cured within thirty (30) calendar days after written notice of the breach to the breaching party;

(b) an encumbrancer takes possession of, or a receiver is appointed with respect to, any of the property or assets of the other party;

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(c) the other party becomes subject to an administrative order or makes any voluntary arrangement with its creditors (within the meaning of the Insolvency Act of 1986) or anything analogous to the foregoing under the law of any other jurisdiction occurs in relation to that other party;

(d) the other party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other party under this Agreement); or

(e) any analogous event to the foregoing under the applicable law of any jurisdiction occurs in relation to the other party.

6.3 For the avoidance of doubt the rights to terminate this Agreement given by this clause shall not prejudice any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.

7. EFFECTS OF TERMINATION

7.1 On termination of this Agreement:

(a) if CDT Oxford terminates this Agreement in accordance with clause 6.2, the Licensee shall cease to use, either directly or indirectly, the CDT Oxford Background Dendrimer Intellectual Property or the CDT Oxford Jointly Owned Intellectual Property (unless and to the extent expired);

(b) if CDT Oxford terminates this Agreement in accordance with clause 6.2, the Licensee shall consent to the cancellation of any formal license granted to it, or of any recordal of it in any register, in relation to any of the CDT Oxford Background Dendrimer Intellectual Property or the CDT Oxford Jointly Owned Intellectual Property;

(c) No termination or expiration of this Agreement shall constitute a termination or waiver of any rights or obligation of any party hereto accruing at or prior to the date of expiration; and

(d) the provisions of clause 8 shall survive any termination or expiration of this Agreement for the time period specified therein, and the provisions of clauses 3, 5, 7, 10, 11 and 18 shall survive any termination or expiration of this Agreement without limitation.

(e) CDT Oxford Background Dendrimer Intellectual Property and the CDT Oxford Jointly Owned Intellectual Property shall be treated in accordance with Article 20 of the Joint Venture Agreement.

8. CONFIDENTIALITY

8.1 The Receiving Party shall keep all Confidential Information of the Disclosing Party confidential and shall not, at any time during the term of this Agreement or

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within 10 years from the date of any termination or expiration of this Agreement, disclose or divulge such Confidential Information of the Disclosing Party to any other person other than with the prior written consent of the Disclosing Party, or use the Confidential Information of the Disclosing Party for any purpose except as contemplated by this Agreement.

8.2 During the term of this Agreement, the Receiving Party may only disclose the Confidential Information of the Disclosing Party to any Recipient to the extent that it is necessary for the purposes of this Agreement, provided that the Receiving Party shall bind, in advance, such Recipient with a proper contractual obligation not to disclose the Confidential Information of the Disclosing Party to any third party.

8.3 The Confidential Information may be disclosed by the Receiving Party to any governmental or other authority or regulatory body or any other person, to the extent required by law, if any judicial, administrative or governmental proceeding requires disclosure of any Confidential Information, provided that the Receiving Party shall immediately notify the Disclosing Party of such requirement in writing so that the Disclosing Party may seek an appropriate protective order. If such a disclosure is required, the Receiving Party shall provide all reasonable assistance to the Disclosing Party to obtain the appropriate protective order.

8.4 The Confidential Information may be disclosed by the Receiving Party to any actual or potential legitimate, customer or supplier of that party, or any person carrying out research or development on its behalf, or any employee of that party or any Affiliate of that party, to the extent necessary for the purposes of the manufacture and sale of, and any other dealings in Products subject in each case to the party in question first obtaining and providing the other party with a copy of a written undertaking from the person in question, as nearly as practicable in the terms of this clause, to keep the information confidential and to use it only for the purposes for which the disclosure is made.

8.5 The obligations contained in this clause 8 shall not apply to any Confidential Information which:

(a) at the date of this Agreement or at any time after the date of this Agreement comes into the public domain other than through any act or omission of the Receiving Party or any Recipient;

(b) can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been known to the Receiving Party prior to it being disclosed by the Disclosing Party to the Receiving Party;

(c) subsequently comes lawfully into the possession of the Receiving Party from a third party entitled to disclose the same and free of restrictions on disclosure and use; or

(d) can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been independently developed by the Receiving Party without using any Confidential Information of the Disclosing Party.

8.6 Notwithstanding the provisions of this clause 8, CDT OXFORD and CDT, as appropriate, may disclose the existence and the principal terms of this Agreement to the extent

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the disclosure of such information is required by or reasonably considered advisable in connection with reports filed with the Commission under Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

8.7 To secure confidentiality attaching to the Confidential Information of the Disclosing Party, the Receiving Party shall take reasonable and appropriate measures to safeguard it against theft, loss or negligent disclosure to others, including but not limited to the same measures as it would take to protect its own confidential information.

8.8 Each party acknowledges and agrees that in the event of a breach or threatened breach of any of the provisions of this Agreement, the Disclosing Party shall have no adequate remedy at law and shall therefore, in addition to any other rights or remedies that such Disclosing Party may have at law or in equity, be entitled to injunctive relief to restrain such breach or threatened breach, without the necessity of proving damages, posting any bond or other security, and without prejudice to or diminution of any other rights or remedies which may be available at law or in equity.

9. FORCE MAJEURE

9.1 Neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance or non-performance of any of its obligations under this Agreement to the extent that such delay or non-performance is due to any cause beyond its reasonable control including but not limited to any strike, lockout or other form of industrial action (an “Event of Force Majeure”).

9.2 The party affected by the Event of Force Majeure shall immediately give the other party written notification of the nature and extent of the Event of Force Majeure and the parties shall enter into bona fide discussions with a view to alleviating its effects or to agreeing upon such alternative arrangements as may be fair and reasonable.

10. NATURE OF AGREEMENT

10.1 CDT Oxford shall be entitled to transfer both the benefit and burden of this Agreement by way of novation to any Member of CDT Oxford’s Group or to perform any of the obligations undertaken by it and to exercise any rights granted to it under this Agreement through any Member of CDT Oxford’s Group, provided that any act or omission of any such Member of CDT Oxford’s Group shall, for all the purposes of this Agreement, be deemed to be the act or omission of CDT Oxford, provided further that any such transferee agree to assume all of the obligations of CDT or CDT Oxford, as the case may be, under this Agreement.

10.2 Either party may transfer both the benefit and burden of this Agreement by way of a novation to any purchaser or other successor in title (whether by way of a flotation, initial public offering, reorganisation, amalgamation or otherwise) of all or substantially all of its business, provided that any such transferee agree to assume all of the obligations of CDT or CDT Oxford, as the case may be, under this Agreement.

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10.3 Subject to clauses 10.1 and 10.2, this Agreement is personal to each party hereto, who shall not assign, mortgage, charge (otherwise than by floating charge) or (except as expressly provided therein) sub-license any of its rights hereunder or sub-contract or otherwise delegate any of its obligations hereunder, except with the written consent of the other party (which shall not be unreasonably withheld or delayed). Any transfer or assignment of this Agreement shall not relieve Licensee or CDT Oxford, as the case may be, from any liability or obligation arising on or prior to the date of such transfer.

10.4 Nothing in this Agreement shall create, or be deemed to create, a partnership, or the relationship of principal and agent, between the parties, nor are the parties partners or joint venturers.

10.5 Each party hereto warrants to the other party that:

(a) it has the authority to enter into this Agreement; and

(b) the execution of, and the performance of its obligations under, this Agreement require no governmental or other approvals or, if required, such approvals have been obtained.

10.6 Neither party hereto shall be liable to the other party for any indirect or consequential losses, damages, costs or expenses incurred by reason of any duty at common law or under any statute, or any term hereof, whether express or implied by statute, collaterally or otherwise, nor for any loss of profit, business, goodwill, anticipated savings or contracts, however the same may arise and whether occasioned by the negligence, breach of contract or otherwise of the other party, its servants or agents or otherwise, which arises out of or in connection with this Agreement or its use by the other party.

10.7 The Licensee hereby agrees to indemnify and keep indemnified CDT Oxford, its servants and agents from and against all actions, claims, costs and demands which may be brought or made against CDT Oxford and all losses, damages, costs and expenses of any kind suffered by CDT Oxford of whatever nature and howsoever arising in connection with any Product manufactured by or on behalf of the Licensee or any Affiliate.

10.8 To the extent permitted by law, the maximum limit of CDT Oxford’s liability under or in connection with this Agreement, whether in contract, tort, negligence, breach of statutory duty or otherwise shall be US$500,000.

10.9 The Licensee acknowledges that it has entered into this Agreement in reliance only upon the representations, warranties and promises specifically contained or incorporated in this Agreement and, save as expressly set out in this Agreement, CDT Oxford shall have no liability in respect of any other representation, warranty or promise made prior to the date of this Agreement unless it was made fraudulently.

10.10 Except as otherwise expressly set forth herein, CDT Oxford make no representations, extends no warranties of any kind and assumes no responsibility with respect to any use, sale or other disposition of Dendrimers by Licensee or its customers. CDT Oxford specifically disclaims any and all implied warranties including warranties of merchantability and fitness for a particular purpose.

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10.11 Except as otherwise expressly set forth herein, Licensee makes no representations, extends no warranties whether express or implied of any kind and assumes no responsibility with respect to any use, sale or other disposition of Product or its customers. Licensee specifically disclaims any and all implied warranties including warranties of merchantability and fitness for a particular purpose.

10.12 If CDT Oxford wishes to abandon any patent application within the patents licensed hereunder or not to maintain any granted patent it shall give reasonable notice to the Licensee who shall thereupon be entitled to take an assignment of such patent application or granted patent and shall thereafter be responsible for all costs and expenses associated therewith.

11. GOVERNING LAW AND JURISDICTION

11.1 This Agreement shall be governed by and construed in accordance with English law.

11.2 If it is not possible to resolve a disagreement or dispute arising under, out of, or in connection with or in relation so this Agreement through good faith negotiations among the parties hereto, the matter shall be submitted to a panel of three arbitrators in accordance with the Rules of Arbitration of the International Chamber of Commerce. Licensee shall choose one arbitrator and CDT Oxford shall choose the second arbitrator. The third arbitrator shall be selected by the first two arbitrators. The arbitration shall take place in Tokyo, Japan, if requested by CDT Oxford, and in London, England, if requested by Licensee. The parties hereto agree that service of any notices in the course of such arbitration at their addresses as given in this Agreement shall be valid and sufficient. Any award rendered in such arbitration shall be final and binding upon the parties hereto, and judgment upon the award rendered in the arbitration may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

11.3 Unless expressly provided in this Agreement, no term of this Agreement is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

12. NOTICES

Any notice, disclosure or report given under this Agreement shall be in writing (which for such purposes shall include e-mail), in English and legible, shall be served by hand on a business day at or by being sent by facsimile (with confirmation of receipt) or e-mail on a business day or by being sent by first class post or airmail to the address as given on page 1 or as otherwise notified in accordance with this clause, and shall be deemed served on the date actually received by the other party. Notices, disclosures and reports shall, if sent to CDT Oxford, be marked for the attention of Stephen Chandler, Vice President Legal & IP and, if sent to Licensee, shall be marked for the attention of Toshihiro Ohnishi, Corporate Planning & Coordination Office or, in either case, such other person whose details have been notified to the other party in accordance with this clause. Any notice provided in accordance with the terms of this clause shall be deemed to have been served at the time of delivery.

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13. FURTHER ASSURANCE

After this Agreement has been signed by both parties, each party shall execute such documents and take such steps as the other party may reasonably require to fulfil the provisions of and to give to each party the full benefit of the Agreement.

14. WAIVER

14.1 The rights, powers and remedies conferred on any party by this Agreement and remedies available to any party are cumulative and are additional to any right, power or remedy which it may have under general law, this Agreement or otherwise.

14.2 Any party may, in whole or in part, release, compound, compromise, waive or postpone, in its absolute discretion, any liability owed to it or right granted to it in this Agreement by any other party or parties without in any way prejudicing or affecting its rights in respect of that or any other liability or right not so released, compounded, compromised, waived or postponed.

14.3 No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall impair such right, power or remedy; or operate as a waiver thereof, nor shall the single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

15. SEVERANCE

To the extent that any provision of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, that provision shall be deemed not to be a part of this Agreement, it shall not affect the enforceability of the remainder of this Agreement nor shall it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

16. ENTIRE AGREEMENT

This Agreement comprises the entire agreement and understanding of the parties in relation to its subject matter and cancels and supersedes all previous communications, agreements or understandings with regard to such subject matter. Each party hereto acknowledges that it has entered into this Agreement in reliance only upon the representations, warranties and promises specifically contained in this Agreement. The parties hereto specifically agree that said previous communications, agreements, representations, understandings, negotiations, proposals or undertakings shall not be admissible as evidence in any arbitration, litigation or other legal proceeding for interpretation of this Agreement.

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17. MISCELLANEOUS

17.1 This Agreement may only be varied by an agreement in writing specifically referring to this clause 18.1 and signed by or on behalf of both parties hereto.

17.2 The parties are not partners or joint venturers nor is either able to act as agent of the other.

17.3 This Agreement may be executed via facsimile and may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

CDT OXFORD LIMITED

By:
Name:	Stephen Chandler
Title:	Director

SUMATION COMPANY LIMITED

By:
Name:	Susumu Miyazaki
Title:	President

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Appendix 1.2.4

License Agreement (Sumitomo)

(1) Sumitomo Chemical Co., Ltd.

(2) Sumation Company Limited

LICENSE AGREEMENT

THIS LICENSE AGREEMENT is made as of November 14, 2005 (the “Effective Date”).

BETWEEN:

(1)	Sumitomo Chemical Co., Ltd whose registered office is at 2-27-1, Shinkawa, Chuo-ku, Tokyo, 104-8260, Japan (“Sumitomo”); and

(2)	Sumation Company Limited, a company incorporated under the laws of Japan, having its principal place of business located at 30-11, 2-chome, Shinkawa, Chuo-ku, Tokyo 104, Japan (the “Licensee”).

BACKGROUND:

(A)	Sumitomo is the owner of certain inventions relating to dendrimer materials, in respect of which Sumitomo has obtained and made applications for patent protection in various countries.

(B)	Sumitomo has acquired the exclusive right to sub-licence certain inventions relating to polyfluorene materials, in respect of which patent protection has been obtained or applied for in various countries.

(C)	On November 9, 2005 , Cambridge Display Technology Limited (“CDT”) and Sumitomo, entered into that certain Joint Venture Agreement (the “Joint Venture Agreement”) providing for the establishment of Licensee, which is owned by CDT and Sumitomo.

(D)	Pursuant to the Joint Venture Agreement, Sumitomo has agreed to enter into this Agreement and to grant the licenses provided for hereunder.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 The following terms, when capitalized herein, shall have the meanings set forth in this clause:

Affiliate	means, when used with reference to a specified entity, any person that directly or indirectly controls, is controlled by, or is under common control with, the specified entity. An entity shall be deemed to control any partnership or corporation in which such entity owns or controls more than fifty percent (50%) of the partnership interests or securities having the right to vote for the management thereof;

Sumitomo Background Intellectual Property	means the Sumitomo Patents, the Sumitomo Licensed Patents and the Technology relating to such patents;

Sumitomo Licensed Patents	means the patents and patent applications licensed to Sumitomo by The Dow Chemical Company as listed in Schedule 2 (“Schedule 2 Patents”);

Sumitomo Patents	means the patents and patent applications listed in Schedule 1 (“Schedule 1 Patents”), which shall be updated from time to time by adding to Schedule 1 the patents and patent applications filed by Sumitomo after the Effective Date regarding Products, and any and all family members of such patents and patent applications, including (a) counterpart foreign patents and counterpart foreign patent applications of the Schedule 1 Patents (“Schedule 1 Foreign Patents”), (b) the Derivatives of the Schedule 1 Patents and the Schedule 1 Foreign Patents, (c) patents and patent applications claiming priority from (i) the Schedule 1 Patents, (ii) the Schedule 1 Foreign Patents, and (iii) the Derivatives of the Schedule 1 Patents and the Schedule 1 Foreign Patents (“Schedule 1 Priority Patents”), and (d) the Derivatives of the Schedule 1 Priority Patents;

Confidential Information	means any and all information disclosed by one party hereto to the other party hereto during the term of this Agreement (whether in writing, orally or by any other means), which at the time of disclosure is designated as confidential or proprietary, is disclosed in circumstances of confidence, or would be understood by parties hereto, exercising reasonable business judgement, to be confidential;

Disclosing Party	means the party disclosing its Confidential Information to the other party;

Goodwill	means the goodwill to sell Products to the former customers of Lumation business owned by The Dow Chemical Company, which Sumitomo acquired from The Dow Chemical Company on May 13, 2005.

Intellectual Property	means any patent, trade or service mark (whether registered or not), copyright, registered design, design right and topography right or any other form of protection, any right to apply or application for such protection, and any rights in any secret process, know-how, technical reports, designs, confidential information or otherwise or any associated or similar right or protection subsisting at the relevant time in any jurisdiction, anywhere in the world;

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Net Sales	means the gross invoice price billed by Licensee to its customers for the sale Products after deduction of (a) duties, sales taxes, value added or similar taxes, consumption taxes and other governmental charges actually incurred and paid by Licensee in connection with sales and delivery of such Products if included in such gross invoice price, (b) costs of packaging, transportation charges and insurance, if included in such gross invoice price, (c) credits or allowances given or made on account of the settlement of complaints, rejection of Products, return of Products or retroactive price reductions, if included in such gross invoice price, and (d) trade, cash, or quantity discounts allowed and taken, if included in such gross invoice price;

Products	means polymer light emitting materials;

Quarter	means the three months commencing on January 1, April 1, July 1, or October 1. The first Quarter this Agreement shall be for a period commencing as of the effective date of this Agreement and ending at the end of March, June, September or December, whichever comes first after the effective date of this Agreement. The last Quarter under this Agreement shall end on its termination or expiry. “Quarterly” shall be construed accordingly;

Receiving Party	means the party receiving Confidential Information from the Disclosing Party;

Recipient	means any employee, agent, advisor or consultant of the Receiving Party;

Technology	means any discovery, invention, development, technical information, data, knowledge, technique, process, demonstrator, system, formula, result of experiment, design, statistic, record, know-how, information, material or substance and all Intellectual Property relating to any of the foregoing, whether the subject of a patent, or patent application, or not.

1.2 As used in this Agreement, unless the context otherwise requires:

(a) words in the singular include the plural and vice versa and words in one gender include any other gender;

(b) a reference to a statute or statutory provision includes any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it;

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(c) a reference to clauses and schedules is to clauses of and schedules to this Agreement and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear; and

(d) the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement.

2. GRANT OF LICENCE

2.1 Sumitomo grants to Licensee and Licensee accepts on behalf of itself, an exclusive, non-sublicensable (other than to Affiliates) licence to use the Sumitomo Background Intellectual Property and Goodwill upon and subject to the provisions of this Agreement, to develop, make, have made, sell, use, export, import and distribute Products for display and lighting applications in any and all countries of the world.

2.2 The Licensee shall give written notification to Sumitomo if any of the rights granted hereunder are exercised by an Affiliate of the Licensee. Any act or omission of any such Affiliate shall, for all purposes of this Agreement, be deemed to be the act or omission of the Licensee.

3. WARRANTIES AND REPRESENTATION

3.1 Sumitomo hereby represents and warrants to Licensee that:

(a) it is the sole and exclusive owner of the Sumitomo Patents;

(b) it has been granted an exclusive license from Dow, with the right to sublicense to any third party in the field of light emitting materials and devices, under Sumitomo Licensed Patents and it is specifically authorized to licence the manufacture, use and sale of Products in any and all countries of the world.

3.2 Should Licensee become aware that the exercise by Licensee of any of the rights granted to it under clause 2.1 above may amount to infringement of a patent owned by a third party, or should the exercise by Licensee of any of the rights granted to it under clause 2.1 above give rise to a claim for infringement of any patent owned by a third party, Licensee shall inform Sumitomo of such claim and both parties will discuss how to defend such claim. Sumitomo agrees to provide Licensee with such reasonable assistance as is reasonably necessary to enable Licensee to defend such claim. Sumitomo’s assistance under this clause 3.2 shall be within Sumitomo’s capacity then available to Sumitomo and shall be subject to the payment of compensation (limited to fees and actual costs incurred by Sumitomo in connection with providing such assistance) by Licensee to Sumitomo. Notwithstanding the above, Sumitomo shall provide Licensee with such technical information then available to it that is reasonably necessary for the purpose of Licensee’s defending itself.

3.3 Sumitomo does not give and nothing contained in this Agreement shall be construed as:

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(a) a warranty or representation by it that any patent applications licensed hereunder will proceed to grant;

(b) a warranty or representation by Sumitomo as to the volume or quality of Products which may be manufactured through the use of the Sumitomo Background Intellectual Property;

(c) conferring by implication, estoppel or otherwise, upon the Licensee or any other Affiliate, any licence or other right under any patent rights or other intellectual property except for the licenses and rights expressly granted hereunder;

(d) a representation or warranty as to the efficacy or usefulness of the Sumitomo Background Intellectual Property or that they will produce materials of satisfactory quality or fit for the purpose for which the Licensee or any other Affiliate intended;

(e) a warranty or representation as to the validity or scope of any patent or patent application licensed hereunder; or

(f) a warranty or representation that the manufacture, use, rental, lease, sale, transfer or other disposal of any Product is free from infringement of any patents or other rights of third parties.

4. FINANCIAL PROVISIONS

4.1 In consideration of the rights and licenses granted by Sumitomo to Licensee under this Agreement, the Licensee will pay to Sumitomo:

(a) the initial lump sum fee of “***”, payable at the end of year 2006; and

(b) royalties of “***” in respect of the Net Sales of all Products manufactured by or for the Licensee or any Affiliate using the Sumitomo Background Intellectual Property and sold and, in the case of any non-cash transaction, transferred to third parties, in each Quarter. It is specifically agreed that Licensee shall pay any running royalties only on and after “***”.

4.2 The royalties due under clause 4.1(b) shall be paid to Sumitomo within sixty (60) days after the end of each Quarter during the term of this Agreement. On a quarterly basis, Licensee shall submit to Sumitomo a written report showing:

(a) the Net Sales of all Products; and

(b) the amount of royalties due pursuant to clause 4.1(b).

4.3 Where any Product is sold or otherwise disposed of by means of a commercial transaction other than on arm’s length terms then the Net Sales price shall be the fair market price for such Product. Where the parties are unable to agree on such a fair market price, Licensee shall provide a letter signed by an independent accounting firm (which is reasonably

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

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agreeable to Sumitomo) which establishes a fair market price for such Product, provided that all expenses incurred by Licensee in connection with providing such letter shall be borne or promptly reimbursed by Sumitomo.

4.4 All royalties or other sums payable under this Agreement shall be paid in US Dollars (US$), and where the underlying price in respect of which any royalty is so payable is stated in a currency other that US$, it shall be converted into US$ by reference to the Telegraphic Transfer Selling (TTS) rate quoted from the publication by Bank of Tokyo Mitsubishi on the last business day of the Quarter in question.

4.5 All sums payable pursuant to this Agreement are exclusive of value added tax or other applicable taxes or duties for which the Licensee shall be additionally liable and shall be paid in cleared funds to such bank account as Sumitomo may from time to time nominate, without any set off, deduction or withholding except such amount (if any) of tax as the Licensee is required to deduct or withhold by law. If the Licensee is required by law to make any tax deduction or withholding, the Licensee shall do all things in its power which may be reasonably necessary to enable or assist Sumitomo to claim exemption therefrom under any double taxation or similar agreement from time to time in force and shall from time to time give Sumitomo proper evidence as to the deduction or withholding and payment over of the tax deducted or withheld.

4.6 Licensee’s report submitted to Sumitomo pursuant to clause 4.2 above shall be certified by an officer of Licensee or by a designee of such officer to be correct to the best of Licensee’s knowledge and information.

5. ACCOUNTS

5.1 During the term of this Agreement and for a period of two (2) years thereafter, Licensee shall keep, and shall ensure that its Affiliates keep, true and detailed accounts and records of customer invoices and books of account, in sufficient detail to enable Sumitomo to determine the amount of royalties due and payable under this Agreement in the manner provided in clause 5.2.

5.2 The Licensee shall, at the reasonable request of Sumitomo, allow an independent royalty auditor, no more than once per year, to inspect the records and books of Licensee referenced in clause 5.1 above at any reasonable time during normal business hours, provided that such auditor shall only report to Sumitomo the amount of such royalty calculation, and, provided further, that Sumitomo shall in advance bind such auditor through proper contractual obligations not to disclose to any third party the information obtained through such inspection or to use such information for any purpose other than the purpose set forth in this clause 5.

5.3 Inspections under clause 5.2 shall be carried out at Sumitomo’s expense. However if the audit proves that the Licensee’s accounting of royalties was deficient by more than 5% of the money actually due, the cost of such inspection shall be borne by the Licensee.

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5.4 The provisions of this clause 5 shall remain in full force and effect for two years after the termination of this Agreement.

6. DURATION AND TERMINATION

6.1 This Agreement shall be effective as of the Effective Date and, unless sooner terminated as hereinafter set forth, shall continue in full force and effect until the termination of the Joint Venture Agreement in accordance with its terms.

6.2 Either party may forthwith terminate this Agreement by written notice to the other if:

(a) the other party has materially breached this Agreement. Such termination shall be automatically effective if such breach has not been cured within thirty (30) calendar days after written notice of the breach to the breaching party;

(b) an encumbrancer takes possession of, or a receiver is appointed with respect to, any of the property or assets of the other party;

(c) the other party becomes subject to an administrative order or makes any voluntary arrangement with its creditors (within the meaning of the Insolvency Act of 1986) or anything analogous to the foregoing under the law of any other jurisdiction occurs in relation to that other party;

(d) the other party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other party under this Agreement);

or any analogous event to the foregoing under the applicable law of any jurisdiction occurs in relation to the other party.

6.3 For the avoidance of doubt the rights to terminate this Agreement given by this clause shall not prejudice any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.

7. EFFECTS OF TERMINATION

7.1 On termination of this Agreement:

(a) if Sumitomo terminates this Agreement in accordance with clause 6.2, the Licensee shall cease to use, either directly or indirectly, the Sumitomo Background Dendrimer Intellectual Property (unless and to the extent expired);

(b) if Sumitomo terminates this Agreement in accordance with clause 6.2, the Licensee shall consent to the cancellation of any formal license granted to it, or of any recordal of it in any register, in relation to any of the Sumitomo Background Intellectual Property;

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(c) No termination or expiration of this Agreement shall constitute a termination or waiver of any rights or obligation of any party hereto accruing at or prior to the date of expiration; and

(d) the provisions of clause 8 shall survive any termination or expiration of this Agreement for the time period specified therein, and the provisions of clauses 3, 7, 10, 11 and 18 shall survive any termination or expiration of this Agreement without limitation.

(e) In case of termination of Licensee, depending on the cause of such termination, Sumitomo Background Intellectual Property shall be treated in accordance with Article 20 of the Joint Venture Agreement.

8. CONFIDENTIALITY

8.1 The Receiving Party shall keep all Confidential Information of the Disclosing Party confidential and shall not, at any time during the term of this Agreement or within 10 years from the date of any termination or expiration of this Agreement, disclose or divulge such Confidential Information of the Disclosing Party to any other person other than with the prior written consent of the Disclosing Party, or use the Confidential Information of the Disclosing Party for any purpose except as contemplated by this Agreement.

8.2 During the term of this Agreement, the Receiving Party may only disclose the Confidential Information of the Disclosing Party to any Recipient to the extent that it is necessary for the purposes of this Agreement, provided that the Receiving Party shall bind, in advance, such Recipient with a proper contractual obligation not to disclose the Confidential Information of the Disclosing Party to any third party.

8.3 The Confidential Information may be disclosed by the Receiving Party to any governmental or other authority or regulatory body or any other person, to the extent required by law, if any judicial, administrative or governmental proceeding requires disclosure of any Confidential Information, provided that the Receiving Party shall immediately notify the Disclosing Party of such requirement in writing so that the Disclosing Party may seek an appropriate protective order. If such a disclosure is required, the Receiving Party shall provide all reasonable assistance to the Disclosing Party to obtain the appropriate protective order.

8.4 The Confidential Information may be disclosed by the Receiving Party to any actual or potential legitimate, customer or supplier of that party, or any person carrying out research or development on its behalf, or any employee of that party or any Affiliate of that party, to the extent necessary for the purposes of the manufacture and sale of, and any other dealings in Products subject in each case to the party in question first obtaining and providing the other party with a copy of a written undertaking from the person in question, as nearly as practicable in the terms of this clause, to keep the information confidential and to use it only for the purposes for which the disclosure is made.

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8.5 The obligations contained in this clause 8 shall not apply to any Confidential Information which:

(a) at the date of this Agreement or at any time after the date of this Agreement comes into the public domain other than through any act or omission of the Receiving Party or any Recipient;

(b) can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been known to the Receiving Party prior to it being disclosed by the Disclosing Party to the Receiving Party;

(c) subsequently comes lawfully into the possession of the Receiving Party from a third party entitled to disclose the same and free of restrictions on disclosure and use; or

(d) can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been independently developed by the Receiving Party without using any Confidential Information of the Disclosing Party; or

8.6 To secure confidentiality attaching to the Confidential Information of the Disclosing Party, the Receiving Party shall take reasonable and appropriate measures to safeguard it against theft, loss or negligent disclosure to others, including but not limited to the same measures as it would take to protect its own confidential information.

8.7 Each party acknowledges and agrees that in the event of a breach or threatened breach of any of the provisions of this Agreement, the Disclosing Party shall have no adequate remedy at law and shall therefore, in addition to any other rights or remedies that such Disclosing Party may have at law or in equity, be entitled to injunctive relief to restrain such breach or threatened breach, without the necessity of proving damages, posting any bond or other security, and without prejudice to or diminution of any other rights or remedies which may be available at law or in equity.

9. FORCE MAJEURE

9.1 Neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance or non-performance of any of its obligations under this Agreement to the extent that such delay or non-performance is due to any cause beyond its reasonable control including but not limited to any strike, lockout or other form of industrial action (an “Event of Force Majeure”).

9.2 The party affected by the Event of Force Majeure shall immediately give the other party written notification of the nature and extent of the Event of Force Majeure and the parties shall enter into bona fide discussions with a view to alleviating its effects or to agreeing upon such alternative arrangements as may be fair and reasonable.

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10. NATURE OF AGREEMENT

10.1 Either party may transfer both the benefit and burden of this Agreement by way of a novation to any purchaser or other successor in title (whether by way of a flotation, initial public offering, reorganisation, amalgamation or otherwise) of all or substantially all of its business, provided that any such transferee agree to assume all of the obligations of Licensee or Sumitomo, as the case may be, under this Agreement.

10.2 Subject to clauses 10.1 and 10.2, this Agreement is personal to each party hereto, who shall not assign, mortgage, charge (otherwise than by floating charge) or (except as expressly provided therein) sub-license any of its rights hereunder or sub-contract or otherwise delegate any of its obligations hereunder, except with the written consent of the other party (which shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, Licensee shall be entitled to assign this Agreement to any of its Affiliates without any requirement to obtain the consent of Sumitomo. Any transfer or assignment of this Agreement shall not relieve Licensee or Sumitomo, as the case may be, from any liability or obligation arising on or prior to the date of such transfer.

10.3 Nothing in this Agreement shall create, or be deemed to create, a partnership, or the relationship of principal and agent, between the parties, nor are the parties partners or joint venturers.

10.4 Each party hereto warrants to the other party that:

(a) it has the authority to enter into this Agreement; and

(b) the execution of, and the performance of its obligations under, this Agreement require no governmental or other approvals or, if required, such approvals have been obtained.

10.5 Neither party hereto shall be liable to the other party for any indirect or consequential losses, damages, costs or expenses incurred by reason of any duty at common law or under any statute, or any term hereof, whether express or implied by statute, collaterally or otherwise, nor for any loss of profit, business, goodwill, anticipated savings or contracts, however the same may arise and whether occasioned by the negligence, breach of contract or otherwise of the other party, its servants or agents or otherwise, which arises out of or in connection with this Agreement or its use by the other party.

10.6 The Licensee hereby agrees to indemnify and keep indemnified Sumitomo, its servants and agents from and against all actions, claims, costs and demands which may be brought or made against Sumitomo and all losses, damages, costs and expenses of any kind suffered by Sumitomo of whatever nature and howsoever arising in connection with any Product manufactured by or on behalf of the Licensee or any Affiliate, except in the case of any misrepresentation by Sumitomo.

10.7 To the extent permitted by law, the maximum limit of Sumitomo’s liability under or in connection with this Agreement, whether in contract, tort, negligence, breach of statutory duty or otherwise shall be US$600,000, except in the case of any misrepresentation by Sumitomo.

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10.8 The Licensee acknowledges that it has entered into this Agreement in reliance only upon the representations, warranties and promises specifically contained or incorporated in this Agreement and, save as expressly set out in this Agreement, Sumitomo shall have no liability in respect of any other representation, warranty or promise made prior to the date of this Agreement unless it was made fraudulently.

10.9 Except as otherwise expressly set forth herein, Sumitomo make no representations, extends no warranties of any kind and assumes no responsibility with respect to any use, sale or other disposition of Dendrimers by Licensee or its customers. Sumitomo specifically disclaims any and all implied warranties including warranties of merchantability and fitness for a particular purpose.

10.10 Except as otherwise expressly set forth herein, Licensee makes no representations, extends no warranties whether express or implied of any kind and assumes no responsibility with respect to any use, sale or other disposition of Product or its customers. Licensee specifically disclaims any and all implied warranties including warranties of merchantability and fitness for a particular purpose.

10.11 If Sumitomo wishes to abandon any patent application within the patents licensed hereunder or not to maintain any granted patent it shall give reasonable notice to the Licensee who shall thereupon be entitled to take an assignment of such patent application or granted patent and shall thereafter be responsible for all costs and expenses associated therewith.

11. GOVERNING LAW AND JURISDICTION

11.1 This Agreement shall be governed by and construed in accordance with Japanese law.

11.2 If it is not possible to resolve a disagreement or dispute arising under, out of, or in connection with or in relation so this Agreement through good faith negotiations among the parties hereto, the matter shall be submitted to a panel of three arbitrators in accordance with the Rules of Arbitration of the International Chamber of Commerce. Licensee shall choose one arbitrator and Sumitomo shall choose the second arbitrator. The third arbitrator shall be selected by the first two arbitrators. The arbitration shall take place in Tokyo, Japan. The parties hereto agree that service of any notices in the course of such arbitration at their addresses as given in this Agreement shall be valid and sufficient. Any award rendered in such arbitration shall be final and binding upon the parties hereto, and judgment upon the award rendered in the arbitration may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

11.3 Unless expressly provided in this Agreement, no term of this Agreement is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

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12. NOTICES

Any notice, disclosure or report given under this Agreement shall be in writing (which for such purposes shall include e-mail), in English and legible, shall be served by hand on a business day at or by being sent by facsimile (with confirmation of receipt) or e-mail on a business day or by being sent by first class post or airmail to the address as given on page 1 or as otherwise notified in accordance with this clause, and shall be deemed served on the date actually received by the other party. Notices, disclosures and reports shall, if sent to Sumitomo, be marked for the attention of General Manager, Corporate Planning & Coordination Office and, if sent to Licensee, shall be marked for the attention of Toshihiro Ohnishi, Corporate Planning & Coordination Office or, in either case, such other person whose details have been notified to the other party in accordance with this clause. Any notice provided in accordance with the terms of this clause shall be deemed to have been served at the time of delivery.

13. FURTHER ASSURANCE

After this Agreement has been signed by both parties, each party shall execute such documents and take such steps as the other party may reasonably require to fulfil the provisions of and to give to each party the full benefit of the Agreement.

14. WAIVER

14.1 The rights, powers and remedies conferred on any party by this Agreement and remedies available to any party are cumulative and are additional to any right, power or remedy which it may have under general law, this Agreement or otherwise.

14.2 Any party may, in whole or in part, release, compound, compromise, waive or postpone, in its absolute discretion, any liability owed to it or right granted to it in this Agreement by any other party or parties without in any way prejudicing or affecting its rights in respect of that or any other liability or right not so released, compounded, compromised, waived or postponed.

14.3 No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall impair such right, power or remedy; or operate as a waiver thereof, nor shall the single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

15. SEVERANCE

To the extent that any provision of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, that provision shall be deemed not to be a part of this Agreement, it shall not affect the enforceability of the remainder of this Agreement nor shall it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

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16. ANNOUNCEMENTS

The parties shall make a joint announcement within 30 days of the signature of this Agreement. The text of such announcement shall be agreed by the parties and it shall not be made public until such agreement is reached. In addition, the parties will use their reasonable endeavours to promote Dendrimer technology for the duration of this Agreement.

17. ENTIRE AGREEMENT

This Agreement comprises the entire agreement and understanding of the parties in relation to its subject matter and cancels and supersedes all previous communications, agreements or understandings with regard to such subject matter. Each party hereto acknowledges that it has entered into this Agreement in reliance only upon the representations, warranties and promises specifically contained in this Agreement. The parties hereto specifically agree that said previous communications, agreements, representations, understandings, negotiations, proposals or undertakings shall not be admissible as evidence in any arbitration, litigation or other legal proceeding for interpretation of this Agreement.

18. MISCELLANEOUS

18.1 This Agreement may only be varied by an agreement in writing specifically referring to this clause 18.1 and signed by or on behalf of both parties hereto.

18.2 The parties are not partners or joint venturers nor is either able to act as agent of the other.

18.3 This Agreement may be executed via facsimile and may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

SUMITOMO CHEMICAL COMPANY LIMITED

By:
Name:	Kiyohiko Nakae
Title:	Managing Executive Officer

SUMATION COMPANY LIMITED

By:
Name:	Susumu Miyazaki
Title:	President

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Appendix 2.2

Article of Incorporation

Articles of Incorporation

(Translation)

Section 1 General

Article 1 (Company Name)

The Company’s name shall be Sumation Kabushiki Kaisha or Sumation Company, Limited in English translation (hereinafter referred to as “Company”).

Article 2 (Purposes)

The purposes of the Company shall be to engage in the following business:

1.	Research, development, manufacture, marketing and sale of electric conducive materials for organic semiconductors (including organic EL).

2.	Any business and activities incidental or related to the item 1 above.

Article 3 (Place of Office)

The Company shall have its registered office in Chuo-ku, Tokyo.

Article 4 (Public Notice)

The public notice of the Company shall be made in the official gazette.

Section 2 Capital and Shares

Article 5 (Authorized Capital)

The total number of shares to be issued by the Company shall be (        ).

Article 6 (Preemptive Right to Subscribe for New Shares)

Each shareholder of the Company shall have a preemptive right to subscribe for new shares.

Article 7 (Limitation of Transfer of Shares)

Any transfer of the shares of the Company shall require approval of the board of directors of the Company (hereinafter director of the Company shall be referred to as “Director” and board of directors of the Company shall be referred to as “Board of Directors”).

Article 8 (Suspension of Registration of Share Transfer)

1.	Shareholders registered on the shareholders list on the last day of each business year shall be deemed by the Company as the shareholders who shall exercise power as shareholders at the ordinary general meeting of shareholders of the Company (hereinafter general meeting of shareholders of the Company shall be referred to as “General Meeting of Shareholders”) for the said business year.

2.	In addition to the provisions of the above sentence, the Company may, if necessary, designate a date on which the shareholders list is temporarily fixed, by the resolution of the Board of Directors with public notice in advance.

Section 3 General Meeting of Shareholders

Article 9 (Calling of Meeting)

1.	The Ordinary General Meeting of Shareholders shall be held within three (3) months after the day immediately following the last day of each business year. In addition, an Extraordinary Meeting of Shareholders shall be held whenever deemed necessary.

2.	Except as otherwise provide by law, the General Meeting of Shareholders shall be called by the President of the Company (hereinafter referred to as “President”) by resolution of the Board of Directors. In the absence of the President owing to unavoidable circumstances, the General Meeting of Shareholders shall be called for by a Director in accordance with the order of Directors predetermined by the resolution of the Board of Directors.

3.	The notice of the General Meeting of Shareholders shall be issued to each Shareholder not less than fourteen (14) days prior to the date set for such General Meeting of Shareholders, unless the Shareholders unanimously waive such notice.

Article 10 (Chairperson)

The president shall chair the General Meeting of Shareholders. In the absence of the President owing to unavoidable circumstances, a Director shall chair the General Meeting of Shareholders in accordance with the order predetermined by the resolution of the Board of Directors.

2

Article 11 (Requisites of Resolution)

Except as otherwise provided by law or by the Article of Incorporation, resolutions of the General Meeting of Shareholders shall be settled by the affirmative vote of a majority of the votes cast of shareholders, with all the shareholders present at the General Meeting of Shareholders; provided, that, those matters requiring special resolution of the General Meeting of Shareholders, shall be settled by the affirmative vote of not less than 70% of the votes cast of shareholders, with all the shareholders present at the General Meeting of Shareholders .

Article 12 (Exercise of Voting Right by Proxy)

Each shareholder may exercise his voting right through its proxy, provided that the proxy shall submit a document certifying his right as a proxy to the General Meeting of Shareholders.

Section 4 Director, Statutory Auditor, Board of Directors and Board of Auditors

Article 13 (Number and Election of Directors and Statutory Auditors)

The Company shall have four (4) Directors or more and three (3) statutory auditors (hereinafter referred to as “Statutory Auditor”) or more, who shall be elected at the General Meeting of Shareholders. Cumulative voting shall not be applied to the decisions of the election of Directors.

Article 14 (Term of Office of Directors and Statutory Auditors)

1.	The term of office of Directors shall expire at the time when the Ordinary General Meeting of Shareholders which relates to the last business year within two (2) years after their assumption as Directors is concluded. The term of office of Statutory Auditors shall expire at the time when the Ordinary General Meeting of Shareholders which relates to the last business year within four (4) years after their assumption as Statutory Auditors is concluded.

2.	The term of office of any Director who is elected as a substitute of a Director who resigns or as a new member because of an increase in the total number of Directors shall be the same as the remaining term of his predecessor or other Directors in service, respectively.

3.	The term of office of any Statutory Auditor who is elected as a substitute of a Statutory Auditor who resigns shall be the same as the remaining term of his predecessor.

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Article 15 (Meeting of Board of Directors)

1.	The Meeting of Board of Directors shall be called by the President and the President shall act as chairperson of the Meeting. In the absence of the President owing to unavoidable circumstances, the Meeting of Board of Directors shall be called by a Director in accordance with the order predetermined by the resolution of the Board of Directors.

2.	The notice of the Meeting of Board of Directors shall be issued to each Director not less than fourteen(14) days prior to the date set for such Meeting of Board of Directors, unless the Directors unanimously waive such notice.

Article 16 (Representative Directors)

1.	The Board of Directors shall appoint, by resolution, one (1) President, and if necessary, one (1) of more Chairpersons, Executive Vice Presidents, Senior Managing Directors and Managing Directors, respectively.

2.	The President shall represent the Company.

Article 17 (Remuneration of Directors and Auditors)

The remuneration for Directors and Statutory Auditors shall be determined by resolution of the General Meeting of Shareholders.

Section 5 Settlement of Accounts

Article 18 (Business Year)

The business year of the Company shall be the annual term from April 1 through March 31 of the following year.

Article 19 (Dividends)

The dividends shall be paid to shareholders or pledgees who are listed in the final shareholders list as of the last day of each business year.

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Appendix 5.2a

Side Letter

14 November, 2005

Sumitomo Chemical Co., Ltd.

27-1, Shinkawa 2-chome, Chuo-ku

Tokyo 104-8260 Japan

Ladies and Gentlemen:

Reference is made to the License Agreement (the “Agreement”), dated August 13, 2001, by and between Cambridge Display Technology Limited (“Licensor”) and Sumitomo Chemical Co., Ltd. (“Licensee”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, on August 13, 2001, the parties hereto entered into the Agreement; and

WHEREAS, concurrently with the execution and delivery of this Amendment, each of Licensor and Licensee are entering into that certain Joint Venture Agreement (the “Joint Venture Agreement”) providing for the establishment of a new joint venture company (“Newco”) to be owned by Licensor and Licensee;

WHEREAS, in connection with the Joint Venture Agreement, the parties desire to amend the Agreement as provided herein; and

WHEREAS, in connection with the Joint Venture Agreement, the parties desire to enter into this side letter agreement and agree to and acknowledge the following:

1. Non-Exclusive License Grant. Section 3.0 of the Agreement shall be deleted and the following shall be inserted in lieu thereof:

“LICENSOR hereby grants to LICENSEE a world-wide, irrevocable, non-exclusive license, with a right to sublicense to LICENSEE’S Affiliate, including a joint venture at least 50% owned by LICENSEE, under the Licensed Patents and the Know-how, to manufacture, have manufactured, use and sell the Licensed Product.”

2. Release. The first sentence of Section 5.0 of the Agreement shall be deleted and the following shall be inserted in lieu thereof:

“LICENSOR acknowledges that LICENSEE will not infringe the Device Patents by manufacturing, having manufactured, using or selling the LEP Polymer or ink containing the LEP Polymer.”

3. Royalties and Other Payments. Upon the granting of a sublicense by Licensee to Newco (as such, the Sublicensee”), Section 6 of the Agreement shall be deleted and the following shall apply:

(a) The Sublicensee will pay to LICENSOR, on December 31, 2006, the sum of “***”.

(b) The Sublicensee shall pay royalties at a rate of “***” of the Net Selling Price of the Licensed Product sold by Sublicensee. For the avoidance of doubt, the royalties payable under the Agreement and pursuant to each of the License Agreement dated 14 November 2005 by and between CDT Oxford Limited and Sumation Company Limited and the License Agreement dated November 13, 2001 by and between Cambridge Display Technology Limited and The Dow Chemical Company, as amended (collectively, the “License Agreements”), shall be calculated in a manner such that the aggregate amount of royalty payments under the License Agreements shall be an amount equal to “***” of net sales and shall not be individually aggregated together to represent “***” of net sales.

(c) Notwithstanding anything to the contrary contained in the Agreement, it is specifically agreed that Licensee shall pay running royalties only on or after “***”.

This letter agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which counterparts, when taken together, shall construct one and the same agreement.

This letter agreement shall be governed by and construed and enforced in accordance with the laws of England.

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

2

If the foregoing correctly sets forth our understanding as to the matters covered hereby, please execute and return to the undersigned the enclosed copy of this letter.

Very truly yours,

CAMBRIDGE DISPLAY TECHNOLOGY LIMITED

By:
Name:
Title:

ACCEPTED AND AGREED TO:

SUMITOMO CHEMICAL CO., LTD.

By:
Name:
Title:

3

Appendix 5.2b

Side Letter

14 November, 2005

Sumitomo Chemical Co., Ltd.

2-27-1, Shinkawa, Chuo-ku

Tokyo 104-8260

JAPAN

Ladies and Gentlemen:

Reference is made to the License Agreement (the “Agreement”), dated November 13, 2001, by and between Cambridge Display Technology Limited (“Licensor”) and The Dow Chemical Company (“Licensee”), is hereby amended as follows as of this 14th day of November, 2005. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, on November 13, 2001, the parties hereto entered into the Agreement; and

WHEREAS, concurrently with the execution and delivery of this Amendment, Licensor and Sumitomo Chemical Co., Ltd. (“Sumitomo”), who is assigned the Agreement on May 13, 2005, are entering into that certain Joint Venture Agreement (the “Joint Venture Agreement”) providing for the establishment of a new joint venture company (“Newco”) to be owned by Licensor and Sumitomo; and

WHEREAS, in connection with the Joint Venture Agreement, the parties desire to enter into this side letter agreement and agree to and acknowledge the following:

1. Right to Sublicense. Licensor hereby grants to Sumitomo the right to grant sublicenses under the Agreement.

2a)	Licensed Patents. Subject to 2b) below, Appendix A of the Agreement shall be replaced with Appendix A attached hereto. Appendix A may be modified in the future by written requests from Sumitomo to add or delete patent publications from the list. Appendix A shall be updated at least annually to reflect patent applications that have been abandoned as well as continuation, divisional or national stage applications that may have been filed.

2b)	Licensed Patents subject to third party rights - certain patents in Appendix A that are marked “C” are licensed to Sumitomo under the terms of the Agreement only insofar as they relate to polyfluorenes.

3	Financial Provisions. Upon the granting of a sublicense by Sumitomo to Newco (as such, the “Sublicensee”), Section 4.1 of the Agreement shall be deleted and the following shall apply:

a) The Sublicensee will pay to CDT or its designated Affiliate, (i) on December 31, 2006, a lump sum fee of “***”, and (ii) a royalty on all sales of Polyfluorene-Based Materials for light emission applications and for use in Photovoltaic and Photodetector devices equal to “***” of Sublicensee’s Net Sales.”

b) For the avoidance of doubt, the royalties payable under the Agreement and pursuant to each of the License Agreement dated 14 November 2005 by and between CDT Oxford Limited and Sumation Company Limited and the License Agreement dated August 13, 2001 by and between Cambridge Display Technology Limited and Sumitomo Chemical Co. Ltd., as amended (collectively, the “License Agreements”), shall be calculated in a manner such that the aggregate amount of royalty payments under the License Agreements shall be an amount equal to “***” of net sales and shall not be individually aggregated together to represent “***” of net sales.

c) Notwithstanding anything to the contrary contained in the Agreement, it is specifically agreed that Licensee pay any running royalties only on or after “***”.

This letter agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which counterparts, when taken together, shall construct one and the same agreement.

This letter agreement shall be governed by and construed and enforced in accordance with the laws of England.

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

If the foregoing correctly sets forth our understanding as to the matters covered hereby, please execute and return to the undersigned the enclosed copy of this letter.

Very truly yours,

CAMBRIDGE DISPLAY TECHNOLOGY LIMITED

By:
Name:
Title:

ACCEPTED AND AGREED TO:

SUMITOMO CHEMICAL CO., LTD.

By:
Name:
Title:

Appendix 11.1

Organizational Chart

[Appendix was not included as part of the signed Agreement]

Appendix 13

Budget “***”

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

Appendix 16a

Research and Development Agreement (CDT)

DATED November 14 , 2005

(1)	CDT OXFORD LIMITED

(2)	CAMBRIDGE DISPLAY TECHNOLOGY LIMITED

(3)	SUMATION COMPANY LIMITED

RESEARCH AND DEVELOPMENT AGREEMENT

THIS RESEARCH AND DEVELOPMENT AGREEMENT, is made as of November 14, 2005

AMONG:

(1)	CDT Oxford Limited of Building 2020, Cambourne Business Park, Cambridgeshire, CB3 6DW, UK (“CDT OXFORD”); and

(2)	Cambridge Display Technology Limited of Building 2020, Cambourne Business Park Cambridgeshire, CB3 60W, UK (“CDT LTD” and, together with CDT OXFORD, “CDT”); and

(3)	Sumation Company Limited with an office at 27-1, Shinkawa 2-chome, Chuo-ku, Tokyo, 104-8260, Japan (“SUMATION”).

BACKGROUND:

1.	On November 9, 2005 CDT LTD and Sumitomo Chemical Company Limited (“SC”) entered into that certain Joint Venture Agreement (the “Joint Venture Agreement”) providing for the establishment of SUMATION, which is owned by CDT LTD and SC.

2.	Pursuant to the Joint Venture Agreement, (i) each of CDT and SC have entered into new license agreements with, or assigned existing license agreements to SUMATION, in each case granting SUMATION a license with respect to certain of its intellectual property to develop, make, sell, use, export, import and distribute Materials (as defined in clause 1.1) for display and lighting applications; (ii) CDT has granted to SUMATION a license with respect to certain of its intellectual property for purposes of research and development under this Agreement.

3.	Pursuant to the Joint Venture Agreement, SUMATION wishes to contract out part of its research and development to CDT OXFORD, and CDT OXFORD is willing to conduct the requested research and development for SUMATION on a contract basis.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. DEFINITIONS

1.1	The following terms, when capitalized herein, shall have the meanings set forth in this clause:

Affiliate	means, when used with reference to a specified entity, any person or entity that directly or indirectly controls, is controlled by, or is under common control with, the specified entity. An entity shall be deemed to control any partnership or corporation in which such entity owns or controls more than fifty percent (50%) of the partnership interests or securities having the right to vote for the management thereof;

Agreement	means this Research and Development Agreement, its schedules and annexures all as amended or supplemented at the relevant time;

CDT LTD Technology	means any Technology (excluding Project Technology) acquired or developed by or for CDT LTD, which CDT LTD is free to make available to SUMATION subject to its obligations to any non Affiliate third party existing on the Effective Date and without having to pay royalties or other consideration to any non Affiliate third party;

CDT OXFORD Technology	means any Technology (excluding Project Technology) acquired or developed by or for CDT OXFORD which CDT OXFORD is free to make available to SUMATION subject to its obligations to any non Affiliate third party existing on the Effective Date and without having to pay royalties or other consideration to any non Affiliate third party;

Confidential Information	means, in relation to a party, all information and samples including Samples disclosed by a Disclosing Party (whether in writing, orally or by any other means) to a Receiving Party on or after the Effective Date pursuant to or in connection with the Project (including, without limitation, Project Technology or other information relevant to the Project), which at the time of disclosure is designated as confidential or proprietary, is disclosed in circumstances of confidence, or would be understood by parties hereto, exercising reasonable business judgment, to be confidential;

Disclosing Party	means the party disclosing its Confidential Information or Samples to the other party;

Device IP	means Intellectual Property comprised in Project Technology directed to the structure and arrangement of organic light emitting devices or directed to processes for the manufacture of organic light emitting devices;

Effective Date	means the date first set forth above in this Agreement;

Intellectual Property	means any patent, trademark or service mark (whether registered or not), copyright, registered design, design right and topography right or any other form of protection, any right to apply or application for such protection, and any rights in any secret process, know how, technical reports,

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designs, confidential information or otherwise or any associated or similar right or protection subsisting at the relevant time in any jurisdiction, anywhere in the world;

Materials	means light emitting materials, materials related to light emission and ink formulations thereof. The term Materials includes, but is not limited to:

(A) light emitting polymers, dendrimers and hybrids;

(B) hole transport materials;

(C) interlayer materials and buffer layer materials; and

(D) ink formulations thereof.

Materials Dependent Device IP	means Device IP consisting of both Materials claims and device claims, where such device claims are dependent upon the Materials claims, PROVIDED always that such Materials claims are developed under this Agreement

Materials IP	means Intellectual Property comprised in Project Technology directed to Materials and methods of manufacture of Materials;

Project	means the research and development projects in relation to Materials to be conducted by CDT on a contract basis for SUMATION, which includes, to the extent necessary for the Materials development, research and development in relation to organic light emitting devices of light emitting polymer materials (and formulations thereof) and devices as set out in the Project Plan;

Project Plan	means the work plan and timetable for the Project, a draft of which is set out in Appendix 2.2 hereto, which Appendix 2.2 may be periodically amended by written agreement of the parties hereto;

Project Team	means all employees of CDT OXFORD (and CDT LTD as sub-contractors of CDT OXFORD) specifically assigned at any time to work on the Project pursuant to clause 2.2 hereof;

Project Technology	means any Technology conceived, created or developed or reduced to practice at any time in the course of the Project by:

(1) any member of the Project Team; or

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(2) any person to whom Confidential Information relevant to the Project has been disclosed in accordance with the terms of this Agreement;

and, in either case, which relates to the subject matter of the Project;

Recipient	means any employee, director, officer, agent, advisor or consultant of the Receiving Party;

Receiving Party	means the party receiving Confidential Information or Samples from the Disclosing Party;

Samples	means samples of Materials;

Technology	means any discovery, invention, development, technical information, data, knowledge, technique, process, demonstrator, system, formula, result of experiment, design, statistic, record, know how, information, material or substance and all Intellectual Property relating to any of the foregoing, whether or not the subject of a patent, or patent application;

SUMATION Materials	means SUMATION proprietary Materials;

SUMATION Technology	means any Technology other than any Project Technology acquired or developed by or for SUMATION at any time, other than any Project Technology, which SUMATION is free to make available to CDT LTD or CDT OXFORD subject to its obligations to any unrelated third party existing on the Effective Date and without having to pay royalties or other consideration to any unrelated third party;

1.2	The word “person” and words importing persons shall be construed so as to include individuals, firms, bodies corporate, joint ventures, governments, states or agencies of state (whether or not having separate legal personality).

1.3	A reference to any party to this Agreement shall include a reference to its legal successors and permitted assignees.

1.4	References to the singular number shall include the plural and vice versa if the context so requires.

1.5	The headings in this Agreement are for reference purposes only and shall not affect the meaning or construction of the clauses or paragraphs to which they relate.

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2. THE PROJECT

2.1	SUMATION shall contract out the Project to CDT OXFORD and CDT OXFORD shall agree to conduct the Project on a contract basis for SUMATION.

2.2	The initial Project Plan for the period of two years from the date hereof, which includes the agreed resource allocation, is set out in Appendix 2.2 hereto, which Appendix may be periodically amended by written agreement of the parties hereto. In the third and subsequent years, the Project Plan shall be determined annually in the following manner:

1) not less than two (2) months before the start of the third year (or any subsequent year) of the Project, SUMATION shall provide CDT OXFORD with its draft plan for the Project for that year;

2) CDT OXFORD, within one (1) month from the receipt of such draft plan by SUMATION, shall submit to SUMATION the estimate of costs needed for conducting the Project based on the draft plan and shall provide its comments on the draft plan; and

3) upon receipt of such estimate and comments from CDT OXFORD, SUMATION and CDT OXFORD shall use best endeavours to finalize the Project Plan through good-faith discussion.

2.3	CDT OXFORD shall allow SUMATION reasonable access to its facilities on an as-needed basis.

2.4	CDT OXFORD shall use commercially reasonable efforts to carry out the Project. CDT OXFORD may sub-contract any part of the Project to CDT LTD or a third party with prior written consent of SUMATION, which consent shall not be unreasonably withheld.

2.5	Each party hereto shall supply to the other parties hereto such Samples as are reasonably required for the purposes of the Project in accordance with the Project Plan.

2.6	In accordance with Article 16 of the Joint Venture Agreement, in conducting the contract research and development hereunder, SUMATION and CDT OXFORD shall each appoint a manager for supervising the Project (“Project Manager”) whose roles shall be:

(a)	for the Project Manager of SUMATION to review and assess the work which is carried out by CDT OXFORD on the Project;

(b)	for the Project Manager of CDT OXFORD to report on the progress of the Project and where appropriate, to recommend any possible variations to the objectives or timetable of the Project Plan, or to recommend as to how the Project Technology is to be protected;

2.7

CDT OXFORD shall provide SUMATION with a monthly progress report on the Project, detailing the activities conducted, results obtained, plans made and cost incurred for the Project, in a format to be separately agreed by the parties hereto. Upon reasonable notice

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from SUMATION, the parties shall meet at a mutually agreed location to discuss the Project, provided that such meetings shall not be held more often than is reasonably necessary.

2.8	Each party hereto agrees that it shall indemnify, defend and hold harmless any other party hereto, its Affiliates, and its and their respective directors, officers, employees, agents and representatives, from and against any and all claims, losses, suits, damages, costs or proceedings arising from, relating to or in connection with the other party’s handling, use, storage, transportation or disposal of Samples and/or information provided hereunder save where such matters arise as a consequence of such other party’s (including its Affiliates, directors, officers employees, agents and representatives) negligence, fraud, breach of established health safety and environmental procedures or other serious default.

3. COST

3.1	As consideration for the contract research and development conducted by CDT OXFORD, SUMATION shall pay to CDT OXFORD the cost of the Project incurred “***” (the “Consideration”). The cost to be paid by SUMATION to CDT OXFORD shall be the sum of the direct and indirect attributable costs including without limitation material cost, utilities cost, labour cost, other consumables, depreciation of the equipment, university research, equipment usage charge, insurance, maintenance cost, related taxes and over-head cost of each laboratories, calculated by the standard cost allocation scheme of CDT (not including corporate over-head cost).

3.2	At the beginning of each quarter period, the SUMATION shall pay the Consideration corresponding to such quarter period to CDT OXFORD based on the budget in accordance with an invoice by CDT OXFORD to be issued in advance.

3.3	All the payments hereunder shall be made in U.S. Dollars. For the avoidance of doubt, the amount of the payment stipulated in clause 3.1 hereunder does not include the value added taxes to be charged on such payment. Such taxes shall be invoiced by CDT OXFORD and paid by SUMATION.

3.4	During the term of this Agreement and for a period of five (5) years thereafter, CDT OXFORD shall keep true and detailed records of the costs incurred under the Project as per the budget. CDT OXFORD shall, upon reasonable prior written notice from SUMATION, allow SUMATION and/or an accountant selected by SUMATION to inspect such records of CDT OXFORD and CDT LTD at SUMATION’s cost as may be necessary to verify the accuracy of the reported costs of materials and solvents at any reasonable time during normal business hours.

3.5	If the sum of the direct and indirect attributable costs associated with the Project varies by more than plus or minus five (5) % from the Consideration to be paid by SUMATION, CDT and SUMATION shall in good faith discuss and review such Consideration.

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

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4. BACKGROUND TECHNOLOGY

4.1	Nothing in this Agreement shall affect the ownership:

(a)	by CDT OXFORD of all right, title and interest in and to the CDT OXFORD Technology; or

(b)	by CDT LTD of all right, title and interest in and to the CDT LTD Technology; or

(c)	by SUMATION of all right, title and interest in and to the SUMATION Technology;

or impose any obligation on CDT OXFORD, CDT LTD or SUMATION to take any steps to protect or defend any Intellectual Property relating to any CDT OXFORD Technology, CDT LTD Technology or SUMATION Technology (as relevant). It is understood and agreed by the parties hereto that each party hereto shall retain ownership of all right, title and interest in and to any Intellectual Property and Technology developed by such party other than Project Technology which shall be dealt with in accordance with the terms of this Agreement.

4.2	SUMATION grants to CDT OXFORD and CDT LTD a royalty-free, non exclusive, non transferable license to use the SUMATION Technology solely for the purposes of the Project subject to any confidentiality or other obligations it may have to third parties which prevents it from making such disclosure.

5. PROJECT TECHNOLOGY

5.1	At all times during the Project CDT LTD and CDT Oxford shall ensure full and prompt disclosure to SUMATION of all Project Technology. All such disclosures shall be subject to the provisions of clause 6.

5.2	During the term of the Joint Venture Agreement, and subject to clause 5.9, Project Technology shall be jointly owned by CDT OXFORD and SUMATION.

5.3	During the term of the Joint Venture Agreement and subject to clause 5.9, CDT OXFORD shall have the exclusive right to grant licenses to a third party (parties) with respect to Device IP which is not Materials Dependent Device IP, provided that CDT Oxford derives no incremental consideration in respect of the licensing of such Device IP from such third party (parties), and CDT OXFORD may grant such licences without the consent of SUMATION and without accounting to SUMATION in respect thereof. The preservation of a royalty which would otherwise cease as a result of patent expiry shall not be an incremental consideration.

5.4	All Technology developed or acquired by CDT OXFORD, CDT LTD or SUMATION which is not Project Technology shall be owned by the party who developed or acquired it. The filing costs and the costs of protecting and maintaining any such Technology shall be borne solely by the party who developed or acquired such Technology.

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5.5	The parties shall discuss and seek to agree how and where the Intellectual Property relating to jointly-owned Project Technology should be protected.

5.6	In relation to the Project Technology which the parties agree to protect by patent or other formal registration process, such Project Technology shall be filed and maintained by CDT OXFORD in the name of CDT OXFORD and SUMATION. The filing costs and the costs of protecting and maintaining any such Project Technology shall be borne by SUMATION.

5.7	If, at any time, SUMATION does not continue to bear the costs of protecting and maintaining such Project Technology as specified in clause 5.6 above, then SUMATION shall, upon request of CDT OXFORD, transfer all of its rights and interest in that Project Technology (including any patent or other formal registration process rights) to CDT OXFORD. Following such transfer all costs of protecting and maintaining such Project Technology shall be borne by CDT OXFORD. SUMATION shall have no further rights and interest in such Project Technology and shall not bear any further costs in relation to the protection of such Project Technology. If neither party wishes to protect and maintain any protection of the Project Technology then they shall agree to abandon any patent or other formal registration process rights for such Project Technology.

5.8	During the term of the Joint Venture Agreement, except otherwise specifically agreed among the parties, CDT may not independently exploit or license the jointly-owned Project Technology to any third party for the purposes of using, manufacturing, importing, exporting, distributing or selling the Materials for applications within the Initial JV Scope and (where applicable) the Extended JV Scope as defined in the Joint Venture Agreement.

5.9	Following termination of the Joint Venture Agreement, all right, title and interest to the Project Technology shall be transferred to CDT subject to the license to Sumitomo in accordance with the terms of clause 21.3 of the Joint Venture Agreement.

6. CONFIDENTIALITY

6.1	The Receiving Party shall at all times:

(a)	keep Confidential Information of the Disclosing Party confidential;

(b)	not disclose or divulge Confidential Information of the Disclosing Party to any other person other than with the prior written consent of the Disclosing Party or in accordance with clause 6.2; and

(c)	not use the Confidential Information of the Disclosing Party for any purpose other than to the extent necessary for the purposes of the Project.

6.2

During the term of this Agreement, the Receiving Party may only disclose the Confidential Information of the Disclosing Party to any Recipient to the extent that it is necessary for the purposes of the Project, provided that the Receiving Party shall bind, in

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advance, such Recipient with a proper contractual obligation not to disclose the Confidential Information of the Disclosing Party to any third party or use the Confidential Information of the Disclosing Party for any purpose other than the Project.

6.3	The obligations contained in clauses 6.1 and 6.2 shall not apply to any Confidential Information of the Disclosing Party which:

(a)	at the date of this Agreement or at any time after the date of this Agreement comes into the public domain other than through any act or omission of the Receiving Party or any Recipient;

(b)	can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been known to the Receiving Party prior to it being disclosed by the Disclosing Party to the Receiving Party;

(c)	subsequently comes lawfully into the possession of the Receiving Party from a third party entitled to disclose the same and free of restrictions on disclosure and use;

(d)	can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been independently developed by the Receiving Party without using any Confidential Information of the Disclosing Party; or

(e)	is required to be disclosed by any law or by any governmental or other body of competent jurisdiction, provided that the Receiving Party shall promptly notify the Disclosing Party of such requirement in writing so that the Disclosing Party may seek an appropriate protective order, and the Receiving Party shall provide all reasonable assistance to the Disclosing Party to obtain the appropriate protective order.

6.4	To secure the confidentiality attaching to the Confidential Information of the Disclosing Party, the Receiving Party shall take reasonable and appropriate measures to safeguard it against theft, loss or negligent disclosure to others, including but not limited to the same measures as it would take to protect its own confidential information.

6.5	Notwithstanding clauses 6.1, 6.2 and 6.4 above, SUMATION may disclose Samples using or containing Project Technology but not technical information relating to the device to any actual or potential legitimate licensee, customer or supplier or any person carrying out research or development with SUMATION PROVIDED that

(a)	there is no disclosure of technical information relating to devices;

(b)	the disclosure is only to the extent necessary for the purposes of the development and/or exploitation of the Project Technology; and

(c)	prior to such disclosure, SUMATION first obtains a written undertaking from the person in question, on substantially the same terms as this clause and clause 7, to keep the information confidential, to not disclose it to any third parties and to use it only for the purposes for which the disclosure is made.

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6.6	Each party acknowledges and agrees that in the event of a breach or threatened breach of any of the provisions of this Agreement, the Disclosing Party shall have no adequate remedy at law and shall, therefore, in addition to any other rights or remedies that such Disclosing Party may have at law or in equity, be entitled to injunctive relief to restrain such breach or threatened breach, without the necessity of proving damages, posting any bond or other security, and without prejudice to or diminution of any other rights or remedies which may be available at law or in equity.

6.7	The terms and provisions of this clause 6 shall survive any expiration or termination of this Agreement for a period often (10) years.

6.8	Notwithstanding the provisions of this clause 6, CDT OXFORD and CDT LTD, as appropriate, may disclose the existence and the principal terms of this Agreement to any potential purchaser or other potential successor in title of all or substantially all of its business PROVIDED that such disclosure is only for the purposes of the evaluation of CDT OXFORD or CDT LTD, as appropriate, by such potential purchaser or successor in title, subject to CDT OXFORD or CDT LTD, as the case may be, (a) first obtaining a written undertaking from the person in question to keep such information confidential in accordance with the provisions of this clause 6 and clause 7, not to disclose it to any third parties and to use it only for the purposes for which the disclosure is made and (b) notifying in writing SUMATION of the aforementioned disclosure. Notwithstanding the foregoing, this clause 6.8 shall not apply to the extent the disclosure of such information is required by or reasonably considered advisable in connection with reports filed with the Commission under Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

7. SAMPLES

7.1	The following terms will apply in respect of all Samples supplied by the Disclosing Party to the Receiving Party for the purposes of the Project.

7.2	Subject to clauses 6.5 and 6.6, the Receiving Party will ensure that the Samples and any component, device or other material made using the Samples (including, in either case, any part thereof):

(a)	are not passed to a third party without the written consent of the Disclosing Party and are passed only to those Recipients who need to have the same in order to carry out work to develop Project Technology; and

(b)	are used only for the purpose of developing Project Technology.

7.3	The Receiving Party will treat as Confidential Information of the Disclosing Party in accordance with clause 6 any information which the Recipient may derive from the Samples.

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8. DURATION OF THE PROJECT

8.1	This Agreement shall be effective as of the Effective Date and, unless sooner terminated as hereinafter set forth, shall continue in full force and effect until two (2) years from the Effective Date.

8.2	Following the initial term of the Project, in accordance with Article 16.2 of the Joint Venture Agreement, CDT and SUMATION shall review the research and development activities under this Agreement and determine whether to extend this Agreement and any desired modifications hereto, including any expansion or reduction in the scope of the research and development activities hereunder and modifications to costs and budgets, if appropriate. It is the intention of SUMATION and CDT OXFORD to continue this research and development agreement for as long as the Joint Venture Agreement remains in force. Unless either party notifies the other Party of its intention to terminate this Agreement with minimum six (6) month prior written notice expiring on or after the second anniversary of the date hereof, this Agreement shall be extended by one (1) year automatically. If such notice of termination is served, the Parties shall discuss in good faith whether or not to extend this Agreement notwithstanding the service of such notice.

8.3	Either party may terminate this Agreement for material breach by the other party. Such termination shall be automatically effective if such breach has not been cured within thirty (30) calendar days after written notice of the breach to the breaching party. The failure to make financial contribution to the costs of the Project in the manner set out in clause 3.1 shall constitute a material breach of this Agreement.

8.4	CDT OXFORD or CDT LTD on the one hand (who shall be treated as one party for the purposes of this clause 8.4 such that references to one of them shall be considered to be a reference to both of them) and SUMATION on the other, may terminate the Project with immediate effect by giving written notice of termination to the other party in any of the following circumstances:

(a)	if the other party has a liquidator, receiver, administrator or administrative receiver appointed in respect of the whole or any material part of its undertaking or assets and the appointment of such liquidator, receiver, administrator or administrative receiver is not vacated within 60 days of such appointment;

(b)	if the other party enters into any arrangement or composition with its creditors or calls a meeting of its creditors;

(c)	if an order is made or a resolution is passed for the winding up of the other party, whether voluntarily or compulsorily (except for the purposes of a bona fide reconstruction or amalgamation);

(d)	if any encumbrancer takes possession of any material part of the assets of the other; or

(e)	if the Joint Venture Agreement is terminated.

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8.5	If this Agreement is terminated by any party (“Terminating Party”) pursuant to clauses 8.3 or 8.4, then;

(a)	each party shall return any documents (including computer storage devices) in its possession or control which contain or record any information relating to or concerning the whole or any part of the Technology which has been received hereunder and remove any such information from any computer, word processor or other device in its possession or control; and

(b)	each party shall return to the Terminating Party at its request any unused Samples.

8.6	Upon the expiration or termination of this Agreement:

(a)	the provisions of clause 6 shall continue in full force and effect for the time period specified therein and, except as otherwise set forth herein, the provisions of clauses 2.8,, 5, 7, 8.5, 8.6, 8.7 and 9 shall continue in force full force and effect without limitation; and

(b)	except as otherwise set forth herein, expiration or termination of this Agreement shall not affect any rights or obligations accrued prior to the effective date of such expiration or termination.

8.7	The rights to terminate the Project given by this clause shall not prejudice any other right or remedy of any party in respect of the breach concerned (if any) or any other breach.

9. GENERAL

9.1	Subject as set out below, no party may assign or charge or otherwise dispose of, in whole or in part, any of the rights or obligations of this Agreement without the prior written consent of the other parties hereto, such consent not to be unreasonably withheld. Any party may transfer both the benefit and burden of this Agreement by way of a novation to any purchaser or other successor in title (whether by way of a flotation, initial public offering, reorganisation, amalgamation or otherwise) of all or substantially all of its business, provided that any such transferee agrees to assume all of the obligations of SUMATION, CDT OXFORD or CDT LTD, as the case may be, under this Agreement. In addition, any such transfer shall not relieve SUMATION, CDT OXFORD or CDT LTD, as the case may be, from any liability or obligation arising on or prior to the date of such transfer.

9.2	This Agreement comprises the entire agreement and understanding of the parties in relation to its subject matter and cancels and supersedes all previous communications, agreements or understandings with regard to such subject matter, except for the License Agreement. Each party hereto acknowledges that it has entered into this Agreement in reliance only upon the representations, warranties and promises specifically contained in this Agreement. The parties hereto specifically agree that said previous communications, agreements, representations, understandings, negotiations, proposals or undertakings shall not be admissible as evidence in any arbitration, litigation or other legal proceeding for interpretation of this Agreement.

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9.3	This Agreement may only be varied by an agreement in writing specifically referring to this clause 9.3 and signed by or on behalf of all parties hereto.

9.4	Nothing in this Agreement shall create, or shall be deemed to create, a partnership, or the relationship of principal and agent between the parties, nor are the parties partners or joint venturers.

9.5	Any notice, disclosure or report given under this Agreement shall be in writing (which for such purposes shall include e-mail), in English and legible, shall be served by hand on a business day at or by being sent by facsimile (with confirmation of receipt) or email on a business day or by being sent by first class post or airmail to the address as given on page 1 or as otherwise notified in accordance with this clause, and shall be deemed served on the date actually received by the other party. Notices and disclosures shall, if sent to CDT OXFORD or CDT LTD, be marked for the attention of Stephen Chandler, Vice President of Legal & IP and, if sent to SUMATION, shall be marked for the attention of Toshihiro Onishi, CTO or, in either case, such other person whose details have been notified in accordance with this clause. Reports shall, if sent to CDT OXFORD or CDT LTD, be marked for the attention of Scott Brown, Vice President of Research and Technology and, if sent to SUMATION, shall be marked for the attention of Toshihiro Onishi, CTO or, in either case, such other person whose details have been notified in accordance with this clause.

9.6	Each party shall do all such things and execute all such documents as may reasonably be required of it by any of the other parties for the purpose of giving effect to this Agreement.

9.7	No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall:

(a)	impair such right, power or remedy; or

(b)	operate as a waiver thereof;

nor shall the single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

9.8	The rights, powers and remedies conferred on any party by this Agreement and remedies available to any party are cumulative and are additional to any right, power or remedy which it may have under general law, this Agreement or otherwise.

9.9

This Agreement shall be governed and construed in accordance with English law. If it is not possible to resolve a disagreement or dispute arising under, out of, or in connection with or in relation to this Agreement through good faith negotiations among the parties hereto, the matter shall be submitted to a panel of three arbitrators in accordance with the Rules of Arbitration of the International Chamber of Commerce. SUMATION will chose

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one arbitrator, CDT OXFORD or CDT LTD shall choose the second arbitrator, and the third arbitrator shall be selected by the first two arbitrators. The arbitration shall take place in Tokyo, Japan, if requested by CDT OXFORD or CDT LTD, and in London, England, if requested by SUMATION. The parties hereto agree that service of any notices in the course of such arbitration at their addresses as given in this Agreement shall be valid and sufficient, Any award rendered in such arbitration shall be final and binding upon the parties hereto, and judgment upon the award rendered in the arbitration may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The parties hereto agree that prior to submitting any dispute hereunder to arbitration, each party shall appoint a senior executive to negotiate in good faith toward a resolution of any disagreement.

9.10	This Agreement may be executed via facsimile and may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

9.11	To the extent that any provision of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, that provision shall be deemed not to be a part of this Agreement, it shall not affect the enforceability of the remainder of this Agreement nor shall it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

9.12	No party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance or non performance of any of its obligations under this Agreement to the extent that such delay or non performance is due to any cause beyond its reasonable control including but not limited to any strike, lockout or other form of industrial action (an “Event of Force Majeure”). The party affected by the Event of Force Majeure shall immediately give the other parties written notification of the nature and extent of the Event of Force Majeure and the parties shall enter into bona fide discussions with a view to alleviating its effects or to agreeing upon such alternative arrangements as may be fair and reasonable.

9.13	Any party may, in whole or in part, release, compound, compromise, waive or postpone, in its absolute discretion, any liability owed to it or right granted to it in this Agreement by any other party or parties without in any way prejudicing or affecting its rights in respect of that or any other liability or right not so released, compounded, compromised, waived or postponed.

9.14

Each party hereto agrees that, during the term of this Agreement and for a period of 12 months following the expiration or termination of this Agreement, it shall not solicit the services (except as contemplated by the Project) of or introduce to another employer either temporarily or permanently, directly or indirectly, any person who is employed by another party or its Affiliates and who was or is involved in the Project, and shall use commercially reasonable efforts to ensure that its Affiliates comply with this provision; provided, however, that this clause 9.14 shall not apply as between CDT OXFORD and CDT LTD. Each party hereto agrees that if it or its Affiliates breaches this clause, in

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addition to any other remedies that may be available to the other party, it shall pay to the other party a sum equivalent to two times the new annual starting salary and benefits of the person concerned.

9.15	No party hereto shall be liable to the other party for any indirect or consequential losses, damages, costs or expenses incurred by reason of any duty at common law or under any statute, or any term hereof, whether express or implied by statute, collaterally or otherwise, nor for any loss of profit, business, goodwill, anticipated savings or contracts, however the same may arise and whether occasioned by the negligence, breach of contract or otherwise of the other party, its servants or agents or otherwise, which arises out of or in connection with this Agreement or its use by another party.

THIS AGREEMENT has been duly executed by the authorised signatories of each party as of the Effective Date

CDT Oxford Limited

By:
Name:	Stephen Chandler
Title:	Director

Cambridge Display Technology Limited

By:
Name:	Stephen Chandler
Title:	Director

Sumation Company Limited

By:
Name:	Susumu Miyazaki
Title:	President

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Appendix 16b

Research and Development Agreement (Sumitomo)

DATED November 14, 2005

(1)	SUMITOMO CHEMICAL CO., LTD.

(2)	SUMATION COMPANY LIMITED

RESEARCH AND DEVELOPMENT AGREEMENT

THIS RESEARCH AND DEVELOPMENT AGREEMENT, is made as of November 14, 2005

BETWEEN:

(1)	Sumitomo Chemical Co., Ltd. of 2-27-1, Shinkawa, Chuo-ku, Tokyo 104-8260, Japan (“SUMITOMO”); and

(2)	Sumation Company Limited with an office at 2-27-1, Shinkawa, Chuo-ku, Tokyo, 104-8260, Japan (“SUMATION”).

BACKGROUND:

1.	On November 9, 2005 Cambridge Display Technology, Limited (“CDT”) and SUMITOMO entered into that certain Joint Venture Agreement (the “Joint Venture Agreement”) providing for the establishment of SUMATION, which is owned by CDT and SUMITOMO.

2.	Pursuant to the Joint Venture Agreement, (i) each of CDT and SUMITOMO have entered into new license agreements with, or assigned existing license agreements to SUMATION, in each case granting SUMATION a license with respect to certain of its intellectual property to develop, make, sell, use, export, import and distribute Materials (as defined in clause 1.1) for display and lighting applications; (ii) SUMITOMO has granted to SUMATION, a license with respect to certain of its intellectual property for purposes of research and development under this Agreement.

3.	Pursuant to the Joint Venture Agreement, SUMATION wishes to contract out part of its research and development to SUMITOMO, and SUMITOMO is willing to conduct the requested research and development for SUMATION on a contract basis.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. DEFINITIONS

1.1	The following terms, when capitalized herein, shall have the meanings set forth in this clause:

Affiliate	means, when used with reference to a specified entity, any person or entity that directly or indirectly controls, is controlled by, or is under common control with, the specified entity. An entity shall be deemed to control any partnership or corporation in which such entity owns or controls more than fifty percent (50%) of the partnership interests or securities having the right to vote for the management thereof;

Agreement	means this Research and Development Agreement, its schedules and annexure all as amended or supplemented at the relevant time;

SUMITOMO Technology	means any Technology (excluding Project Technology) acquired or developed by or for SUMITOMO which SUMITOMO is free to make available to SUMATION subject to its obligations to any non Affiliate third party existing on the Effective Date and without having to pay royalties or other consideration to any non Affiliate third party;

Confidential Information	means, in relation to a party, all information and samples including Samples disclosed by a Disclosing Party (whether in writing, orally or by any other means) to a Receiving Party on or after the Effective Date pursuant to or in connection with the Project (including, without limitation, Project Technology or other information relevant to the Project), which at the time of disclosure is designated as confidential or proprietary, is disclosed in circumstances of confidence, or would be understood by parties hereto, exercising reasonable business judgment, to be confidential;

Disclosing Party	means the party disclosing its Confidential Information or Samples to the other party;

Device IP	means Intellectual Property comprised in Project Technology directed to the structure and arrangement of organic light emitting devices or directed to processes for the manufacture of organic light emitting devices;

Effective Date	means the date first set forth above in this Agreement;

Intellectual Property	means any patent, trademark or service mark (whether registered or not), copyright, registered design, design right and topography right or any other form of protection, any right to apply or application for such protection, and any rights in any secret process, know how, technical reports, designs, confidential information or otherwise or any associated or similar right or protection subsisting at the relevant time in any jurisdiction, anywhere in the world;

Materials	means light emitting materials, materials related to light emission and ink formulations thereof. The term Materials includes, but is not limited to:

(A) light emitting polymers, dendrimers and hybrids;

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(B) hole transport materials;

(C) interlayer materials and buffer layer materials; and

(D) ink formulations thereof.;

Materials Dependent Device IP	means Device IP consisting of both Materials claims and device claims, where such device claims are dependent upon the Materials claims, PROVIDED always that such Materials claims are developed under this Agreement;

Materials IP	means Intellectual Property comprised in Project Technology with respect to Materials and methods of manufacture of Materials;

Project	means the research and development projects in relation to Materials to be conducted by SUMITOMO on a contract basis for SUMATION, which includes, to the extent necessary for the Materials development, research and development in relation to organic light emitting devices of light emitting polymer materials (and formulations thereof) and devices as set out in the Project Plan;

Project Plan	means the work plan and timetable for the Project, a draft of which is set out in Appendix 2.2 hereto, which Appendix 2.2 may be periodically amended by written agreement of the parties hereto;

Project Team	means all employees of SUMITOMO specifically assigned at any time to work on the Project pursuant to clause 2.2 hereof;

Project Technology	means any Technology conceived, created or developed or reduced to practice at any time in the course of the Project by:

(1) any member of the Project Team; or

(2) any person to whom Confidential Information relevant to the Project has been disclosed in accordance with the terms of this Agreement;

and, in either case, which relates to the subject matter of the Project;

Recipient	means any employee, director, officer, agent, advisor or consultant of the Receiving Party;

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Receiving Party	means the party receiving Confidential Information or Samples from the Disclosing Party;

Samples	means samples of Materials;

Technology	means any discovery, invention, development, technical information, data, knowledge, technique, process, demonstrator, system, formula, result of experiment, design, statistic, record, know how, information, material or substance and all Intellectual Property relating to any of the foregoing whether or not the subject of a patent or patent application;

SUMATION Materials	means SUMATION proprietary Materials;

SUMATION Technology	means any Technology other than any Project Technology acquired or developed by or for SUMATION at any time, other than any Project Technology, which SUMATION is free to make available to SUMITOMO subject to its obligations to any unrelated third party existing on the Effective Date and without having to pay royalties or other consideration to any unrelated third party;

1.2	The word “person” and words importing persons shall be construed so as to include individuals, firms, bodies corporate, joint ventures, governments, states or agencies of state (whether or not having separate legal personality).

1.3	A reference to any party to this Agreement shall include a reference to its legal successors and permitted assignees.

1.4	References to the singular number shall include the plural and vice versa if the context so requires.

1.5	The headings in this Agreement are for reference purposes only and shall not affect the meaning or construction of the clauses or paragraphs to which they relate.

2. THE PROJECT

2.1	SUMATION shall contract out the Project to SUMITOMO and SUMITOMO shall agree to conduct the Project on a contract basis for SUMATION.

2.2	The initial Project Plan for the period of two years from the date hereof, which includes the agreed resource allocation, is set out in Appendix 2.2 hereto, which Appendix 2.2 may be periodically amended by written agreement of the parties hereto. In the third and subsequent years, the Project Plan shall be determined annually in the following manner:

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1) not less than two (2) months before the start of the third year (or any subsequent year) of the Project, SUMATION shall provide SUMITOMO with its draft plan for the Project for that year;

2) SUMITOMO, within one (1) month from the receipt of such draft plan by SUMATION, shall submit to SUMATION the estimate of costs needed for conducting the Project based on the draft plan and shall provide its comments on the draft plan; and

3) upon receipt of such estimate and comments from SUMITOMO, SUMATION and SUMITOMO shall use best endeavours to finalize the Project Plan through good-faith discussion.

2.3	SUMITOMO shall allow SUMATION reasonable access to its facilities on an as-needed basis.

2.4	SUMITOMO shall use commercially reasonable efforts to carry out the Project. SUMITOMO may sub-contract any part of the Project to a third party with prior written consent of SUMATION, which consent shall not be unreasonably withheld.

2.5	Each party hereto shall supply to the other party hereto such Samples as are reasonably required for the purposes of the Project in accordance with the Project Plan.

2.6	In accordance with the Article 16 of the Joint Venture Agreement, in conducting the contract research and development hereunder, SUMATION and SUMITOMO shall each appoint a manager for supervising the Project (“Project Manager”) whose roles shall be:

(a)	for the Project Manager of SUMATION to review and assess the work which is carried out by SUMITOMO on the Project;

(b)	for the Project Manager of SUMITOMO to, report the progress of the Project and where appropriate, to recommend any possible variations to the objectives or timetable of the Project Plan, or to recommend as to how the Project Technology is to be protected;

2.7	SUMITOMO shall provide SUMATION with a monthly progress report on the Project, detailing the activities conducted, results obtained, plans made and cost incurred for the Project, in a format to be separately agreed by the parties hereto. Upon reasonable notice from SUMATION, the parties shall meet at a mutually agreed location to discuss the Project, provided that such meetings shall not be held more often than is reasonably necessary.

2.8	Each party hereto agrees that it shall indemnify, defend and hold harmless any other party hereto, its Affiliates, and its and their respective directors, officers, employees, agents and representatives, from and against any and all claims, losses, suits, damages, costs or proceedings arising from, relating to or in connection with the other party’s handling, use, storage, transportation or disposal of Samples and/or information provided hereunder save where such matters arise as a consequence of such other party’s (including its Affiliates, directors, officers employees, agents and representatives) negligence, fraud, breach of established health safety and environmental procedures or other serious default.

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3. COST

3.1	As consideration for the contract research and development conducted by SUMITOMO, SUMATION shall pay to SUMITOMO the cost of the Project incurred “***” (the “Consideration”). The cost to be paid by SUMATION to SUMITOMO shall be the sum of the direct and indirect attributable costs including without limitation material cost, utilities cost, labour cost, other consumables, depreciation of the equipment, university research, equipment usage charge, insurance maintenance cost, related taxes and over-head cost of each laboratories, calculated by the standard cost allocation scheme of SUMITOMO (not including corporate over-head cost).

3.2	At the beginning of each quarter period, the SUMATION shall pay the Consideration corresponding to such quarter period to SUMITOMO in accordance with an invoice by SUMITOMO to be issued in advance.

3.3	All the payments hereunder shall be made in Japanese Yen. For the avoidance of doubt, the amount of the payment stipulated in clause 3.1 hereunder does not include the consumption taxes to be charged on such payments. In the event that such consumption taxes are due, these shall be invoiced by SUMITOMO and paid by SUMATION.

3.4	During the term of this Agreement and for a period of five (5) years thereafter, SUMITOMO shall keep true and detailed records of the costs incurred under the Project as per the budget. SUMITOMO shall, upon reasonable prior written notice from SUMATION, allow SUMATION and/or an accountant selected by SUMATION to inspect such records of SUMITOMO at SUMATION’s cost as may be necessary to verify the accuracy of the reported costs of materials and solvents at any reasonable time during normal business hours.

3.5	If the sum of the direct and indirect attributable costs associated with the Project as set out above varies by more than plus or minus five (5) % from the Consideration to be paid by SUMATION, SUMITOMO and SUMATION shall in good faith discuss and review such Consideration.

4. BACKGROUND TECHNOLOGY

4.1	Nothing in this Agreement shall affect the ownership:

(a)	by SUMITOMO of all right, title and interest in and to the SUMITOMO Technology; or

(b)	by SUMATION of all right, title and interest in and to the SUMATION Technology;

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

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or impose any obligation on SUMITOMO or SUMATION to take any steps to protect or defend any Intellectual Property relating to any SUMITOMO Technology or SUMATION Technology (as relevant). It is understood and agreed by the parties hereto that each party hereto shall retain ownership of all right, title and interest in and to any Intellectual Property and Technology developed by such party other than Project Technology which shall be dealt with in accordance with the terms of this Agreement.

4.2	SUMATION grants to SUMITOMO a royalty-free, non exclusive, non transferable license to use the SUMATION Technology solely for the purposes of the Project subject to any confidentiality or other obligations it may have to third parties which prevents it from making such disclosure.

5. PROJECT TECHNOLOGY

5.1	At all times during the Project SUMITOMO shall ensure full and prompt disclosure to SUMATION of all Project Technology. All such disclosures shall be subject to the provisions of clause 6.

5.2	During the term of the Joint Venture Agreement, and subject to clause 5.8, Project Technology shall be jointly owned by SUMITOMO and SUMATION.

5.3	All Technology developed or acquired by SUMITOMO or SUMATION which is not Project Technology shall be owned by the party who developed or acquired it. The filing costs and the costs of protecting and maintaining any such Technology shall be borne solely by the party who developed or acquired such Technology.

5.4	The parties shall discuss and seek to agree how and where the Project Technology should be protected.

5.5	In relation to the Project Technology which the parties agree to protect by patent or other formal registration process, such Project Technology shall be filed and maintained by SUMITOMO in the name of SUMITOMO and SUMATION. The filing costs and the costs of protecting and maintaining any such Project Technology shall be borne by SUMATION.

5.6	If, at any time, SUMATION does not continue to bear, the cost of protecting and maintaining such Project Technology as specified in clause 5.5 above, then SUMATION shall, upon request of SUMITOMO, transfer all of its rights and interest in that Project Technology (including any patent or other formal registration process rights) to SUMITOMO. Following such transfer all costs of protecting and maintaining such Project Technology shall be borne by SUMITOMO. SUMATION shall have no further rights and interest in such Project Technology and shall not bear any further costs in relation to the protection of such Project Technology. If neither party wishes to protect and maintain any protection of the Project Technology, then they shall agree to abandon any patent or other formal registration process rights for such Project Technology.

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5.7	During the term of the Joint Venture Agreement, except otherwise specifically agreed between the parties, SUMITOMO may not independently exploit or license the jointly-owned Project Technology to any third party for the purposes of using, manufacturing, importing, exporting, distributing or selling the Materials for applications within the Initial JV Scope and (where applicable) the Extended JV Scope as defined in the Joint Venture Agreement.

5.8	Following termination of the Joint Venture Agreement, all right, title and interest to the Project Technology shall be transferred to SUMITOMO subject to the licence to CDT in accordance with the terms of clause 21.3 of the Joint Venture Agreement.

5.9	During the term of the Joint Venture Agreement and subject to clause 5.8, SUMITOMO shall have the exclusive right to grant license to a third party (parties) with respect to Device IP which is not Materials Dependent Device IP, provided that there is no incremental consideration related to such Materials Dependent Device IP to be charged to such third party (parties), without consent of SUMATION. The preservation of a royalty which would otherwise cease as a result of patent expiry shall not be an incremental consideration.

6. CONFIDENTIALITY

6.1	The Receiving Party shall at all times:

(a)	keep Confidential Information of the Disclosing Party confidential;

(b)	not disclose or divulge Confidential Information of the Disclosing Party to any other person other than with the prior written consent of the Disclosing Party or in accordance with clause 6.2; and

(c)	not use the Confidential Information of the Disclosing Party for any purpose other than to the extent necessary for the purposes of the Project.

6.2	During the term of this Agreement, the Receiving Party may only disclose the Confidential Information of the Disclosing Party to any Recipient to the extent that it is necessary for the purposes of the Project, provided that the Receiving Party shall bind, in advance, such Recipient with a proper contractual obligation not to disclose the Confidential Information of the Disclosing Party to any third party or use the Confidential Information of the Disclosing Party for any purpose other than the Project.

6.3	The obligations contained in clauses 6.1 and 6.2 shall not apply to any Confidential Information of the Disclosing Party which:

(a)	at the date of this Agreement or at any time after the date of this Agreement comes into the public domain other than through any act or omission of the Receiving Party or any Recipient;

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(b)	can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been known to the Receiving Party prior to it being disclosed by the Disclosing Party to the Receiving Party;

(c)	subsequently comes lawfully into the possession of the Receiving Party from a third party entitled to disclose the same and free of restrictions on disclosure and use;

(d)	can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been independently developed by the Receiving Party without using any Confidential Information of the Disclosing Party; or

(e)	is required to be disclosed by any law or by any governmental or other body of competent jurisdiction, provided that the Receiving Party shall promptly notify the Disclosing Party of such requirement in writing so that the Disclosing Party may seek an appropriate protective order, and the Receiving Party shall provide all reasonable assistance to the Disclosing Party to obtain the appropriate protective order.

6.4	To secure the confidentiality attaching to the Confidential Information of the Disclosing Party, the Receiving Party shall take reasonable and appropriate measures to safeguard it against theft, loss or negligent disclosure to others, including but not limited to the same measures as it would take to protect its own confidential information.

6.5	Notwithstanding clauses 6.1, 6.2 and 6.4 above, SUMATION may disclose Samples using or containing Project Technology to any actual or potential legitimate licensee, customer or supplier or any person carrying out research or development with SUMATION PROVIDED that

(a)	there is no disclosure of technical information relating to devices;

(b)	the disclosure is only to the extent necessary for the purposes of the development and/or exploitation of the Project Technology; and

(c)	prior to such disclosure, SUMATION first obtains a written undertaking from the person in question, on substantially the same terms as this clause and clause 7, to keep the information confidential, to not disclose it to any third parties and to use it only for the purposes for which the disclosure is made.

6.6	Each party acknowledges and agrees that in the event of a breach or threatened breach of any of the provisions of this Agreement, the Disclosing Party shall have no adequate remedy at law and shall, therefore, in addition to any other rights or remedies that such Disclosing Party may have at law or in equity, be entitled to injunctive relief to restrain such breach or threatened breach, without the necessity of proving damages, posting any bond or other security, and without prejudice to or diminution of any other rights or remedies which may be available at law or in equity.

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6.7	The terms and provisions of this clause 6 shall survive any expiration or termination of this Agreement for a period often (10) years.

7. SAMPLES

7.1	The following terms will apply in respect of all Samples supplied by the Disclosing Party to the Receiving Party for the purposes of the Project.

7.2	Subject to clauses 6.5 and 6.6, the Receiving Party will ensure that the Samples and any component, device or other material made using the Samples (including, in either case, any part thereof):

(a)	are not passed to a third party without the written consent of the Disclosing Party and are passed only to those Recipients who need to have the same in order to carry out work to develop Project Technology; and

(b)	are used only for the purpose of developing Project Technology.

7.3	The Receiving Party will treat as Confidential Information of the Disclosing Party in accordance with clause 6 any information which the Recipient may derive from the Samples.

8. DURATION OF THE PROJECT

8.1	This Agreement shall be effective as of the Effective Date and, unless sooner terminated as hereinafter set forth, shall continue in full force and effect until two (2) years from the Effective Date.

8.2	Following the initial term of the Project, in accordance with Article 16.2 of the Joint Venture Agreement, SUMITOMO and SUMATION shall review the research and development activities under this Agreement and determine whether to extend this Agreement and any desired modifications hereto, including any expansion or reduction in the scope of the research and development activities hereunder and modifications to costs and budgets, if appropriate. It is the intention of SUMATION and SUMITOMO to continue this research and development agreement for as long as the Joint Venture Agreement remains in force. Unless either party notifies the other of its intention to terminate this Agreement with minimum six (6) month prior written notice expiring on or after the second anniversary of the date hereof, this Agreement shall be extended by one (1) year automatically. If such notice of termination is served, the Parties shall discuss in good faith whether or not to extend this Agreement notwithstanding the service of such notice.

8.3	Either party may terminate this Agreement for material breach by the other party. Such termination shall be automatically effective if such breach has not been cured within thirty (30) calendar days after written notice of the breach to the breaching party. The failure to make financial contribution to the costs of the Project in the manner set out in clause 3.1 shall constitute a material breach of this Agreement.

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8.4	Either Party may terminate the Project with immediate effect by giving written notice of termination to the other party in any of the following circumstances:

(a)	if the other party has a liquidator, receiver, administrator or administrative receiver appointed in respect of the whole or any material part of its undertaking or assets and the appointment of such liquidator, receiver, administrator or administrative receiver is not vacated within 60 days of such appointment;

(b)	if the other party enters into any arrangement or composition with its creditors or calls a meeting of its creditors;

(c)	if an order is made or a resolution is passed for the winding up of the other party, whether voluntarily or compulsorily (except for the purposes of a bona fide reconstruction or amalgamation);

(d)	if any encumbrancer takes possession of any material part of the assets of the other; or

(e)	if the Joint Venture Agreement is terminated.

8.5	If this Agreement is terminated by any party (“Terminating Party”) pursuant to clauses 8.3 or 8.4, then;

(a)	each party shall return any documents (including computer storage devices) in its possession or control which contain or record any information relating to or concerning the whole or any part of the Technology which has been received hereunder and remove any such information from any computer, word processor or other device in its possession or control; and

(b)	each party shall return to the Terminating Party at its request any unused Samples.

8.6	Upon the expiration or termination of this Agreement:

(a)	the provisions of clause 6 shall continue in full force and effect for the time period specified therein and, except as otherwise set forth herein, the provisions of clauses 2.8, 5, 7, 8.5, 8.6, 8.7 and 9 shall continue in force full force and effect without limitation; and

(b)	except as otherwise set forth herein, expiration or termination of this Agreement shall not affect any rights or obligations accrued prior to the effective date of such expiration or termination.

8.7	The rights to terminate the Project given by this clause shall not prejudice any other right or remedy of any party in respect of the breach concerned (if any) or any other breach.

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9. GENERAL

9.1	Subject as set out below, no party may assign or charge or otherwise dispose of, in whole or in part, any of the rights or obligations of this Agreement without the prior written consent of the other party hereto, such consent not to be unreasonably withheld. Any party may transfer both the benefit and burden of this Agreement by way of a novation to any purchaser or other successor in title (whether by way of a flotation, initial public offering, reorganisation, amalgamation or otherwise) of all or substantially all of its business, provided that any such transferee agrees to assume all of the obligations of SUMATION or SUMITOMO, as the case may be, under this Agreement. In addition, any such transfer shall not relieve SUMATION or SUMITOMO, as the case may be, from any liability or obligation arising on or prior to the date of such transfer.

9.2	This Agreement comprises the entire agreement and understanding of the parties in relation to its subject matter and cancels and supersedes all previous communications, agreements or understandings with regard to such subject matter. Each party hereto acknowledges that it has entered into this Agreement in reliance only upon the representations, warranties and promises specifically contained in this Agreement. The parties hereto specifically agree that said previous communications, agreements, representations, understandings, negotiations, proposals or undertakings shall not be admissible as evidence in any arbitration, litigation or other legal proceeding for interpretation of this Agreement.

9.3	This Agreement may only be varied by an agreement in writing specifically referring to this clause 9.3 and signed by or on behalf of all parties hereto.

9.4	Nothing in this Agreement shall create, or shall be deemed to create, a partnership, or the relationship of principal and agent between the parties, nor are the parties partners or joint venturers.

9.5	Any notice, disclosure or report given under this Agreement shall be in writing (which for such purposes shall include e-mail), in English and legible, shall be served by hand on a business day at or by being sent by facsimile (with confirmation of receipt) or email on a business day or by being sent by first class post or airmail to the address as given on page 1 or as otherwise notified in accordance with this clause, and shall be deemed served on the date actually received by the other party. Notices and disclosures shall, if sent to SUMITOMO, be marked for the attention of Junichi Sekihachi, Corporate Planning & Coordination Office and, if sent to SUMATION, shall be marked for the attention of Toshihiro Ohnishi, Chief Technology Officer or, in either case, such other person whose details have been notified in accordance with this clause. Reports shall, if sent to SUMITOMO, be marked for the attention of Junichi Sekihachi, Corporate Planning & Coordination Office and, if sent to SUMATION, shall be marked for the attention of Toshihiro Ohnishi, Chief Technology Officer or, in either case, such other person whose details have been notified in accordance with this clause.

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9.6	Each party shall do all such things and execute all such documents as may reasonably be required of it by any of the other parties for the purpose of giving effect to this Agreement.

9.7	No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall:

(a)	impair such right, power or remedy; or

(b)	operate as a waiver thereof;

nor shall the single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

9.8	The rights, powers and remedies conferred on any party by this Agreement and remedies available to any party are cumulative and are additional to any right, power or remedy which it may have under general law, this Agreement or otherwise.

9.9	This Agreement shall be governed and construed in accordance with Japanese law. If it is not possible to resolve a disagreement or dispute arising under, out of, or in connection with or in relation to this Agreement through good faith negotiations among the parties hereto, the matter shall be submitted to a panel of three arbitrators in accordance with the Rules of Arbitration of the International Chamber of Commerce. SUMATION will chose one arbitrator, SUMITOMO shall choose the second arbitrator, and the third arbitrator shall be selected by the first two arbitrators. The arbitration shall take place in Tokyo, Japan. The parties hereto agree that service of any notices in the course of such arbitration at their addresses as given in this Agreement shall be valid and sufficient, Any award rendered in such arbitration shall be final and binding upon the parties hereto, and judgment upon the award rendered in the arbitration may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The parties hereto agree that prior to submitting any dispute hereunder to arbitration, each party shall appoint a senior executive to negotiate in good faith toward a resolution of any disagreement.

9.10	This Agreement may be executed via facsimile and may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

9.11	To the extent that any provision of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, that provision shall be deemed not to be a part of this Agreement, it shall not affect the enforceability of the remainder of this Agreement nor shall it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

9.12

No party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance or non performance of any of its obligations under this Agreement to the extent that such delay or non performance is due to any cause beyond its reasonable control including but not limited to any strike, lockout or

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other form of industrial action (an “Event of Force Majeure”). The party affected by the Event of Force Majeure shall immediately give the other party written notification of the nature and extent of the Event of Force Majeure and the parties shall enter into bona fide discussions with a view to alleviating its effects or to agreeing upon such alternative arrangements as may be fair and reasonable.

9.13	Any party may, in whole or in part, release, compound, compromise, waive or postpone, in its absolute discretion, any liability owed to it or right granted to it in this Agreement by any other party or parties without in any way prejudicing or affecting its rights in respect of that or any other liability or right not so released, compounded, compromised, waived or postponed.

9.14	Each party hereto agrees that, during the term of this Agreement and for a period of 12 months following the expiration or termination of this Agreement, it shall not solicit the services (except as contemplated by the Project) of or introduce to another employer either temporarily or permanently, directly or indirectly, any person who is employed by another party or its Affiliates and who was or is involved in the Project, and shall use commercially reasonable efforts to ensure that its Affiliates comply with this provision; provided, however, that this clause 9.14 shall not apply as between CDT OXFORD and CDT LTD. Each party hereto agrees that if it or its Affiliates breaches this clause, in addition to any other remedies that may be available to the other party, it shall pay to the other party a sum equivalent to two times the new annual starting salary and benefits of the person concerned.

9.15	No party hereto shall be liable to the other party for any indirect or consequential losses, damages, costs or expenses incurred by reason of any duty at common law or under any statute, or any term hereof, whether express or implied by statute, collaterally or otherwise, nor for any loss of profit, business, goodwill, anticipated savings or contracts, however the same may arise and whether occasioned by the negligence, breach of contract or otherwise of the other party, its servants or agents or otherwise, which arises out of or in connection with this Agreement or its use by another party.

THIS AGREEMENT has been duly executed by the authorised signatories of each party as of the Effective Date

Sumitomo Chemical Company Limited

By:
Name:	Kiyohiko Nakae
Title:	Managing Executive Officer

Sumation Company Limited

By:
Name:	Susumu Miyazaki
Title:	President

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Appendix 18

Contract Manufacturing and Delivery Service Agreement

Contract Manufacturing and Delivery Service Agreement

THIS CONTRACT MANUFACTURING AND DELIVERY SERVICE AGREEMENT made and entered into this 14th day of November, 2005 (“Effective Date”) by and between:

Sumation Company Limited, a company incorporated under the laws of Japan, having its principal place of business located at 27-1, 2-chome, Shinkawa, Chuo-ku, Tokyo 104, Japan (hereinafter referred to as “Sumation”); and

Sumitomo Chemical Company, Limited, a company incorporated under the laws of Japan, having its principal place of business at 27-1, 2-chome, Shinkawa, Chuo-ku, Tokyo 104, Japan, (hereinafter referred to as “SC”);

WITNESSETH THAT:

WHEREAS, Sumation is a joint venture company established between SC and Cambridge Display Technology Limited (“CDT LTD”) under the Joint Venture Agreement dated November 9, 2005 (“JVA”) ; and

WHEREAS, Sumation desires that its Products (as defined below) be manufactured by SC for Sumation, and SC agrees to manufacture Products for Sumation under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter stated, the Parties hereby agree as follows:

ARTICLE 1. DEFINITIONS

The following terms when used in this Agreement will have the following meanings, respectively. Unless otherwise expressly defined in this Agreement, all of the terms used in this Agreement which are defined terms in the JVA shall have the same meaning as defined in the JVA.

1.1	“Actual Ink Variable Unit Cost” means the variable unit cost per one (1) liter of the Ink Product, comprising the following:

(i)	costs of the Powder Products dissolved in one (1) liter of the Ink Product, which shall be calculated by using the Actual Polymer Unit Cost, and

(ii)	the Standard Ink Variable Unit Cost (hereinafter defined).

1.2	“Actual Monomer Unit Cost” means the unit cost per one (1) gram of the monomer.

1.3	“Actual Polymer Unit Cost” means the unit cost per one (1) gram of the Powder Product, comprising the following:

(i)	Actual Monomer Unit Cost × the Standard Monomer Consumption; and

(ii)	the Standard Polymer Unit Cost (hereinafter defined) excluding costs of monomers.

1.4	“Actual Shipping Volume” means actual shipment volume of the Powder Products or the Ink Products to Sumation’s customers during the Half Year.

1.5	“Affiliate” means, when used with reference to a specified entity, any person or entity that directly or indirectly controls, is controlled by, or is under common control with, the specified entity. An entity shall be deemed to control any partnership or corporation in which such entity owns or controls not less than fifty percent (50%) of the partnership interests or securities having the right to vote for the management thereof.

1.6	“Cost Factor Forecast” means (i) the Standard Monomer Unit Cost, (ii)the Standard Monomer Consumption, (iii) the Standard Polymer Unit Cost, (iv) the Standard Ink Variable Unit Cost, (v) the Standard Ink Fixed Cost; and (vi) the Forecast Shipping Volume.

1.7	“Half Year” means a half year period starting from April or October, provided, however, that the first Half Year will commence on the Effective Date and end at the end of March 2006.

1.8	“Ink Products” means the PLED Materials shipped to Sumation’s customers in the form of ink.

1.9	“Party” means Sumation or SC, and “Parties” means Sumation and SC.

1.10	“PLED Materials” means light emitting materials and materials related to light emission. The term PLED Materials includes, but is not limited to:

(a)	light emitting polymers, dendrimers and hybrids;

(b)	hole transport materials; and

(c)	interlayer materials and buffer layer materials.

For the avoidance of doubt, the term PLED Materials does not include ink formulations.

1.11	“Powder Products” means the PLED Materials shipped to Sumation’s customers in the form of powder.

1.12	“Products” means the Powder Products and the Ink Products.

1.13	“Quarter” means a period of three (3) months starting from January, April, July or October, provided, however, that the first Quarter will commence on the Effective Date and end at the end of December 2005.

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1.14	“Forecast Shipping Volume” means the pre-agreed forecast of the volume of the Powder Products or the Ink Products to be shipped by SC to Sumation’s customers during the Half Year.

1.15	“Standard Ink Variable Unit Cost” means the semiannually agreed variable properly attributable unit cost per one (1) liter of the Ink Product, comprising the following:

(i)	cost of the PLED Materials dissolved in the ink solution, which shall be calculated using the Standard Polymer Unit Cost;

(ii)	cost of raw materials of the Ink Product other than Powder Product;

(iii)	costs of utilities allocated to the process of ink formulation and bottling; and

(iv)	costs of label, bottle and packaging materials.

1.16	“Standard Ink Fixed Cost” means the semiannually agreed fixed cost of the process of ink formulation and bottling, comprising the following properly attributable direct and indirect costs:

(i)	costs of labor allocated to such process;

(ii)	costs of the equipment allocated to such process, comprising a) depreciation, b) fixed property tax, c) maintenance cost and d) insurance for the equipment;

(iii)	costs of the quality assurance department allocated to such process;

(iv)	costs of the logistics department allocated to such process;

(v)	costs of waste treatment allocated to such process;

(vi)	costs of consumables (excluding any such costs included in Standard Ink Variable Unit Cost) allocated to such process;

(vii)	costs of the facilities allocated to such process, comprising a) depreciation, b) fixed property tax, c) maintenance cost and d) insurance;

(viii)	overhead cost of SC’s Osaka Works allocated to such process; and

(ix)	other costs allocated to such process;

all of which shall be calculated in conformity with SC’s internal rules of cost accounting.

1.17	“Standard Monomer Unit Cost” means the semiannually agreed unit cost of each monomer used for manufacturing the Powder Product.

1.18	“Standard Monomer Consumption” means the semiannually agreed amount of each monomer consumed for manufacturing one (1) gram of the Powder Product.

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1.19	“Standard Polymer Unit Cost” means the semiannually agreed unit cost per one (1) gram of the Powder Product, comprising the following properly attributable direct and indirect costs:

(i)	costs of monomers, which shall be calculated in accordance with the following formula:

the Standard Monomer Unit Cost × the Standard Monomer Consumption;

(ii)	costs of raw materials of the Powder Product other than monomers;

(iii)	costs of utilities allocated to the process of polymerization;

(iv)	costs of labors allocated to polymerization process;

(v)	costs associated with equipment allocated to such process, comprising a) depreciation, b) fixed property tax, c) maintenance cost and d) insurance for the equipment;

(x)	costs of the quality assurance department allocated to such process;

(xi)	costs of the logistics department allocated to such process;

(xii)	costs of waste treatment allocated to such process;

(xiii)	costs of consumables (other than those included in 1.16(i) and 1.16(ii) above) allocated to such process;

(vi)	costs of the facilities allocated to such process, comprising a) depreciation, b) fixed property tax, c) maintenance cost and d) insurance;

(vii)	overhead cost of SC’s Osaka Works allocated to such process;

(viii)	costs of package, label and packing materials; and

(ix)	other costs allocated to such process;

all of which shall be calculated in conformity with SC’s internal rules of cost accounting.

1.20	“Technical Information” means written instructions of Sumation relating to the composition, manufacture and testing of the Products, including, without limitation, specifications, formulations, method of manufacture, quality assurance/control and transportation, blueprints, drawings, which are necessary or useful in the manufacture and delivery of the Products; provided, however, the Technical Information on those Products which are to be newly introduced onto the market shall be determined through good-faith discussion between the Parties.

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ARTICLE 2. Contract Manufacturing Service and Delivery Service

2.1	Unless otherwise agreed between the Parties, Sumation shall request SC to undertake custom manufacture of all its requirements of Products, and SC hereby agrees to undertake the same.

2.2	With the consent of Sumation, such consent not to be unreasonably withheld, SC may subcontract the manufacture of the Products to its Affiliate as well as to “***” (to the extent SC may do so under the “***”, but not to any other third party. In case SC subcontracts the manufacture of the Products to its Affiliate, Sumation has the right to inspect such Affiliate’s manufacturing site and SC shall procure that such Affiliate conforms to reasonable requirements of Sumation to secure sufficient Products at the specified quality. Sumation shall have the right to inspect SC’s manufacturing sites, or sites of its Affiliates concerned, during normal business hours and with reasonable prior notice.

2.3	Sumation agrees to consign to SC and SC agree to undertake the delivery of the Products to Sumation’s customers. SC may subcontract the delivery service to its Affiliate. Packaging and labeling shall comply with Article 7 herein.

2.4	SC shall deliver the Products to the location of Sumation’s customers as designated by Sumation. The delivery method, carrier and route shall be separately agreed upon between the both Parties.

2.5	Title and risk of loss of the Product shall pass from SC to Sumation upon exiting the premises of SC’s Osaka Works, except the cases where such Product is sent to and sent back from SC’s or CDT’s laboratory for regular and routine testing.

2.6	SC shall store the Products in a place and in conditions appropriate for the storage of the Products, as specified by Sumation, from its production until such Product exits the premises of SC’s Osaka Works for delivery to a customer.

2.7	SC guarantees the Products shall meet the specification set out in the Technical Information and agreed by the Parties (“Specification”).

ARTICLE 3. Term

This Agreement shall become effective on the Effective Date and continue in full force and effect for an initial period of three (3) years following the Effective Date (the “Initial Term”). After the Initial Term, this Agreement shall be extended automatically from year to year for successive one (1) year terms (each successive 1 year term, an “Additional Term”) unless either Party submits written notice of termination at least twelve months prior to the end of the Initial Term or on commencement of any Additional Terms. This Agreement shall automatically be terminated if the JVA is terminated.

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

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ARTICLE 4. Technical Information

4.1	Sumation shall provide SC with the Technical Information required to enable a person of ordinary technical skill in specialty chemical manufacturing to manufacture package and store each of the Products Sumation wishes SC to contract manufacture for Sumation.

4.2	All training of SC personnel to assure performance and conformity with the Technical Information shall be the responsibility of SC. Sumation agrees to comply with all reasonable requests by SC for technical assistance.

ARTICLE 5. Forecast and Production Schedule

5.1	Sumation shall provide SC with the following written forecasts of its requirement for Products:

(a)	as soon as reasonably practicable following the preparation of its three year term business plan, it shall provide a forecast of its requirements for the three years following the preparation of such plan;

(b)	within one month of the Effective Date it shall provide a forecast of its requirements for the year following the Effective Date;

(c)	three months prior to the beginning of its financial year, it shall provide a forecast of its requirements for the 12 months following each such anniversary;

(d)	three months prior to the beginning of the latter half of its financial year, it shall provide a forecast of its requirements for such half year, and

(e)	at least once each month it shall provide a forecast of its requirements for the following six months.

5.2	Sumation shall submit firm orders specifying the Products and quantity of the Products at least “***” prior to the required date of delivery of such Products to Sumation’s customers.

5.3	Every two months and upon a written request from Sumation, SC shall prepare and provide Sumation with a production schedule for the ensuing six (6) months based on such forecasts provided by Sumation.

5.3	SC shall, within ten (10) days after the end of each month, submit to Sumation a written monthly production report detailing:

(a)	all the Products manufactured;

(b)	all the Products shipped to Sumation’s customers during the preceding month;

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

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(c)	details of inventory held;

(d)	Product yields achieved; and

(e)	details of any actual or expected changes in the Actual Monomer Unit Cost.

5.4	SC shall use best efforts to meet the manufacturing requirements of Sumation as set out in the 6-month rolling forecast provided by Sumation as set forth in Article 5.1 above

5.5	SC shall use commercially reasonable efforts, subject to availability of manufacturing capacity and other resources, to meet the manufacturing requirements of Sumation which are in excess of the 6-month rolling forecast provided by Sumation as set forth in Article 5.1 above.

5.6	In the event that, based on the forecasts provided by Sumation as set forth in Article 5.1 above, SC’s manufacturing capacity is insufficient to satisfy the manufacturing requirements of Sumation, both Parties shall enter into good-faith discussions to determine the measures to resolve the situation to each Party’s satisfaction.

ARTICLE 6. Manufacturing Control

6.1	SC shall establish a manufacturing control system to ensure that all the Products manufactured by SC meet the specifications as set forth in the Technical Information and that a hazard and operability analysis is provided by SC with particular reference to the potential for cross contamination of Sumation’s Products with other products made by SC using the same equipment. Such manufacturing control system shall comply with all applicable regulations as well as other requirements that Sumation may reasonably impose on SC based on the contracts between Sumation and its customers, including, without limitation, acceptance of inspection for customer product approval and for auditing;. Any change of such manufacturing control systems, including any deviation from the Technical Information (for example, change in raw materials used for the manufacture), shall be subject to prior approval of Sumation.

6.2	SC shall, for each batch of Products manufactured, prepare and submit a test report to Sumation for Sumation’s batch approval. As required by Sumation in its reasonable discretion, Products may be sent to CDT or SC’s Tsukuba Laboratory for additional testing before the batch approval.

6.3	In order to check purity and performance of any Products supplied to a customer (for the purposes of dealing with a customer complaint or for any other purpose), SC agrees to keep a sample of each batch of Products supplied for a period of 12 months from the date of supply.

6.4	In the event Sumation’s customer rejects the Products due to non-conformity versus the specification set out in the Technical Information, SC shall be responsible for replacing such defective Products free of charge or, with Sumation’s consent, making an appropriate reduction of the Contract Manufacturing Fee (as defined in Article 8.1 below), as determined between the Parties in good faith.

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6.5	In the event Sumation recommends to SC in writing a supplier of raw materials for the Products, SC shall give due and careful consideration to the possibility of using such supplier. Any change in raw material suppliers and/or raw material specification or process shall require an express approval of Sumation.

ARTICLE 7. Labeling, Packaging and Packing for delivery of Products

As part of SC’s delivery service hereunder, SC shall provide labeling, packaging and packing of the Products in accordance with the Technical Document or specific instruction given by Sumation, and in compliance with all applicable laws and regulations. Sumation shall provide all artwork required.

ARTICLE 8. Contract Manufacturing Fee, Delivery Service Fee and Payment Terms

8.1	Sumation shall pay to SC a fee for the contract manufacturing service undertaken by SC hereunder (“Contract Manufacturing Fee”) in accordance with the following manner:

(a)	At least three (3) months before the beginning of each Half Year, Sumation and SC shall discuss and agree the preliminary Cost Factor Forecast for all Products which Sumation expects to request SC to manufacture during the next Half Year.

(b)	At least one (1) month before the beginning of each Half Year, Sumation and SC shall discuss and agree the firm Cost Factor Forecast for all Products which Sumation expects to request SC to manufacture during the next Half Year.

(c)	At the end of each Quarter SC shall issue an invoice indicating the following amount for each Product (where applicable):

“***”

If a new Product replaces an existing Product, the forecast for the existing Product will be removed.

(d)	Within thirty (30) days after the receipt of the invoice, Sumation shall remit the amount indicated in the invoice to the bank account separately designated by SC.

(e)	In the event that Sumation requests SC to manufacture a new Powder Product and/or new Ink Product during the Half Year, for which the Cost Factor Forecast has not been agreed by the parties, then SC and Sumation shall discuss and agree to the Cost Factor Forecast of such Products as soon as practically possible after the receipt of such request from Sumation. Thereafter, at the end of each Quarter, SC shall issue an invoice indicating the following amount for the new Product (where applicable):

“***”

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

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(f)	Within thirty (30) days after the end of the Half Year period, Sumation and SC shall settle the following amount for each Product made and shipped in the Half Year. Sumation or SC shall remit against valid documentation such amount to the bank account separately designated by SC or Sumation as the case may be.:

(i)	As for the cost variance caused by the difference between the Actual Shipping Volume and the Forecast Shipping Volume :

“***”

(ii)	As for the cost variance caused by the difference between the Standard Polymer Unit Cost and the Actual Polymer Unit Cost:

“***”

8.2	During the period in which SC subcontracts the manufacturing service to “***” in accordance with Article 2.2 hereof, Sumation shall pay SC “***” per month for the Products which are manufactured in and shipped from “***” from the Effective Date of the JVA until termination of such manufacturing service. SC shall issue an invoice indicating such amount to Sumation at the end of each month. Sumation shall remit the invoiced amount to SC within thirty (30) days after the receipt of such invoice.

8.3	Sumation shall pay to SC a fee for the delivery service of the Product (“Delivery Service Fee”) in the following manner:

(a) Within one (1) month after the end of each month, SC shall send copies of the documents evidencing the delivery cost incurred to SC and its Affiliates and issue an invoice to Sumation indicating the Delivery Service Fee, which is calculated as follows:

Actual delivery cost of the Products to Sumation’s customers, including freight, insurance (as referred to in Article 2.4), duties, taxes and other costs directly attributable to such delivery, plus “***” thereof;

(b)	Within one (1) month after the receipt of such invoice, Sumation shall remit the invoiced amount to the bank account separately designated by SC.

8.4	In the event that SC foresees any change to its manufacturing facilities during the Half Year after the agreement of the Cost Factor Forecast, and to its best knowledge, such change will significantly affect the Standard Polymer Unit Cost, the Standard Ink Variable Unit Cost and/or the Standard Ink Fixed Cost, SC shall notify Sumation of such change as soon as practically possible, and SC and Sumation shall discuss in good faith to review such cost.

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

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8.5	In the event that SC carries significant amount of unsalable inventory of the Products, which fully meets the Specification, due to the reasons attributable solely to Sumation, such as serious miscalculation as for the forecast of the Product demand, then Sumation and SC shall discuss in good faith as to which Party shall bear the costs, including disposal costs, associated with such inventory.

8.6	All the payments hereunder shall be made in Japanese Yen. For the avoidance of doubt, the amount of the payments stipulated in the above provisions does not include consumption taxes to be charged on such payments. Such consumption taxes shall be paid together with such stipulated amount.

8.7	If either Party requests to change the timing of the payment set forth in Article 8.1 (c) hereof from quarterly payment to monthly payment, both Parties shall enter into a good faith discussion to review such timing of the payment.

ARTICLE 9. Records and Audit

9.1	SC shall keep complete records of the manufacture of every batch of the Products, together with the respective test results. SC shall keep such records for a period of at least three (3) years after the manufacture or such other period as may be agreed between Sumation and its customers, and agreed in writing by SC, which agreement shall not be unreasonably withheld. Sumation shall have the right to inspect these records during normal business hours upon reasonable advanced notice at its own cost and expense.

9.2	SC shall keep complete and accurate books and records, in accordance with generally accepted accounting principles in Japan, of all the Actual Manufacturing Cost and all the costs actually incurred by SC for the delivery of the Product throughout the term of this Agreement and for a period of one (1) year following the termination of this Agreement. Sumation and any of its internal auditors shall have the right to inspect these books and records during normal business hours upon reasonable advanced notice at its own cost and expense.

ARTICLE 10. Confidentiality

10.1	SC shall keep in strict confidence and not to disclose to any third party any commercial and/or technical information included in the Technical Information received under this Agreement which is marked confidential or which by nature is deemed to be confidential. SC shall make the Technical Information available only to those of its employees who need to have access thereto for proper execution of their duties.

10.2	With respect to Sumation’s inspection rights set forth in Article 10, Sumation shall keep in strict confidence and not disclose to any other Party or person (other than to an independent auditing firm appointed by Sumation for the purpose of reviewing SC’s books and records), the books and records of SC. Sumation shall make such books and records available only to those of its employees and the employees of its representatives who need to have access thereto for proper execution of their duties. Sumation shall use the information received pursuant to Article 10.2 solely for the purpose of verifying the Contract Manufacturing Fee and Delivery Service Fee.

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10.3	The undertakings to preserve confidentiality shall not apply to information which (i) at the time of receipt was demonstrably in the possession of the recipient, (ii) at the time of its receipt was in the public domain or thereafter entered the public domain through no act or failure to act by the recipient; and (iii) at any time is disclosed to the recipient by a third party with a bona fide right to disclose it and which is not subject to a legally enforceable confidential undertaking.

ARTICLE 11. Termination and Effect of Termination

11.1	The Parties agree that this Agreement shall be terminated as follows:

(i)	by mutual written consent of the Parties;

(ii)	in accordance with the provisions of Article 3 above;

(iii)	by the non-breaching Party, upon a material breach of this Agreement by a Party which is not cured within sixty (60) days of written notice of such material breach by the non-breaching Party; or

(iv)	by written notice if (1) an encumbrancer takes possession of, or a receiver is appointed with respect to, any of the property or assets of the other Party; (2) the other Party becomes subject to an administrative order or makes any voluntary arrangement with its creditors; (3) the other Party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other Party under this Agreement); or (4) any analogous event to the foregoing under the applicable law of any jurisdiction occurs in relation to the other Party.

11.2	Upon termination of this Agreement, SC shall promptly return to Sumation the Technical Information and all copies or extracts taken therefrom and shall forthwith cease to utilize the same, subject to Article 13 below.

ARTICLE 12. Improvements

Any improvements, whether patentable or not, of the Technical Information made in the course of or as a result of the contract manufacturing and delivery of the Products under this Agreement, including, without limitation, new process or method of manufacturing or testing(“Improvements”), shall be jointly owned by SC and Sumation. Either Party shall not grant sub-license to any third party other than its Affiliate under Improvements without prior written consent of the other Party which shall not be unreasonably withheld.

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ARTICLE 13. Indemnification

Each Party undertakes to indemnify, hold harmless and defend the other Party from and against any and all damages, liabilities and/or claims arising from the first Party’s breach of any material terms and conditions of this Agreement, and/or any negligent, gross negligent, intentional or willful act or omission of the first Party in the performance of its obligations under this Agreement or any part thereof.

ARTICLE 14. Governing Law and Arbitration

This Agreement and any issues arising therefrom shall be governed by and interpreted in accordance with the laws of Japan. Should any disputes, controversies or differences arise among the Parties in relation to or in connection with this Agreement or the breach thereof, the Parties hereto shall first have good faith discussions on such matter. In the event that the Parties hereto fail to reach an amicable settlement despite such discussions, the matter shall be finally settled by binding arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or three arbitrator(s) appointed in accordance with said rules. The arbitration proceedings shall be held in Tokyo, Japan. The parties hereto agree that service of any notices in the course of such arbitration at their addresses as given in this Agreement shall be valid and sufficient. Judgment upon the award rendered in the arbitration may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Each Party to the dispute shall pay the expenses of its own arbitrator and shall equally share in the remaining expenses of the arbitration proceeding.

ARTICLE 15. Force Majeure

If, by reason of Force Majeure, either Party is unable, in whole or in part, to perform any obligation under this Agreement, other than the payment of money, then such Party shall be relieved of any and all liability for failing to so perform provided that such Party gives prompt written notice to the other Party as to the commencement and nature of the Force Majeure occurrence. The Party invoking Force Majeure shall use its commercially reasonable efforts to remedy the situation and remove, to the extent reasonably possible and within a reasonable time, the cause of its inability to perform. The Party invoking Force Majeure shall give prompt notice to the other of the cessation thereof. Force Majeure for purposes hereof shall mean any occurrence arising from contingencies, circumstances or causes which are beyond the control of the Party invoking Force Majeure and which, by the exercise of reasonable diligence, such Party is unable to prevent or remedy. Force Majeure shall include, but not be limited to, the imposition of or compliance with any applicable law, regulation, decree, order or request of any governmental authority, nationalization, riot, war, explosion, fire, flood, acts of God, strikes or lockouts.

ARTICLE 16. Entire Agreement

This Agreement constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions of the parties hereto, whether oral or written, with regard to the subject matter hereof, and there are no warranties, representations or other agreements between or among the parties hereto in connection with the subject matter hereof, except as specifically set forth in this

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Agreement. No amendment, alteration, or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument duly executed by the parties hereto. No waiver of any right shall be effective unless given in writing and signed by the Party which is so waiving such right.

ARTICLE 17. Assignment

This Agreement shall not be assigned or transferred by either Party except with the prior written consent of the Parties hereto. Any assignment or transfer in contravention hereof shall be null and void.

ARTICLE 18. Notices

Any notices, including, without limitation, any notice of termination delivered hereunder, or any other communications required or permitted hereunder, shall be in writing and shall be given on the day such notice or communication is personally delivered, or on the day such notice or communication is received if sent by telecopy, overnight courier or by registered or certified mail, return receipt requested, addressed as follows:

If to Sumation: Sumation Company Limited, 27-1, 2-chome, Shinkawa, Chuo-ku, Tokyo 104-8260, Japan

If to SC: Sumitomo Chemical Company Limited, 27-1, 2-chome, Shinkawa, Chuo-ku, Tokyo 104-8260, Japan

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IN WITNESS WHEREOF, each Party hereto has caused two (2) copies of this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Sumation Company Limited

By:
Name:	Susumu Miyazaki
Title:	President

Sumitomo Chemical Company Limited

By:
Name:	Makoto Hara
Title:	Executive Officer

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Appendix 19.1(a)

Business Service and Lease Agreement

Business Service and Lease Agreement

Sumitomo Chemical Co., Ltd., a company incorporated under the laws of Japan, having its principal place of business at 27-1, 2 chome, Shinkawa, Chuo-ku, Tokyo 104-8260, Japan (hereinafter referred to as “SUMITOMO”) and Sumation Company Limited, a company incorporated under the laws of Japan, having its principal place of business at 27-1, 2 chome, Shinkawa, Chuo-ku, Tokyo 104-8260, Japan (hereinafter referred to as “SUMATION”) agree as follows regarding head office service contract and lease of facilities.

Article 1. (Head office services)

1.1	SUMATION shall contract SUMITOMO to provide the following services relating to management and operation of SUMATION (hereinafter referred to as “Head Office Services”) and SUMITOMO shall provide the Head Office Service to SUMATION.

(1)	Services for calculation and handling of business trip payments for the people seconded by SUMITOMO.

(2)	Services related to legal matters.

(3)	Services related to patent administration

(4)	Consulting services for business operations.

(5)	Services related to environment and security.

(6)	Other services on which SUMATION and SUMITOMO agree in relation to above services.

1.2	SUMATION shall pay to SUMITOMO the amount specified in Exhibit hereto per month in consideration for the Head Office Services. Notwithstanding above, in case such consideration is deemed inappropriate due to certain reasons such as significant workload change of the Head Office Services, the parties hereto shall negotiate in good faith an appropriate revision of such consideration.

Article	2. (Lease of office space)

2.1	SUMITOMO shall provide SUMATION with office space (including space for meetings) and office equipment (including service at cafeteria, use of copying machines, and physical mail delivery), which are separately determined between SUMITOMO and SUMATION (hereinafter collectively referred to as “Facilities”) and SUMATION shall use the Facilities for its head office.

2.2	SUMATION shall pay to SUMITOMO the following rent for the Facilities. The rent corresponding to the period from April 1st to September 30th shall be paid at the end of June and the rent corresponding to the period from October 1st to March 31st in next year shall be paid at the end of December. Notwithstanding above, in case maintenance fee of the Facilities fluctuates drastically, or in case the number of employees at the head office of SUMATION changes during the period from April 1st to September 30th or October 1st to March 31st, the parties hereto shall negotiate in good faith an appropriate revision and/or adjustment of the rent.

Monthly rent = “***” Yen per employee x the number of employees at the head office of SUMATION “***”

2.3	Taxes and public duties imposed on the Facilities shall be paid by SUMITOMO.

2.4	SUMATION shall use the Facilities with the due care of a good manager.

2.5	SUMATION shall conform to any and all applicable laws, regulation and decisions and internal rules of SUMITOMO with regard to use, maintenance, layout and so on of the Facilities.

2.6	SUMATION shall not under any circumstances sell, assign, lease, grant a license to use and give as security the Facilities to any third party.

2.7	After termination of this Agreement, SUMATION shall vacate and surrender the Facilities to SUMITOMO in accordance with SUMITOMO’s instruction. All cost and expenses for such vacation and surrender shall be born by SUMATION.

Article 3 (Terms of payment)

Upon receipt of semi-annual invoice from SUMITOMO, SUMATION shall pay in cash to SUMITOMO consideration stipulated in this Agreement within one month.

Article 4 (Obligation of the care of a good manager)

SUMITOMO shall provide the Head Office Services, with commercially reasonable care and professional manner of work.

Article	5. (Confidentiality)

During the term of this Agreement and a five (5) year period thereafter, SUMATION and SUMITOMO shall keep in confidence information of the other party obtained through the execution or from this Agreement, and shall not disclose to any third party nor use it for any purpose other than the purpose hereunder without prior written consent from the other party, provided that these obligations shall not apply to any information which

(1)	at the time of its receipt was in the possession of the recipient or known to the public;

(2)	is or becomes known to the public through no fault of the receiving party;

(3)	becomes known to the receiving party from a third party who has a lawful right to disclose the information

Article	6. (Indemnification)

SUMATION shall indemnify, defend and hold SUMITOMO and its directors, officers and employees and other representatives harmless from any damages, loss, cost, claim or liability (including fees and expenses) relating to or arising out of the Head Office Services by SUMITOMO and/or SUMATION’s use of the Facilities.

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

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Article 7. (Non-assignability)

SUMATION and SUMITOMO shall not assign any rights or obligations under this Agreement without prior written consent of the other party.

Article 8. (Breach of Agreement)

If SUMATION or SUMITOMO fails to abide by any of the terms and conditions of this Agreement, the non-defaulting party may terminate this Agreement upon sixty (60) days prior notice to that effect, except for the case such failure or default is remedied by the defaulting party and such defaulting party informs so to the non-defaulting party within said sixty (60) days period.

Article 9. (Force Majeure)

If, by reason of Force Majeure such as acts of God and the imposition of or compliance with any applicable law, regulation, decree, order or request of any governmental authority, SUMATION or SUMITOMO is unable, in whole or in part, to perform any obligation under this Agreement, or behind determined schedules, then such party shall be relieved of any and all liability for failing to so perform provided that such party gives prompt notice to the other party as to the commencement and nature of the Force Majeure occurrence, and use its best efforts to remedy the situation to minimize the damage to the other party estimated to be caused by the Force Majeure occurrence.

Article 10. (Term)

10.1 This Agreement shall come into force on the date of execution of this Agreement and shall continue for the end of March 31, 2007. After this period, this Agreement shall be extended automatically from year to year for one (1) year term unless it is terminated by three (3) month prior notice before the end of such period.

10.2 Notwithstanding Article 10.1, Articles 2.7, 5, 6 and 11 shall survive after termination of this Agreement.

Article 11. (Governing Law)

This Agreement shall be governed by, construed and enforced in Japanese law. Any and all disputes arising from hereunder shall be finally settled using arbitration under the rules of arbitration of International Chamber of Commerce. The arbitration shall be held in Tokyo, Japan.

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In witness where of this Agreement is executed in two counterparts and each of the copies shall be retained by each party.

Sumitomo Chemical Co., Ltd.		Sumation Co., Ltd.

Name:	Makoto Hara	Name:	Susumu Miyazaki
Title:	Executive Officer	Title:	President

Date:		Date:

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Appendix 19.1(b)

Secondment Agreement

Secondment Agreement

Sumitomo Chemical Co., Ltd., a company incorporated under the laws of Japan, having its principal place of business located at 27-1, 2-chome, Shinkawa, Chuo-ku, Tokyo 104-8260, Japan (hereinafter called “SUMITOMO”) and Sumation Company Limited, a company incorporated under the laws of Japan, having its principal place of business located at 27-1, 2-chome, Shinkawa, Chuo-ku, Tokyo 104-8260, Japan (hereinafter called “SUMATION”) agree as follows on the terms and conditions to be applied to the SUMITOMO’s employees who are seconded to SUMATION from SUMITOMO:

Article	1. (Definition of Secondee)

Secondee herein shall mean SUMITOMO’s employees who are seconded to SUMATION from SUMITOMO and work for SUMATION, being engaged in SUMATION’s daily assignments as an employee, a director or an auditor of SUMATION during a secondment period to be agreed upon by and between the parties hereto (“Secondment Period”).

Article	2. (Duty and responsibility of Secondee)

(1) Unless otherwise agreed by the parties hereto, Secondee shall work in the following conditions:

1.	Secondee shall be under the sole direction and supervision of SUMATION in respect of his carrying out the duties and responsibilities assigned to him by SUMATION and, unless otherwise specified in this Agreement, shall comply with the internal rules and regulations of SUMATION.

2.	Working days and holidays provided by SUMATION to Secondee shall be the same as defined in the internal rules and regulations of SUMATION.

3.	The number of the paid holidays provided by SUMATION to Secondee shall be equal to that provided by SUMITOMO in accordance with the internal rules and regulations of SUMITOMO.

4.	Other off-duty holidays and absence days provided by SUMATION to Secondee shall be the same as defined in the internal rules and regulations of SUMATION.

(2) SUMATION shall inform SUMITOMO in writing of a service record of Secondee each month no later than the 5th day of the following month. The service record shall include, but not be limited to, (i) the working hours; (ii) the holidays and (iii) the payment holidays.

(3) SUMATION may change the duties and responsibilities assigned to Secondee at any time; provided, however, that SUMATION shall notify to SUMITOMO in advance such change.

Article 3. (Monthly Wages)

Secondee’s monthly wages shall follow the following conditions:

1.	SUMITOMO shall pay to Secondee the monthly wages in accordance with the internal rules and regulations of SUMITOMO.

2.	SUMATION shall reimburse to SUMITOMO, as the compensation for the secondment of Secondee, the amount determined in accordance with the internal rules and regulations of SUMITOMO.

3.	If the secondment of Secondee commences on a day other than on the first day of a month or terminates on a day other than on the last day of a month, the amount of the reimbursement specified in Article 3.2 above for such month shall be calculated by the following formula:

Reimbursement amount =amount of monthly reimbursement x A / B where, A: The number of days in a certain month from the date of commencement of the secondment of Secondee to the last day of the month or from the first day of the month to the date of termination of the Secondment Period

B: The number of days of such month

Article 4. (Bonuses and other extraordinary payment)

1.	The bonuses shall be treated in the same manner as monthly wages in accordance with Article 3 hereof.

2.	Treatment of any extraordinary payments to Secondee (such as payment in commemoration of company’s establishment and payment in commemoration of increase of capital) shall be determined upon discussion between the parties hereto.

Article 5. (Retirement Allowance)

Retirement allowance and retirement pension of Secondee (hereinafter called collectively, “Retirement Allowance”) shall be treated as follows:

1.	SUMITOMO shall directly pay to Secondee the Retirement Allowance to be determined in accordance with the internal rules and regulations of SUMITOMO for the entire employment period in SUMITOMO including the secondment period to SUMATION.

2.	During the Secondment Period, SUMATION shall reimburse to SUMITOMO, at each end of fiscal year, the Retirement Allowance corresponding to such fiscal year determined in accordance with the internal rules and regulations of SUMATION.

3. Notwithstanding Article 5.2 above, in case Secondee is assigned as a director or an auditor of SUMATION during the Secondment Period, SUMATION shall either reimburse to SUMITOMO or directly pay to Secondee the Retirement Allowance in accordance with the internal rules and regulations of SUMATION after the termination of such assignment.

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Article 6. (Commutation Expenses)

Commutation expenses of Secondee shall be paid by SUMITOMO directly to Secondee in accordance with the internal rules and regulations of SUMITOMO and SUMATION shall reimburse the same amount to SUMITOMO.

Article 7. (Travel Expenses)

1.	SUMATION shall bear and pay directly to Secondee the travel expenses for Secondee’s business trips for SUMATION’s work in accordance with the internal rules and regulations of SUMATION.

2.	The travel expenses for the transfer to working places incidental to the beginning of the secondment and the end of the secondment shall be paid by SUMITOMO directly to Secondee in accordance with the internal rules and regulations of SUMITOMO and SUMATION shall reimburse half of such travel expenses to SUMITOMO.

3.	Except for those specified in Article 7.2 above, the travel expenses for the transfer to working places within SUMATION shall be borne by SUMATION and paid directly to Secondee in accordance with the internal rules and regulations of SUMATION.

Article 8. (Compensation for Condolences and Congratulations)

Compensation for Condolences and Congratulations (Keicho-mimai-kin) shall be paid directly to Secondee both by SUMITOMO and SUMATION in accordance with each internal rules and regulations respectively.

Article 9. (Social Insurance)

1.	The qualifications of Secondee obtained as a SUMITOMO’s employee for the mandatory social insurance programs under the law of Japan (including without limitation health insurance, welfare pension insurance and employment insurance) (hereinafter called “Social Insurance Programs”) shall be maintained by SUMITOMO during the Secondment Period.

2.	The SUMATION shall bear and reimburse to SUMITOMO the employer’s portion of the premiums for the Social Insurance Programs and the Children’s Allowance Funds during the Secondment Period. The amount and payment of such reimbursement shall be determined in accordance with the internal rules and regulations of SUMITOMO.

3.	Notwithstanding Article 9.2 above, in case Secondee is assigned a director or an auditor of SUMATION (except the case where such Secondee is also a SUMATION’s employee concurrently with a director or an auditor of SUMATION) during the Secondment Period, the employer’s portion of premium within the Social Insurance Programs for the employment insurance shall be borne by SUMITOMO during the period of such assignment.

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4.	If the secondment of Secondee commences on a day other than on the first day of a month or terminates on a day other than on the last day of a month, the premiums for the Social Insurance Programs for the month of the commencement shall be born by SUMATION and those for the month of the termination shall be born by SUMITOMO.

5.	Secondee shall be covered with Labor’s Accident Compensation Insurance of SUMATION; provided, however, that SUMATION shall bear and reimburse to SUMITOMO the premium for Labor’s Accident Compensation Insurance which amount shall be decided in accordance with the internal rule and regulations of SUMITOMO.

6.	Notwithstanding Article 9.5 above, Secondee who is assigned a director or an auditor of SUMATION (except the case where such Secondee is an employee of SUMATION concurrently with a director or an auditor of SUMATION) shall not be covered by either Labor’s Accident Compensation Insurance of SUMATION or that of SUMITOMO.

Article 10. (Workman’s Accident Compensation for Secondee )

In case Secondee suffers any injury or death in the course of his duties or responsibilities for SUMATION, SUMATION shall compensate Secondee for such injury or death in accordance with the internal rules and regulations of SUMATION.

Article 11. (Company house)

1.	In case Secondee needs a company house for the work for SUMATION, SUMATION shall provide Secondee with its company house or an accommodation equivalent thereto and shall collect rent directly from Secondee or pay directly to Secondee the rent for such accommodation in accordance with the internal rules and regulations of SUMATION.

2.	In case Secondee is allowed by SUMITOMO to use a SUMITOMO’s company house during the Secondment Period, SUMATION shall pay rent for such company house to SUMITOMO in accordance with the internal rules and regulations of SUMITOMO.

Article 12. (Health examination)

Periodical health examinations (including detailed specific ones) of Secondee shall be provided by SUMITOMO and the expenses incurred by such health examinations shall be borne by SUMATION.

Article 13. (Welfare facilities)

Secondee shall have a right to use SUMATION’s and SUMITOMO’s welfare facilities in accordance with the respective internal rules and regulations of SUMATION and SUMITOMO.

Article 14. (Method of reimbursement)

Unless otherwise specified herein or agree by the parties hereto, the reimbursement by SUMATION to SUMITOMO hereunder shall be made by transferring corresponding amount of money for a month at the end of the next month into the following bank account of SUMITOMO:

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Name of Bank: Sumitomo Mitsui Banking Corporation, Tokyo Main Office

Account Number: 219425

Name for the Account: Sumitomo Chemical Co., Ltd.

Article 15. (Obligation of notification)

The parties hereto shall communicate to each other concerning Secondee’s changes in position, title, place of work, wages, family, address, and other matters agreed by the parties hereto.

Article 16. (Others)

If the matters arise which are not specified herein, both parties shall make a good faith consultation to find out a solution whenever such consultation becomes necessary.

This Agreement is prepared in duplicate and both parties hereto shall keep one copy each for their respective files.

Sumitomo Chemical Co., Ltd.		Sumation Co., Ltd.

Name:	Makoto Hara	Name:	Susumu Miyazaki
Title:	Executive Officer	Title:	President

Date:		Date:

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Appendix 19.2

Business Service Agreement

Business Service Agreement

Cambridge Display Technology Limited of Building 2020, Cambourne Business Park, Cambridgeshire, CB3 60W (“CDT LTD”) and Sumation Company Limited, a company incorporated under the laws of Japan, having its principal place of business at 27-1, 2 chome, Shinkawa, Chuo-ku, Tokyo 104-8260, Japan (hereinafter referred to as “SUMATION”) agree as follows regarding head office service contract and lease of facilities.

Article 1. (Head office services)

1.1	SUMATION shall contract CDT LTD to provide the following services relating to management and operation of SUMATION (hereinafter referred to as “Head Office Services”) and CDT LTD shall provide the Head Office Service to SUMATION.

(1)	Services related to patent administration

(2)	Other services on which SUMATION and CDT LTD agree are to be provided from time to time at reasonable rates to be agreed between the parties.

1.2	SUMATION shall pay to CDT LTD the amounts specified in Exhibit hereto in consideration for the Head Office Services. Such amounts shall be reviewed on an annual basis. In addition SUMATION shall pay to CDT LTD all reasonable costs and disbursements reasonably charged to CDT LTD by third parties engaged to assist in relation to such Head Office Services. Notwithstanding above, in case such consideration is deemed inappropriate due to certain reasons such as significant workload change of the Head Office Services, the parties hereto shall negotiate in good faith an appropriate revision of such consideration.

Article 2. (Terms of payment)

Upon receipt of semi-annual invoice from CDT LTD, SUMATION shall pay in cash to CDT LTD consideration stipulated in this Agreement within one month.

Article 3. (Obligation of the care of a good manager)

CDT LTD shall provide the Head Office Services, with commercially reasonable care and professional manner of work.

Article 4. (Confidentiality)

During the term of this Agreement and a five (5) year period thereafter, SUMATION and CDT LTD shall keep in confidence information of the other party obtained through the execution or from this Agreement, and shall not disclose to any third party nor use it for any purpose other than the purpose hereunder without prior written consent from the other party, provided that these obligations shall not apply to any information which

(1)	at the time of its receipt was in the possession of the recipient or known to the public;

(2)	is or becomes known to the public through no fault of the receiving party;

(3)	becomes known to the receiving party from a third party who has a lawful right to disclose the information

Article 5. (Indemnification)

SUMATION shall indemnify, defend and hold CDT LTD and its directors, officers and employees and other representatives harmless from any damages, loss, cost, claim or liability (including fees and expenses) relating to or arising out of the Head Office Services by CDT LTD.

Article 6. (Non assignability)

SUMATION and CDT LTD shall not assign any rights or obligations under this Agreement without prior written consent of the other party.

Article 7. (Breach of Agreement)

If SUMATION or CDT LTD fails to abide by any of the terms and conditions of this Agreement, the non-defaulting party may terminate this Agreement upon sixty (60) days prior notice to that effect, except for the case such failure or default is remedied by the defaulting party and such defaulting party inform so to the non-defaulting party within said sixty (60) days period.

Article 8. (Force Majeure)

If, by reason of Force Majeure such as acts of God and the imposition of or compliance with any applicable law, regulation, decree, order or request of any governmental authority, SUMATION or CDT LTD is unable, in whole or in part, to perform any obligation under this Agreement, or behind determined schedules, then such party shall be relieved of any and all liability for failing to so perform provided that such party gives prompt notice to the other party as to the commencement and nature of the Force Majeure occurrence, and use its best efforts to remedy the situation to minimize the damage to the other party estimated to be caused by the Force Majeure occurrence.

Article 9. (Term)

9.1 This Agreement shall come into force on the date of execution of this Agreement and shall continue for the end of March 31, 2007. After this period, this Agreement shall be extended automatically from year to year for one (1) year term unless it is terminated by three (3) month prior notice before the end of such period.

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9.2 Notwithstanding Article 9.1, Articles 4, 5 and 10 shall survive after termination of this Agreement.

Article 10. (Governing Law)

This Agreement shall be governed by, construed and enforced in New York Law. Any and all disputes arising from hereunder shall be finally settled using arbitration under the rules of arbitration of International Chamber of Commerce. The arbitration shall be held in Tokyo, Japan.

In witness where of this Agreement is executed in two counterparts and each of the copies shall be retained by each party.

Cambridge Display Technology Limited		Sumation Company, Limited

Name:	Stephen Chandler	Name:	Susumu Miyazaki

Title:	Director	Title:	President

Date:		Date:

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